As filed with the Securities and Exchange Commission on August 22, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
Bluerock Enhanced Residential REIT, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

680 5th Avenue, 16th Floor
New York, New York 10019
(212) 843-1601
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

R. Ramin Kamfar
CEO
Bluerock Enhanced Residential REIT, Inc.
680 5th Avenue, 16th Floor
New York, New York 10019
(212) 843-1601
(646) 278-4220 (Telecopy)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

James L. Weinberg, Esq.	Thomas G. Voekler, Esq.
Hirschler Fleischer, A Professional Corporation	Hirschler Fleischer, A Professional Corporation
2100 East Cary Street	2100 East Cary Street
Richmond, Virginia 23223	Richmond, Virginia 23223
(804) 771-9500	(804) 771-9500
(804) 644-0957 (Telecopy)	(804) 644-0957 (Telecopy)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities Being	Amount	Offering Price	Aggregate	Registration
Registered	to be Registered(1)	per Share	Offering Price(2)	Fee
Common Stock, $.01 par value per share	100,000,000 shares	$10.00	$1,000,000,000	$39,300.00
Common Stock, $.01 par value per share	30,000,000 shares	$9.50	$285,000,000	$11,200.50

(1)	Includes 100,000,000 shares offered to the public and 30,000,000 shares offered to stockholders pursuant to our distribution reinvestment plan, all of which are being offered pursuant to the prospectus contained in this registration statement. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We cannot sell any of the securities described in this prospectus until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED AUGUST 22, 2008

PROSPECTUS

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.
Maximum Offering of 130,000,000 Shares of Common Stock
Minimum Offering of $2,500,000 in Shares of Common Stock
Bluerock Enhanced Residential REIT, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. We intend to acquire a diversified portfolio of residential real estate and real estate related investments, with a primary focus on well-located institutional quality apartment properties with strong and stable cash flows, and to implement what we refer to as our ‘Enhanced Residential’ operating initiatives which we believe will increase rents, tenant retention, property values and lead to increased returns for our investors. We also intend to acquire well-located residential properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time constrained sellers. We will also seek to originate or invest in real estate-related securities that we believe present the potential for high current income or significant total return, including but not limited to mortgage, bridge or mezzanine loans, preferred or other equity securities, and may invest in entities that make similar investments.
We are offering a maximum of 100,000,000 shares and a minimum of $2,500,000 in shares of our common stock at a price of $10.00 per share, with discounts available to investors who purchase more than 50,000 shares and to other categories of purchasers. We also are offering up to 30,000,000 shares pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is generally 250 shares, or $2,500.
This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 20 for a discussion of material risk factors, which include the following:

•	We are a newly-formed entity. As of the date of this prospectus, we do not own any investments and our advisor has not identified any investments for us to acquire. If we are unable to acquire suitable properties or investments, or suffer a delay in doing so, we may not have cash flow available for distribution to you as a stockholder.
•	Investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them.
•	Our officers and non-independent directors also serve as officers and owners of our advisor and its affiliates, and will experience significant conflicts created by our advisor’s compensation arrangements with us and other programs advised by them, by their affiliates and by affiliates of our advisor.
•	The agreements between our advisor and us, and between our advisor’s affiliates and us, were not negotiated at arm’s-length and require us to pay substantial compensation to our advisor and its affiliates.
•	Other programs owned or advised by our officers and non-independent directors or their affiliates may compete with our company for the time and attention of these executives, and our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among their affiliated entities and us.
•	Compensation paid to our advisor in connection with transactions involving the purchase and management of our investments will be based principally upon the cost or amount of our investment, not upon the quality of the investment or of the services rendered to us. This arrangement could influence our advisor to recommend riskier or unsuitable transactions to us.
•	We will rely totally on our advisor to manage our business and assets.
•	If we raise substantially less than the maximum offering, we may not be diversified and your investment will be more exposed to fluctuations on specific properties.
•	We may incur debt exceeding 300% of our net assets in certain circumstances, which could lead to losses on certain highly leveraged assets and to an inability to pay distributions to our stockholders.
•	We may fail to qualify as a REIT, which may have adverse tax consequences to you.
•	We intend to issue 1,000 shares of non-participating, non-voting, convertible stock to our advisor, at a price of $1.00 per share. The convertible stock will convert into shares of our common stock upon certain events, which will decrease the percentage of shares owned by stockholders purchasing in this offering.
•	There is no assurance that cash flow from operations or funds from operations will be sufficient to provide distributions to our stockholders.
•	There is no requirement to liquidate our company or list our shares on a stock exchange by a specified date.
•	No public market for our common stock may ever develop. Thus, you may not be able to resell your shares at the offering price, or at all. There are significant restrictions on the ownership, transfer and redemption of your shares.
The Offering:

		Sales	Dealer	Net Proceeds
	Price to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	2,500,000	175,000	62,500	2,262,500
Total Maximum	1,000,000,000	70,000,000	25,000,000	905,000,000
Distribution Reinvestment Plan
Per Share	9.50	0	0	9.50
Total Maximum	285,000,000	0	0	285,000,000

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of          , 2008. We will amend or supplement this prospectus if there are any material changes in our affairs.

The dealer manager for this offering is Select Capital Corporation, which is not affiliated with our company or our advisor. The dealer manager will use its best efforts to sell the shares. Prior to the minimum amount being sold, your investment will be placed in an interest-bearing escrow account with           Bank, as escrow agent, with interest accruing to the benefit of investors. No funds will be disbursed in accordance with this prospectus until we have received and accepted subscriptions for at least $2,500,000 in shares. Affiliates of our company and our advisor may purchase shares in this offering net or partially net of selling commissions, dealer manager fee and due diligence expense, but no shares purchased by affiliates of our advisor or by any of their respective officers or directors will count towards the minimum offering amount needed to break escrow.

We expect to sell shares until the earlier of          , 2010, or the date on which the maximum offering has been sold. If we decide to continue our offering beyond          , 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond          , 2010. In many states, we will need to renew the registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time. If we do not sell $2,500,000 in shares before          , 2009, this offering will be terminated and our escrow agent, within three business days of the termination of this offering, will send you a full refund of your investment (with interest) and without deduction for escrow expenses.

The date of this Prospectus is        , 2008

Page

PRIOR PERFORMANCE SUMMARY	90
Prior Investment Programs	90
Bluerock	91
Orion	93
CONFLICTS OF INTEREST	94
Competition for the Time and Service of Our Advisor and Its Affiliates	94
Allocation of Investment Opportunities	94
Acquisitions From Our Advisor and Its Affiliates	95
We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships	96
Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties in a Joint Venture Arrangement with Our Advisor’s Affiliates	96
Joint Venture Investments	96
Property Management Services may be Rendered by Our Advisor’s Affiliates to our Competitors	96
Receipt of Fees and Other Compensation by Our Advisor and its Affiliates	96
Legal Counsel for us, Our Advisor and some of our affiliates is the Same Law Firm	96
Certain Conflict Resolution Measures	97
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	100
General	100
Eligibility	100
Administration	101
Enrollment	101
Costs	101
Purchases and Price of Shares	101
Distributions on Shares Held in the DRIP	101
Account Statements	101
Certificates for Shares	102
Termination of Participation	102
Amendment and Termination of the DRIP	102
Voting of Shares Held Under the DRIP	102
Stock Dividends, Stock Splits and Rights Offerings	102
Responsibility of the DRIP Administrator and the Company Under the DRIP	102
Federal Income Tax Consequences of Participation in the DRIP	102
PROPOSED SHARE REPURCHASE PLAN	103
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	106
General	106
Results of Operations	106
Liquidity and Capital Resources	106
Distributions	107
Funds From Operations	107
PRINCIPAL STOCKHOLDERS	108
DESCRIPTION OF CAPITAL STOCK	108
General	108
Common Stock	108

v

INVESTOR SUITABILITY STANDARDS

An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity. We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining suitability of an investor, net worth in all cases must be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account. These suitability standards are intended to help ensure, given the high degree of risk inherent and the long-term nature of an investment in our shares and the relative illiquidity of our shares, that shares of our common stock are an appropriate investment for those of you who become investors.

Some states in which we sell may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of the states in which we intend to sell may establish suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company; we must and shall adhere to those state standards when selling to investors residing in such states.

In general, the minimum purchase is 250 shares of our common stock, or $2,500. Only in very limited circumstances may you transfer, fractionalize or subdivide your shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in shares of our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under our distribution reinvestment plan, which may be in lesser amounts.

Ensuring Our Suitability Standards Are Adhered To

In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page. See Exhibit B. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that the purchase of our common stock is a suitable and appropriate investment for each stockholder in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors, and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our dealer manager’s agreements with the selling broker dealers require such broker dealers to (a) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (b) transmit promptly to us all fully completed and duly executed Subscription Agreements.

Note, by signing the Subscription Agreement Signature Page, you will be representing and warranting to us that you have received a copy of this prospectus, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with all federal and state law requirements with respect to resale of our shares of common stock. The representations and warranties by you will be relied upon by us to help ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards regarding your investment in our company. Note further, in the event that you or another stockholder or a regulatory authority seeks to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to applicable investor suitability requirements, we will use the representations and warranties made by you in the Subscription Agreement, including the Subscription Agreement Signature Page, as a defense to any such potential liability. By making those representations and warranties to us, you will not, however, waive any rights that you may have under federal or state securities laws.

Escrow Account

Subscription proceeds will be placed in an interest-bearing account with the escrow agent until subscriptions for at least the minimum offering of $2,500,000 have been received and accepted by us.

Shares purchased by our advisor, its officers or employees or its affiliates, or shares issued to or purchased by our officers or directors, will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. This will occur from the time the investment is deposited with the escrow agent until:

•	you are accepted by us as a stockholder; or

•	the offering is terminated, whichever comes first.

Subscribers may not otherwise withdraw funds from the escrow account.

Restrictions Imposed by the PATRIOT Act and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any person who is a:

•	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This summary highlights the material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 20. References in this prospectus to “us,” “we,” “our” or “our company” refer to both Bluerock Enhanced Residential REIT, Inc. and our operating partnership, Bluerock Enhanced Residential Holdings, L.P., unless the context otherwise requires; references to “our advisor” means Bluerock Enhanced Residential Advisor, LLC.

Bluerock Enhanced Residential REIT, Inc.

Bluerock Enhanced Residential REIT, Inc., the Company, is a recently formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code for our first taxable year.

We intend to acquire a diversified portfolio of residential real estate and real estate related investments, with a primary focus on well-located institutional quality apartment properties with strong and stable cash flows, and to implement what we refer to as our ’Enhanced Residential’ operating initiatives which we believe will increase rents, tenant retention, property values and lead to increased returns for our investors. We also intend to acquire well-located residential properties that we believe present significant opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time constrained sellers. We will also seek to originate or invest in real estate-related securities that we believe present the potential for high current income or significant total return, including but not limited to mortgage, bridge or mezzanine loans, preferred or other equity securities, and may invest in entities that make similar investments.

Subject to the provisions of our charter, some of these investments may be made in connection with programs sponsored, managed or advised by our affiliates. We have not identified any specific assets and are considered a blind pool.

We will operate in an umbrella partnership REIT, or UPREIT, structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own substantially all of the properties that we acquire. Our operating partnership is Bluerock Enhanced Residential Holdings, L.P., a recently formed Delaware limited partnership. We are its sole general partner and will become a limited partner of the operating partnership upon contributing to it the net proceeds of this offering. Our advisor is a limited partner of our operating partnership, having purchased 22,727 units of limited partnership interest therein for $200,000.

The principal executive offices of our company and our advisor are located at 680 Fifth Avenue, 16th Floor, New York, New York 10019. Our dealer manager is Select Capital Corporation, which is located at 3070 Bristol Street, Suite 500, Costa Mesa, California 92626. Our telephone number is (877) 680-1031 and the telephone number of our dealer manager is (714) 545-5002.

Our Advisor

Bluerock Enhanced Residential Advisor, LLC, our advisor, is a Delaware limited liability company formed in July 2008 to serve as an external advisor for our company. BER Holdings, LLC, an affiliate of Bluerock Real Estate, L.L.C., or Bluerock, and Orion Realty Advisors II, LLC, an affiliate of Orion Residential, LLC, or Orion, will own the advisor. BER Holdings, LLC is owned by R. Ramin Kamfar, James G. Babb, III and certain other officers of Bluerock and Orion Realty Advisors II, LLC is owned by Daniel J. Gumbiner, Scott K. Knauer, Scott R. Price and certain other officers of Orion. Mr. Kamfar controls BER Holdings, LLC, which owns 92.5% of our advisor.

Mr. Kamfar is Chairman and Chief Executive Officer of our company and Chief Executive Officer of our advisor. Mr. Babb is President and Chief Investment Officer of our company and of our advisor. Messrs. Kamfar and Babb are also owners and members of the senior management of Bluerock, our sponsor.

Mr. Gumbiner is Chief Acquisition Officer — Eastern United States for our advisor, and Mr. Knauer is Chief Acquisition Officer — Western United States for our advisor. Messrs. Gumbiner and Knauer are also owners and members of the senior management of Orion, our co-sponsor.

The executive team of our advisor will draw upon the relationships and resources of Bluerock and Orion and provide us with extensive experience in the residential real estate industry.

Our Sponsor — Bluerock

Bluerock is a national real estate investment firm based in Manhattan, with a focus on acquiring, managing and developing apartment and office properties throughout the United States. Since its inception in 2002, Bluerock has been involved in residential and office real estate projects consisting of approximately 4 million square feet and in excess of $800 million in total acquisition and development costs. Bluerock serves as the manager of two private real estate funds.

Mr. Kamfar is the founder, Chairman and Chief Executive Officer of Bluerock. Mr. Kamfar has 20 years of experience in building operating companies, and in various aspects of real estate, investment banking, public and private financings, and acquisitions. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, NY, where he specialized in mergers and acquisitions, corporate finance and private placements. From 1993 to 2002, Mr. Kamfar grew a company he founded from a startup into a leading fast casual restaurant chain in the United States, primarily through a series of acquisitions, turnarounds, and consolidations of several operating companies to create New World Restaurant Group, Inc., with approximately 800 locations and $400 million in gross revenues in 35 states and Washington, D.C. and a portfolio of brands which included Einstein Bros.® and Noah’s NY Bagels®. During this period, Mr. Kamfar served primarily as Chief Executive Officer and Chairman of the Board of the company. Since 2002, Mr. Kamfar, through Bluerock, has been involved in residential and office real estate projects in excess of $800 million in total acquisition and development costs.

Mr. Babb is the Managing Director and Chief Investment Officer of Bluerock. Mr. Babb has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of institutional investment funds since 1992. From 1992 to 2003, Mr. Babb helped lead the residential and office acquisition initiatives for Starwood Capital Group, or Starwood Capital. Starwood Capital was formed in 1992 and, during Mr. Babb’s tenure, launched seven private real estate funds on behalf of institutional investors, each of which had investment objectives similar to ours (but not limited to residential investments), and which in the aggregate ultimately invested approximately $8.0 billion in 250 separate transactions. During such period, Mr. Babb led the structuring of over 75 investment transactions, totaling approximately $2.5 billion of asset value in more than 20 million square feet of residential, office and industrial properties located in 25 states and 7 foreign countries, including a significant number of transactions that were contributed at a substantial profit to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), and to create iStar Financial (NYSE: SFI). Mr. Babb also led Starwood Capital’s efforts to expand its platform to invest in England and France.

Our Co-Sponsor — Orion

Orion is a national residential investment company with offices in Chicago, Seattle and Phoenix with a primary focus on the ’Enhanced Residential’ strategy. Founded in 2004 by Messrs. Daniel J. Gumbiner, Scott K. Knauer and Scott R. Price, Orion has acquired a residential property portfolio in excess of $1.0 billion dollars, consisting of 18 projects and approximately 9,500 units as an operating partner for a number of nationally prominent institutional investors including Starwood Capital Group, GE Real Estate, Guggenheim Real Estate and Strategic Capital Real Estate Advisors. In a number of these projects, Orion has implemented the ’Enhanced Residential’ operating initiative to increase net operating income, tenant retention and the value of these properties. Orion’s founders collectively have over 70 years of real estate experience, encompassing related disciplines in acquisitions, development, property management, construction management, asset management, investment brokerage, and dispositions. In addition, the Orion team has international investment experience in Western Europe, Asia, Mexico and Latin America.

Mr. Gumbiner serves as the Chief Executive Officer, President and Chief Financial Officer of Orion. Mr. Gumbiner has over 25 years of financial and real estate experience and has completed in excess of $5.0 billion of real estate transactions during his career. Mr. Gumbiner has extensive relationships with public and private pension funds, corporate investors, the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac. Prior to founding Orion, from 1997 to 2003, Mr. Gumbiner served as the Chief Operating Officer and Chief Financial Officer of TVO Realty Partners, a large private owner and operator of multi-family properties in the United States, which owned or operated approximately 25,000 units during his tenure. Among other professional affiliations, Mr. Gumbiner serves on the board of directors of the National Multifamily Housing Council.

Mr. Knauer serves as the Chief Investment Officer of Orion. Mr. Knauer has has over 20 years of real estate experience, and has participated, as a principal, advisor and agent, in the acquisition, ownership, development, management, renovation and divestiture of approximately $2.0 billion in real estate assets. Mr. Knauer was a founding principal and, from 1997 to 2003, served as Chief Executive Officer of Summit Management, an apartment management and advisory company, which with its predecessor Granada Management, owned and operated over 10,000 apartment units in Arizona and Florida. Mr. Knauer was additionally involved as a principal and advisor in the development, acquisition and management of more than 2,000 apartment units located in the Western United States. Mr. Knauer previously served as a local operating partner for Starwood Capital, during the tenure of Mr. Babb, our President and Chief Investment Officer, at Starwood Capital. As a local operating partner with Starwood Capital, Mr. Knauer led the acquisition, redevelopment and management efforts on a number of apartment communities located in Phoenix and Tucson, some of which were later contributed by Starwood Capital to the initial public offering of Equity Residential Properties Trust. Among other professional affiliations, Mr. Knauer serves on the board of directors of the National Multifamily Housing Council.

Summary Risk Factors

An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page 20 before investing in our company. Such risks include, but are not limited to, those set forth below. However, while the material risks are listed in this Prospectus Summary, you should additionally consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock, including the matters discussed in the section entitled “Risk Factors.”

•	We are a newly-formed entity. As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. We have not committed any of the expected net proceeds from this offering to any specific investment. Investors will not be able to evaluate the economic or other merits of any of our investments prior to our making them. We may be unable to invest the net proceeds on terms acceptable to investors, or at all. Also, if we are unable to acquire properties we deem suitable, or suffer a delay in making substantial acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

•	Our officers and non-independent directors have substantial conflicts of interest because they also are officers and owners of our advisor and its affiliates, including Bluerock and Orion and their respective affiliates. Bluerock and Orion each also serve as advisors, managers and sponsors of other private real estate programs and properties. These officers and directors will experience significant conflicts, created by our advisor’s compensation arrangements with us, and by other programs sponsored by Bluerock and Orion, which may compete with our company for the time and attention of these executives. Our officers and non-independent directors will experience conflicts of interest in allocating investment opportunities among their affiliated entities and us.

•	Any existing or future agreements between us and our advisor, and its affiliates, including agreements relating to their compensation, were not and will not be reached through arm’s-length negotiations. Compensation to our advisor or its affiliates in connection with transactions involving the purchase and management of our investments will be based principally upon the cost or amount of our investment, not upon the quality of the investment or of the services rendered to us. This arrangement could influence our advisor to recommend to us riskier or unsuitable transactions. Thus, such agreements may not solely reflect your best interests as a stockholder of our company.

•	We will rely on our advisor, an affiliate of our officers and non-independent directors, to manage our business and select and manage investments. The success of our business will depend on the success of our advisor in performing these duties. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt this process and/or the operation of our properties and, therefore, materially decrease our earnings and the possibility of distributions being made to you.

•	To the extent we sell substantially less than the maximum number of shares in this offering, we may not have sufficient funds, after the payment of offering and related expenses, to acquire a diverse portfolio of properties. Any such resulting lack of property and/or geographic diversification would materially increase the risks associated with investing in our company.

•	Under our charter, the maximum amount of our indebtedness may not exceed 300% of our “net assets,” as defined by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”), as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and if the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess. In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests and a limit of 85% for any individual real estate assets. Our policy limitation, however, will not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent primary offering prior to listing our shares on a national stock exchange, and have invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire, but only to the extent that our board of directors determines that borrowing these amounts is reasonable.

•	Any distributions we pay to you as a shareholder may include a return of capital and not a return on your capital.

•	We may fail to qualify as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders. We anticipate that some of our properties may need to be owned or sold through taxable REIT subsidiaries, which would diminish the return to our stockholders.

•	If we do not have sufficient cash flow from operations or funds from operations, we may be required to borrow money, sell assets or issue new securities in order to raise cash or use financing proceeds, including offering proceeds and investment proceeds, to pay distributions, if any; further, our charter does not prohibit us from paying distributions from the proceeds of this offering.

•	There is no public market for our common stock and it may never be listed on a national securities exchange or quoted on a national market system. Prior to such listing, if any, it is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them. There are other significant restrictions on the ownership, transfer and redemption of your shares.

•	We intend to issue 1,000 shares of non-participating, non-voting, convertible stock to our advisor, at a price of $1.00 per share. The convertible stock will convert into shares of our common stock upon certain events, which will decrease the percentage of shares owned by stockholders purchasing in this offering.

•	Our board of directors has the ability, without your approval, to issue and set the terms of issuance for up to 50 million shares of preferred stock, including preferred stock having superior dividend rights to our common stock, which issuance of preferred stock may deter or prevent a sale of or other investment in our company in which you could profit.

•	We anticipate that we will make investments through joint ventures. Investments in joint ventures that own real estate development projects and real properties may involve risks otherwise not present when we purchase real properties directly. For example, our joint venture partner may file for bankruptcy protection, may have economic or business interests or goals that are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives.

•	We anticipate that we will invest in residential development projects. These investments involve risks beyond those presented by stabilized, income-producing real properties, such as the developer’s ability to control costs, failure to perform, failure to develop or redevelop in conformity with plan specifications and timetables, and failure to lease up or sell the completed project on expected terms. These risks may diminish the return to our stockholders.

•	We anticipate that we will invest in mezzanine and bridge loans originated for residential acquisitions and for development projects. Mezzanine and bridge loans involve greater risk of loss than senior secured loans because such investments may be partially or entirely lost as a result of foreclosure by the senior lender.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives would be substantially impaired. In turn, the value of your common stock and our ability to make distributions to you would be materially reduced.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable as fiduciaries to us and to our stockholders. A majority of our board of directors, including a majority of our independent directors, must determine that the consideration paid for each property acquired by us is based on the fair market value of the property as determined by our directors. Upon the commencement of this offering, our board of directors will consist of five members, three of whom will be independent directors. Although we have not identified the independent members of our board of directors, a majority of the directors will be independent of our advisor and will have responsibility for reviewing its performance. Our directors will be elected annually by our stockholders.

Our Investment Objectives

Our primary investment objectives are to:

•	preserve and protect your capital investment,

•	provide you with attractive and stable cash distributions, and

•	increase the value of our assets to generate capital appreciation for you.

Description of Real Estate Investments

We intend to focus on the acquisition of a diverse portfolio of residential real estate assets and real estate related investments. We plan to diversify our portfolio by investment type, size, property location and risk with the goal of attaining a portfolio of residential real estate and real estate-related assets that will provide attractive and stable returns to our investors, with potential for capital appreciation. Our targeted portfolio allocation is as follows:

•	Enhanced Residential. We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality residential properties that we believe demonstrate strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Further, as appropriate, we intend to implement our ’Enhanced Residential’ operating initiatives, which we anticipate will create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover. See “Prospectus Summary — Enhanced Residential Strategy” and “Investment Objectives and Policies — ’Enhanced Residential’ Strategic and Operating Initiatives” on p. 56.

•	Value-Added Residential. We intend to allocate approximately 30% of our portfolio to investments in well-located value-add residential properties that offer a significant possibility for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our ’Enhanced Residential’ operating initiatives to these properties as well.

•	Real Estate Securities. We intend to allocate approximately 20% of our portfolio to other real estate-related investments with the potential for high current income or significant total returns. These investments could include first and second mortgages, mezzanine, bridge and other loans, debt and other securities related to or secured by real estate assets, and common and preferred equity, which may include equity securities of other REITs and real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with programs sponsored, managed or advised by our affiliates or those of our advisor.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forgo an attractive investment because it does not fit within our targeted asset class or portfolio composition.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an acquisition, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our portfolio composition may vary substantially from the target portfolio described above.

As of the date of this prospectus, we have neither identified, contracted to acquire nor acquired any investments, nor have we identified any assets in which there is a reasonable probability that we will invest. We generally intend to hold the properties in which we invest for two to six years, which under current market conditions we believe is the optimal period to enable us to implement our “Enhanced Residential” initiatives and capitalize on the potential for increased income and capital appreciation. However, economic and market conditions may cause us to adjust our target holding period in order to maximize our potential returns.

Additionally, as a property or other investment reaches what we believe to be its optimum value, we will consider disposing of it and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties or investments that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur during the period from two to six years after the date of acquisition. However, we may consider investments with different anticipated holding periods in the event they provide an opportunity for a more attractive overall return.

We will typically hold fee title or a long-term leasehold estate in the properties we acquire. However, subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other programs sponsored by affiliates of our advisor.

Enhanced Residential Strategy

Our Enhanced Residential strategy consists of a series of operating initiatives which we believe can create a sustainable competitive advantage by going beyond the traditional apartment renovation program to attract two lucrative and rapidly growing segments of the multifamily market by targeting the groups’ desire for a ‘sense of community’ by creating a place to gather, socialize and interact in a highly amenitized environment. Our Enhanced Residential strategy primarily targets two following segments of the multifamily market:

•	Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include older cohorts of the ’Echo Boomer’ generation, along with Baby Boomers who have become empty nesters, and are seeking to live a simpler lifestyle and shed their homeowner chores.

•	Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps for a bigger house purchase at a later date), to spend it on other goods and services, to invest it in something other than housing, or are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence.

In implementing these initiatives we seek to convert the perception of the apartment community from that of a solely functional product (i.e. as solely a place to live) to the apartment as a lifestyle product or community (i.e. as a place to live, interact, and socialize) by incorporating cosmetic and architectural improvements, modest renovation and repositioning and the incorporation of technology, to establish a sense of comfort, community and social gathering place, in order to create an enhanced perception of value among residents, to allow for premium rental rates and result in enhanced resident retention.

In addition, where appropriate, our initiatives may include a “Green Lifestyle” program that incorporates environmentally sound and energy efficient products to enable the residents to live an environmentally friendly lifestyle, which we believe will further develop a sense of community by appealing to our target markets’ social and environmental concerns.

As a further benefit, by appealing to and attracting the upper income segments of the rental market, we believe the initiatives can generate significant additional revenue-enhancing options at the properties, including the ability to provide and charge for premium units, upgrade packages, equipment rentals such as washer and dryers, flat screen televisions and premium sound systems.

Our Leverage Policy

There is no limitation on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness may not exceed 300% of our “net assets,” as defined by the NASAA REIT Guidelines, as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and if the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess. In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests and a limit of 85% for any individual real estate assets. Our policy limitation will only apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors, including a majority of our independent directors, determines that borrowing these amounts is reasonable. Our board of directors must review our aggregate borrowings at least quarterly. We have not established any financing sources at this time.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

Regulation

Residential communities which we may acquire or in which we might otherwise invest may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Our Dealer Manager

Select Capital Corporation will serve as the dealer manager of this offering. Select Capital Corporation is located at 3070 Bristol Street, Suite 500, Costa Mesa, California 92626, and its telephone number is (714) 545-5002.

This Offering

We are offering for sale a maximum of 100,000,000 shares and a minimum of $2,500,000 in shares of our common stock. Each share has a purchase price of $10.00. In general, the minimum number of shares you may purchase is 250. However, some states may require a higher minimum purchase, in which case the applicable state’s requirements will govern. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. In addition, we expect to issue up to 30,000,000 shares to stockholders who elect to participate in our distribution reinvestment plan, during the term of the plan. We reserve the right to reallocate the shares we are offering between the primary offering (100,000,000 shares) and our distribution reinvestment plan (30,000,000 shares).

We expect to sell shares until the earlier of          , 2010, or the date on which the maximum offering has been sold. If we decide to continue our offering beyond          , 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond          , 2010. In many states, we will need to renew the registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If we do not sell $2,500,000 in shares before          , 2009, this offering will be terminated and our escrow agent, within three business days of the termination of this offering, will send you a full refund of your investment (with interest) and without deduction for escrow expenses.

In addition to the shares to be issued pursuant to this offering, we intend to issue to our advisor 1,000 shares of non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering.

Estimated Use of Proceeds

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 89.37% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.91% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions, a dealer manager fee or organization and offering costs incurred for the primary offering, on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including		( Not Including		(Including
	Distribution		Distribution		Distribution
	Reinvestment Plan)		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$1,000,000,000	100%	$1,285,000,000	100%
Less Public Offering Expenses:
Selling Commissions	175,000	7.00%	70,000,000	7.00%	70,000,000	5.45%
Dealer Manager Fee(1)	62,500	2.50%	25,000,000	2.50%	25,000,000	1.95%
Organization and Offering Costs(2)	112,500	4.50%	15,000,000	1.50%	15,570,000	1.21%
Accountable Due Diligence Expense(3)	12,500	0.50%	5,000,000	0.50%	5,000,000	0.39%
Amount Available for Investment	2,137,500	85.50%	885,000,000	88.50%	1,169,430,000	91.01%
Acquisition Fees and Expenses:(4)(5)
Acquisition Fees(4)(5)(6)	32,063	1.28%	13,275,000	1.33%	17,541,450	1.37%
Acquisition Expenses(7)	6,413	0.26%	2,655,000	0.27%	3,508,290	0.27%
Amount Available for Investment in Assets	$2,099,025	83.96%	$869,070,000	86.91%	$1,148,380,260	89.37%

(1)	We will pay the dealer manager a fee in an amount equal to 2.5% of the gross offering proceeds, except no selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow up to 1.25% of the gross offering proceeds to wholesalers and national sales personnel who may or may not be affiliated with us. The dealer manager may reallow a portion of its dealer manager fee, up to 1.0% of the gross offering proceeds, for non-accountable marketing fees and expenses to selling broker-dealers participating in this offering.

(2)	Includes all expenses (other than selling commissions, the dealer manager fee and accountable due diligence expenses) to be paid or reimbursed by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers. Organization and offering costs relating to the distribution reinvestment plan are estimated at 0.2% of the gross proceeds of shares sold pursuant to the distribution reinvestment plan.

(3)	We will reimburse selling broker-dealers participating in this offering for their accountable bona fide due diligence expenses. We estimate this expense reimbursement will be approximately 0.5% of the gross offering proceeds.

(4)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, we intend to leverage our investments with debt. Our charter permits us to incur aggregate indebtedness up to but not exceeding 300% of our “net assets,” as defined by the NASAA REIT Guidelines, except if a majority of the independent directors approves the greater leverage, and such greater leverage, along with a justification, is disclosed to stockholders in the next quarterly report.

(5)	For purposes of this table, we have assumed that we will only invest in developed, stabilized properties. However, we additionally intend to invest a portion of the proceeds of this offering in “value-added” properties such as those we believe will benefit from repositioning, renovation or redevelopment. To the extent it provides a substantial amount of services in connection with the construction management or development of one or more of our properties, our advisor or its affiliates will be paid a construction management fee equal to 5.0% of any amount which is expended for construction or repair at our properties or a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

(6)	For its services in connection with the due diligence, selection and acquisition of an investment, our advisor or its affiliates will receive an acquisition fee equal to 1.5% of the purchase price (assuming no debt). With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its affiliates in lieu of an acquisition fee, equal to 1.5% of the aggregate principal amount or purchase price for any loan we originate or purchase.

(7)	For purposes of this table, we have assumed that third party costs equal approximately 0.3% of the contract purchase price of property acquisitions. Although these expenses are not specifically limited, our charter limits acquisition fees and expenses to 6.0% of the purchase price of properties and 6.0% of the funds advanced for any mortgage, bridge or mezzanine loan or other investment, unless such expense in excess of that limit is specifically authorized by our board of directors (including a majority of our independent directors).

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding net capital gains, and income from operations or sales through a taxable REIT subsidiary, or “TRS.” If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Distributions

If, as anticipated, we qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a TRS). Because we have not at this time identified any properties or other investments which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have actually made investments, and they are generating sufficient cash flow, as determined by our board of directors, we intend to pay regular monthly distributions to our stockholders out of our cash available for distribution, in an amount determined by our board of directors. We estimate that it may take until after the end of the first full quarter after the minimum offering escrow breaks before we will begin paying distributions. The amount of distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

Our company provides or intends to provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders:

•	the distribution reinvestment plan; and

•	the proposed share repurchase plan.

Summary Financial Information

We are newly formed and do not have a history of operations.

Compensation to Our Advisor and its Affiliates

We will pay our advisor and its affiliates substantial amounts for assisting us in this offering and sale of our common stock and in the future for managing our business and assets.

OFFERING STAGE

Description of Fee	Calculation of Fee	Amount if Minimum/Maximum Sold

Dealer Manager Fee	We will pay the dealer manager 2.5% of the gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow up to 1.25% of the gross offering proceeds to wholesalers and national sales personnel who may or may not be affiliated with us. The dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$62,500 / $25,000,000
Organization and Offering Costs	Our advisor or its affiliates may advance, and we will reimburse for, issuer organization and offering costs incurred on our behalf in connection with this offering, but only to the extent that the reimbursement of the selling commissions, dealer manager fee, due diligence fees and issuer organization and offering costs in the aggregate do not exceed 15.0% of gross offering proceeds as of the date of the reimbursement. We estimate such expenses will be approximately 4.5% of the gross proceeds of this offering if the minimum offering is sold, 1.5% of the gross proceeds of this offering if the maximum offering is sold, and 1.21% of the gross proceeds of this offering if the maximum offering is sold including shares sold pursuant to our distribution reinvestment plan.	Actual amounts will be based on actual funds advanced. We estimate that a total of $112,500 will be reimbursed if the minimum offering is sold and $15,570,000 will be reimbursed if the maximum offering is sold (including the distribution reinvestment plan).

ACQUISITION AND DEVELOPMENT STAGE

Amount if Minimum/
Description of Fee	Calculation of Fee	Maximum Sold

Acquisition Fees	For its services in connection with the selection, due diligence and acquisition of an investment, our advisor or its affiliate(s) will receive an acquisition fee equal to 1.5% of the purchase price, including any debt incurred to acquire the investment and third party expenses. With respect to investments in and originations of loans, we will pay an origination fee in lieu of an acquisition fee.	Actual amounts depend upon the purchase price of investments acquired and, therefore, cannot be determined at the present time.
Origination Fees	For its services in connection with the selection, due diligence and acquisition or origination of mortgage, mezzanine, bridge or other loans, our advisor or its affiliate(s) will receive an origination fee equal to 1.5% of the principal amount of the borrower’s loan obligation or of the purchase price of any loan we purchase, including third party expenses. We will not pay an acquisition fee with respect to such loans.	Actual amounts depend upon the principal amount or purchase price of loans and, therefore, cannot be determined at the present time.
Construction Management/ Development Fee	To the extent it provides a substantial amount of services in connection with the construction management of one or more of our properties, our advisor or its affiliate(s) will be paid a construction management fee equal to 5.0% of any amount which is expended for or in connection with the construction or repair at the properties in which we acquire an interest. In addition, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. Development fees may be paid for the packaging of a development project, including services such as the negotiation and approval of plans, assistance in obtaining zoning and necessary variances and financing for a specific property.	Actual amounts depend upon amounts expended for construction, repair or development at our properties and, therefore, cannot be determined at the present time.
Reimbursable Expenses	In addition to any acquisition and origination fees, we will reimburse our advisor and its affiliates for their reasonable and actually incurred third-party expenses in connection with the selection and diligence of the investment, regardless whether the property is acquired, the equity investment is made or the loan originated, such reimbursable expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of third party reports, nonrefundable deposits or option payments, accounting fees and expenses, third-party brokerage or finder’s fees, loan fees or points, title insurance premium expenses, allocable personnel expenses, and other closing costs. The reimbursement of such expenses, however, when combined with any applicable acquisition, origination, construction management or development fees, including fees paid to third parties, cannot exceed 6.0% of the purchase price for the property, of the amount of the loan or of the total development cost of the property, as applicable, unless a majority of our independent directors approve the excess.	Actual amounts depend upon the acquisition and origination activities of our company and, therefore, cannot be determined at the present time.

OPERATING STAGE

Amount if Minimum/
Description of Fee	Calculation of Fee	Maximum Sold

Asset Management Fee	We will pay our advisor or its affiliates an annual asset management fee for managing our day-to-day operations, which will be equal to 1.0% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any assets we intend to develop, construct or improve, cost will include the amount budgeted for the development, construction or improvement, and (B) the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset. In the event that the asset management fee includes the amount budgeted for the development, construction or improvement of an asset, upon completion of the development, construction or improvement project, our advisor will determine the actual amounts paid; to the extent the amounts actually paid vary from the budgeted amounts on which the asset management fee was initially based, our advisor will pay or invoice us for any excess or shortfall at the completion of the project.	Actual amounts depend upon the assets invested by our company and, therefore, cannot be determined at the present time.
Property Management Fee	We will pay Bluerock REIT Property Management, LLC, a wholly-owned subsidiary of our advisor, a property management fee equal to 4.0% of the monthly gross income from any properties it manages, paid monthly. Alternatively, we may contract property management services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such property so managed.	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.
Compensation for Additional Services	If we request our advisor or its affiliates to render services for our company other than those required to be rendered by our advisor under the advisory agreement, the additional services will be compensated separately, on terms to be agreed upon between our advisor or its affiliates and us. The rate of compensation for these services, however, must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed the amount that would be paid to unaffiliated third parties for similar services. The advisor reserves the right to subcontract these services to third parties and in such case will pay all fees due to such third party contractors.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at the present time.

Amount if Minimum/
Description of Fee	Calculation of Fee	Maximum Sold

Financing Fee	We will pay our advisor or its affiliates a financing fee equal to 1.0% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.	Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses	We will reimburse our advisor or its affiliates for all reasonable and actually incurred expenses in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for that period.	Actual amounts depend upon expenses paid or incurred and, therefore, cannot be determined at the present time.

DISPOSITION/LIQUIDATION/LISTING STAGE

Amount if Minimum/
Description of Fee	Calculation of Fee	Maximum Sold

Disposition Fee	To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments, our advisor or its affiliate(s) will receive fees equal to the lesser of (A) 3.0% of the sales price of each property or other investment sold or (B) 50.0% of the sales commission that would have been paid to a third party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates, and to unaffiliated third parties, exceed in the aggregate 6.0% of the contract sales price. Substantial assistance in connection with the sale may include the preparation of an investment package (for example, for the sale of a property, a package including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed in connection with a sale.	Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time.

Amount if Minimum/
Description of Fee	Calculation of Fee	Maximum Sold

Common Stock Issuable Upon Conversion of Convertible Stock	Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and, therefore, cannot be determined at the present time.
In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the (2) aggregate price paid for those outstanding shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares, divided by (B) the “enterprise value” divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was in force.

All of this compensation is more fully described under “Management Compensation.” We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines in its good faith that it is in our company’s best interest to do so.

Conflicts of Interest

Our officers and directors, and the owners and officers of our advisor, are also involved in the ownership and advising of other real estate entities and programs, including those sponsored by Bluerock and Orion and their affiliates or in which Bluerock or Orion are managers or participants. These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. In particular, but without limitation:

•	Our advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor. This could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

•	If we acquire properties from or make investments in entities owned or sponsored by affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third-party, but we would do so only if our board of directors, including a majority of our independent directors, approves the investment and only if there is substantial justification for such excess price and such excess is reasonable.

•	The absence of arm’s-length bargaining may mean that our agreements with our advisor and its affiliates may not be as favorable to you as a stockholder as they otherwise might have been if negotiated at arm’s-length.

•	Our advisor and its affiliates will receive substantial fees and other compensation, including those based upon our acquisitions, the assets we own, manage and develop, and dispositions of such assets. Therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property or other investments in order to increase their own compensation. Further, our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

•	Our advisor and its affiliates, including our officers, some of whom are also our directors, will face conflicts of interest caused by their ownership of our advisor and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

•	If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

•	Our officers, some of whom are also directors, are also owners, officers and directors of our advisor and are also affiliates of our advisor, including Bluerock and Orion, face conflicts of interest related to the positions they hold with those other entities, which could hinder our ability to successfully implement our business strategy or to generate returns to our stockholders.

•	Our advisor may terminate the advisory agreement, which would require us to find a new advisor.

These conflicts of interest, among others, could limit the time and quality of services that our officers and directors and our advisor and its officers devote to our company, because of the similar services they will be providing to other real estate entities, could impair our ability to find or compete for acquisitions and tenants with such entities.

Listing or Liquidation

Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares of common stock, or liquidating our assets and distributing the net proceeds to our stockholders within four to six years after the termination of this or any subsequent offering. If we do not begin the process of listing our shares of common stock on a national securities exchange or an orderly liquidation by the end of that period, our charter requires us to hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors, including a majority of our independent directors, vote to defer such a meeting. The proposal would include information regarding appraisals of our portfolio. If our stockholders do not approve such proposal, then, upon the written request of stockholders owning 10% of our outstanding common stock, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of this offering or any subsequent offerings. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions payable to you reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants. A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

Share Repurchase Plan

Our board of directors will adopt a share repurchase plan that will permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. Our board of directors can amend the provisions of or terminate our share repurchase plan upon 30 days’ prior notice without the approval of our stockholders.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share repurchase plan. You must present for repurchase a minimum of 25% of your shares. The prices at which we will initially repurchase shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the repurchase price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities, whether through this offering or follow-on public offerings and have not done so for one year, except with regards to our distribution reinvestment plan.

The terms of our share repurchase plan are more generous with respect to repurchases sought upon a stockholder’s death or “qualifying disability”:

•	There is no one-year holding requirement;

•	Until we establish an estimated value per share, which we expect to be three years after the completion of our offering stage, the repurchase price is the amount paid to acquire the shares from us; and

•	Once we have established an estimated value per share, the repurchase price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

We intend to repurchase shares quarterly under the plan. We will not repurchase in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of repurchase. Generally, the cash available for repurchase will be limited to the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all repurchases, including repurchases sought upon a stockholder’s death or qualifying disability. You will have no right to request repurchase of your shares if the shares are listed for trading on a national securities exchange.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to ERISA and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates. Instead, your investment will be recorded on our books only. We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares in certificated form. We will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share of common stock you own as of the record date for these meetings. Our advisor is generally not entitled to vote the shares of convertible stock it holds on matters presented to stockholders.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of our outstanding shares of stock and more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless otherwise excepted by our board of directors or charter. In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus.

Organizational Chart for Our Company, Our Advisor and Affiliates

The following chart shows the ownership of our company, our advisor and affiliates as of the date of the commencement of the offering (giving effect to the completion of the primary offering and such proceeds being contributed to our operating partnership).

RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate this investment.

Neither our company nor our advisor has an operating history. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We have no income, cash flow, funds from operations or funds from which we can make distributions to you. We may not be able to conduct our business as described in our plan of operation.

This is a blind pool offering, therefore, you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether to invest in our common stock.

Because we have not yet identified, contracted to acquire or acquired any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate. We have established criteria for evaluating potential real estate acquisitions. However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to our investment. You will be relying entirely on the ability of our advisor to identify investments and propose transactions and on our board of directors to oversee and approve such investments.

Because there is no current public trading market for our stock, it will be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

There is no current public market for our stock and there is no assurance that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. We plan to adopt a share repurchase program, but it will be limited in terms of the number of shares of stock which may be repurchased annually. Our board of directors may also limit, suspend or terminate our share repurchase program at any time.

It may be difficult for you to sell your stock promptly or at all. If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by sales commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is unlikely that you will be able to sell your stock, whether pursuant to our stock repurchase program or otherwise, without incurring a substantial loss. We cannot assure you that your stock will ever appreciate in value to equal the price you paid for your stock. It is also likely that your stock would not be accepted as the primary collateral for a loan. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Capital Stock — Restriction on Ownership and Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, other REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. This may cause you to experience a lower return on your investment.

If we are unable to find or experience delays in finding suitable investments, we may experience a delay in the commencement of distributions and a lower rate of return to investors.

Our ability to achieve our investment objectives and to make distributions depends upon the performance of our advisor in the acquisition and operation of our investments, the performance of property managers and leasing agents in the management of our properties and the identification of prospective tenants. We may be delayed in making investments in properties due to delays in the sale of our stock, delays in negotiating or obtaining the necessary purchase documentation for properties, and delays in locating suitable investments or other factors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved. We may also make other real estate investments, such as investments in public and private real estate companies which own properties and make real estate investments. Until we make real estate investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade securities. We expect the rates of return on these short-term investments to be substantially less than the returns we make on real estate investments. If we are unable to invest the proceeds from this offering in properties or other real estate investments for an extended period of time, distributions to you may be delayed and may be lower and the value of your investment could be reduced.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

We are not diversified and are dependent on our investment in a single asset class.

Our current strategy is to acquire interests primarily in apartment communities throughout the United States. As a result, we are subject to the risks inherent in investing in a single asset class. A downturn in demand for apartments may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments across different asset classes.

The cash distributions you receive may be less frequent or lower in amount than you expect.

We expect to make distributions to our stockholders monthly. All expenses we incur in our operations are deducted from cash funds generated by operations or funds from operations prior to computing the amount of cash available to be paid as distributions to our stockholders. Our directors will determine the amount and timing of distributions. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to make distributions nor can we assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

Also, because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to acquire properties and real estate-related assets as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that: (1) rents from the properties will increase; (2) the securities we buy will increase in value or provide constant or increased distributions over time; (3) the loans we make will be repaid or paid on time; (4) loans will generate the interest payments that we expect; or (5) future acquisitions of real properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders.

If we make distributions from sources other than our cash flow from operations or funds from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. If we fund distributions from sources other than cash flow from operations or funds from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

The properties we acquire or develop may not produce the cash flow that we expect, which could adversely affect our overall financial performance.

We intend to acquire and develop properties. In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property. If our estimated return on investment proves to be inaccurate, it may fail to perform as we expected. With certain properties we plan to acquire, our business plan contemplates repositioning or redeveloping that property with the goal of increasing its cash flow, value or both. Our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire new properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is more fully leased. If one or more of these new properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we can earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions.

If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

If we fail for any reason to distribute at least 90% of our REIT taxable income (excluding net capital gains and income from operations or sales through a TRS), then we would not qualify for the favorable tax treatment accorded to REITs (unless we were able to avail ourselves of certain relief provisions). It is possible that such 90% of our income would exceed the cash we have available for distributions due to, among other things, differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion/deduction of such income/expenses when determining our taxable income, nondeductible capital expenditures, the creation of reserves, the use of cash to purchase stock under our stock repurchase program, and required debt amortization payments. We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. To the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Kamfar, Babb, Gumbiner and Knauer, executive officers of our advisor. Neither we nor our advisor have employment agreements with any of the other executive officers. If any of Messrs. Kamfar, Babb, Gumbiner or Knauer were to cease their affiliation with our advisor, our advisor may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions, and the actual time period during which we will be allowed to conduct due diligence may be limited. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

At some point in the future, we may consider internalizing the functions performed for us by our advisor and property manager and become self-managed. We may do so, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire our advisor and property manager or their respective assets including their existing workforce. The method or cost of internalizing cannot be determined or estimated at this time. Further, if we acquired our advisor and property manager, the amount and form of any consideration that we would pay in this type of transaction could take many forms. For example, we could acquire the advisor and property manager, through a merger in which we issued shares of our common stock for all of the outstanding common stock or assets of these entities. Issuing shares of our common stock would reduce the percentage of our outstanding shares owned by stockholders prior to any transaction. Further, issuing promissory notes could reduce our net income, funds from operations and our ability to make distributions to you particularly if internalizing these functions does not produce cost savings. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year beginning after our first taxable year. To assure that we do not fail to qualify as a REIT under this test, among other purposes, our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our stock and 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. If also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of up to 50 million shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

If our advisor is unable to adequately fund our organization and offering activities, we may sell fewer shares in this offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

Our advisor is newly formed and has limited capitalization. If our advisor is unable to adequately fund our organization and offering activities, we may sell fewer shares in this offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our advisor and affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our advisor will make all decisions with respect to the management of our company. Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of our advisor or property manager or our relationship with our advisor or property manager could hinder its ability to successfully manage our operations and our portfolio of investments.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity and our advisory agreement is terminated, our advisor and its affiliates may be entitled to conversion of the convertible stock due upon termination and to require that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash or our stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a separate class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters.

Our advisor is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

Your interest on a percentage basis in us may be reduced if we issue additional stock.

Our stockholders do not have preemptive rights to any stock we issue in the future. Therefore, in the event that we (1) sell stock in the future, including stock issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into stock, (3) issue stock in a private offering, (4) issue stock upon the exercise of the options granted to our independent directors, employees of our advisor or others, (5) issue stock to our advisor upon conversion of its convertible stock, or (6) issue stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership, investors purchasing stock in this offering will own less on a percentage basis of our outstanding common stock. Depending on the terms of such transactions, most notably the price per share, which may be less than the price paid per share in this offering, and the value of our properties, investors in this offering might also experience a dilution in the book value per share of their stock.

Your interest in us may be diluted if we acquire properties for units in our operating partnership.

Holders of units of our operating partnership will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will generally have the right to exchange their units of our operating partnership for cash or shares of our stock (at our option). In the event we issue units in our operating partnership in exchange for properties, investors purchasing stock in this offering will experience potential dilution due to the fact that we will own a lesser percentage of our operating partnership. Depending on the terms of such transactions, most notably the price per unit, which may be less than the price paid per share in this offering, the value of our properties and the value of the properties we acquire through the issuance of units of limited partnership interests in our operating partnership, investors in this offering might also experience a dilution in the book value per share of their stock.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. Pursuant to these statutes, we have opted out of these provisions, provided, in the case of the business combination statute, that the business combination is first approved by our board of directors, but should we opt back in to these provisions or if our board otherwise fails to approve a business combination, these statutes may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock — Business Combinations,” “Description of Capital Stock — Control Share Acquisitions” and “Description of Capital Stock — Subtitle 8.”

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission regarding internal control over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our officers, directors and advisor directors are limited.

Under our charter, we may generally indemnify our directors, our advisor and their respective affiliates for any losses or liability suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), the advisor or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases.

You may not be able to sell your stock under the proposed stock repurchase program.

Our board of directors could choose not to adopt the proposed stock repurchase program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program at any time after its adoption. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our proposed stock repurchase program. If our board terminates our proposed stock repurchase program, you may not be able to sell your shares even if you deem it necessary or desirable to do so. In addition, the proposed stock repurchase program includes numerous restrictions that would limit your ability to sell your stock. If you are able to resell your shares to us pursuant to our proposed stock repurchase program, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares, depending upon how long you owned the shares. See “Description of Capital Stock — Proposed Share Repurchase Program.”

The offering price was not established on an independent basis and you may be paying more for our stock than its value or the amount you would receive upon liquidation.

The offering price of our shares of stock bears no relationship to our book or asset value or to any other established criteria for valuing stock. The board of directors considered the following factors in determining the offering price:

•	the offering prices of comparable non-traded REITs; and

•	the recommendation of the dealer manager.

Because the offering price is not based upon any independent valuation, the value of your investment may be substantially less than what you pay and may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which our shares of stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our properties and other investments, and possibly the development, management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. If the maximum offering amount is raised (including shares of stock issued pursuant to our distribution reinvestment plan), we estimate that 10.63% of the gross proceeds of this offering will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock and the acquisition of our assets, including estimated acquisition fees of 1.5% of the cost of assets. The expenses we incur in connection with the offer and sale of our stock, excluding acquisition fees and expenses, may exceed the amount we expect.

These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to the offering. A lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements at our properties, our investments may generate lower cash flow or decline in value, or both.

General Risks Related to Investments in Real Estate and Real-Estate Related Investments

Economic and regulatory changes that impact the real estate market may reduce our net income and the value of our properties.

By owning our stock, stockholders will be subjected to the risks associated with owning real estate. The performance of your investment in us is subject to, among other things, risks related to the ownership and operation of real estate, including but not limited to:

•	worsening general or local economic conditions and financial markets which could cause lower demand, tenant defaults, and reduced occupancy and rental rates, some or all of which would cause an overall decrease in revenue from rents;

•	increased competition in an area which could require increased concessions to tenants and reduced rental rates;

•	increases in interest rates or unavailability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws;

•	residents’ perceptions of the safety, convenience, and attractiveness of our properties and the neighborhoods where they are located; and

•	our ability to provide adequate management, maintenance, and insurance.

In addition, local conditions in the markets in which we own or intend to own multifamily and apartment communities or in which the collateral securing our loans is located may significantly affect occupancy or rental rates at such properties. The risks that may adversely affect conditions in those markets include the following:

•	layoffs, plant closings, relocations of significant local employers and other events negatively impacting local employment rates and the local economy;

•	an oversupply of, or a lack of demand for, apartments;

•	a decline in household formation;

•	the inability or unwillingness of residents to pay rent increases; and

•	rent control or rent stabilization laws or other housing laws, which could prevent us from raising rents.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Competition from other apartment communities for tenants could reduce our profitability and the return on your investment.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multi-family homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and

•	substantially reduce our revenues and cash available for distribution to our stockholders.

We may be unable to complete development and redevelopment projects on time or on advantageous terms.

As part of our investment plan, we intend to develop new and redevelop existing properties. Such activities involve significant risks that could adversely affect our financial condition, results of operations, cash flow and ability to make distributions on our common stock, which include:

•	we may not be able to obtain, or may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other governmental permits and authorizations;

•	we may not be able to obtain financing for development projects on favorable terms and complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing the properties and generating cash flow;

•	the properties may perform below anticipated levels, producing cash flow below budgeted amounts and limiting our ability to sell such properties to third parties or affiliates;

•	delays in completion of a multifamily community could give residents the right to terminate preconstruction leases for apartment units at a newly developed project;

•	we may incur additional risks when we make periodic progress payments or other advances to developers prior to completion of construction; and

•	we will be subject to normal lease-up risks relating to newly constructed projects.

Our investments in unimproved real property and residential development projects will take longer to produce returns and will be riskier than investments in developed property.

In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Residential development projects involve risks beyond those presented by stabilized, income-producing real properties, such as the developer’s ability to control costs, failure to perform, failure to develop or redevelop in conformity with plan specifications and timetables and failure to lease up the completed project on expected terms. These risks may diminish the return to our stockholders.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Our operating results and distributable cash flow will depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our operating results will depend, in large part, on revenues derived from leasing space in our properties. We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that we will not be able to lease space in our value-added or opportunistic properties or that, upon the expiration of leases for space located in our properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

Initial lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.

We do not own any properties as of the date of this prospectus. However, when we begin to purchase properties during the early stage of our operations, it is likely that our portfolio will lack geographic diversity due to the acquisition of a single or small number of properties. Geographic concentration of properties will expose us to economic downturns in the areas where our properties are located. A regional recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.

Rising expenses at both the property and the company level will reduce our net income and our cash available for distribution to stockholders.

Our properties will be subject to operating risks common to real estate in general, any or all of which may reduce our net income. If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. If we are unable to lease properties on a basis requiring the tenants to pay such expenses, we would be required to pay some or all of those costs which would reduce our income and cash available for distribution to stockholders.

Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our properties may be affected by our tenants’ activities or actions, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

By owning age-restricted communities, we may incur liability by failing to comply with the FHAA, the Housing for Older Persons Act or certain state regulations, which may affect cash available for distributions.

Any age-restricted communities we acquire must comply with the FHAA and the Housing for Older Persons Act (“HOPA”). The FHAA prohibits housing discrimination based upon familial status, which is commonly referred to as age-based discrimination. However, there are exceptions for housing developments that qualify as housing for older persons. The HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, the HOPA requires (i) all residents of such developments to be 62 years of age or older or (ii) that at least 80% of the occupied units are occupied by at least one person who is 55 years of age or older and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development for verification of occupancy. In addition, certain states require that age-restricted housing communities register with the state. Noncompliance with the FHAA, HOPA and state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Discovery of environmentally hazardous conditions may reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could be substantial and reduce our ability to make distributions and the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally two years, and comply with certain other requirements in the Internal Revenue Code.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

As part of otherwise attractive portfolios of properties, we may acquire some properties with existing lock-out provisions, which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	joint venturers may share certain approval rights over major decisions;

•	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

If we make or invest in mortgage loans as part of our plan to acquire the underlying property, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks. To the extent we incur delays in liquidating such defaulted mortgage loans, we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan. Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans. In addition, interest rate fluctuations could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income (excluding net capital gains and income from operations or sales through a TRS) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Second mortgage loan investments involve a greater risk of loss in the event of default than traditional mortgage loans.

If we decide to invest in second mortgages, our subordinated priority to the senior lender or lenders will place our investment at a greater risk of loss than a traditional mortgage. In the event of default, any recovery of our second mortgage investment will be subordinate to the senior lender. Further, it is likely that any investments we make in second mortgages will be placed with private entities and not insured by a government sponsored entity, placing additional credit risk on the borrower which may result in a loss to our portfolio.

Construction loan investments involve a greater risk of loss of investment and reduction of return than traditional mortgage loans.

If we decide to invest in construction loans, the nature of these loans pose a greater risk of loss than traditional mortgages. Since construction loans are made generally for the express purpose of either the original development or redevelopment of a property, the risk of loss is greater than a traditional mortgage because the underlying properties subject to construction loans are generally unable to generate income during the period of the loan. Construction loans may also be subordinate to the first lien mortgages. Any delays in completing the development or redevelopment project may increase the risk of default or credit risk of the borrower which may increase the risk of loss or risk of a lower than expected return to our portfolio.

Bridge loan investments involve a greater risk of loss of investment and reduction of return than traditional mortgage loans.

If we decide to acquire or make bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate, these loans pose a greater risk than traditional mortgages. Borrowers usually identify undervalued assets that have been under-managed or are located in recovering markets. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

Mezzanine loan investments involve a greater risk of loss of investment and reductions of return than senior loans secured by income producing properties.

If we invest in mezzanine loans, they may take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may have increased exposure to liabilities from litigation as a result of any participation in or direct sales by us of Section 1031 transactions.

Section 1031 tenant-in-common and Delaware Statutory Trust (“DST”) transactions (“Section 1031 Transactions”) are structured as the acquisition of real estate owned in co-tenancy arrangements or as co-owners of beneficial interests in a DST with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code (“1031 Participants”). We may provide accommodation in support of or otherwise be involved in such Section 1031 Transactions. We may also directly sell tenant-in-common interests in our properties to 1031 Participants. Although our participation in Section 1031 Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value. In certain Section 1031 Transactions it is anticipated that we would receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy or beneficial interests or and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy or beneficial interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available to us for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

A portion of the properties we acquire may be in the form of tenant-in-common or other co-tenancy arrangements. We will be subject to risks associated with such co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

We may enter in tenant-in-common or other co-tenancy arrangements with respect to a portion of the properties we acquire. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate, including the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•	the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

•	the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants in a Section 1031 Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such co-tenancy interests. In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. Finally, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in Section 1031 Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

Section 1031 Transaction agreements we may enter that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Furthermore, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) subordination to the prior claims of banks and other senior lenders to the issuer; (3) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (5) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related securities may be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

If we invest in certain real estate-related securities that we may purchase in connection with privately negotiated transactions, they will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our long-term stabilized portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life. Moreover, in the event of a borrower’s default on an illiquid real estate security, the unsuitability for securitization and potential lack of recovery of our investment could pose serious risks of loss to our investment portfolio.

Rapid changes in the values of potential real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exception to the Investment Company Act.

If the market value or income potential of our real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce the return on your investment.

If we invest in real estate-related securities, they may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

If a significant portion of our assets are deemed “investment securities,” we may become subject to the Investment Company Act of 1940 which would restrict our operations and we could not continue our business.

If we fail to qualify for an exemption or exception from the Investment Company Act of 1940, we would be required to comply with numerous additional regulatory requirements and restrictions which could adversely restrict our operations and force us to discontinue our business. Currently, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to regulation under the Investment Company Act. If, however, in the future we acquire mortgage loans, debt securities and investments in joint ventures (not structured in compliance with the Investment Company Act) and other investment assets that are deemed by the SEC or the courts to be “investment securities” and these assets exceed 40% of the value of our total assets, we could be deemed to be an investment company and subject to additional regulatory and operational restrictions including, but not limited to, limitations on capital structure; restrictions on specified investments; prohibitions on transactions with affiliates; and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Even if otherwise deemed an investment company, we may qualify for an exception or exemption from the Investment Company Act. For example, under the real estate/mortgage exception, entities that are primarily engaged in the business of purchasing and otherwise acquiring mortgages and interests in real estate are exempt from registration under the Investment Company Act. Under the real estate exception, the SEC Staff has provided guidance that would require us to maintain 55% of our assets in qualifying real estate interests and at least another 25% of our assets in additional qualifying real estate assets or real estate related assets. In order for an asset to constitute a qualifying real estate interest or qualifying asset, the interest must meet various criteria. Fee interests in real estate and whole mortgage loans are generally considered qualifying assets. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Conflicts of Interest

Our advisor, our executive officers and their affiliates will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor, our executive officers and their affiliates for investment opportunities. Bluerock and Orion have sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or getting less attractive tenants, thus reducing the level of distributions which we may be able to pay to you and the value of your investment.

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Our agreements with our advisor and its affiliates were not the result of arm’s-length bargaining.

Any existing or future agreements between us and our advisor or its affiliates were not and will not be reached through arm’s-length negotiations and may not reflect the terms that would be available from a third-party.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with third parties (including entities that are affiliated with our advisor or our independent directors) for the acquisition or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor and its affiliates receive fees and other compensation based upon our property acquisitions, the property we own and the sale of our properties and therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property in order to increase their compensation. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

Our advisor and its affiliates receive fees and other compensation based on our investments. Therefore, our advisor may recommend that we purchase properties that generate fees for our advisor, but are not necessarily the most suitable investment for our portfolio. In some instances our advisor and its affiliates may benefit by us retaining ownership of our assets, while you may be better served by sale or disposition. In other instances they may benefit by us selling the properties which may entitle our advisor to disposition fees and possible success-based sales fees. In addition, our advisor’s ability to receive asset management fees and reimbursements depends on our continued investment in properties and in other assets which generate fees to them. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our interests.

Our advisor and its affiliates, including our officers, some of whom are also directors, will face conflicts of interest caused by compensation arrangements with us and other programs sponsors by affiliates of our advisor, including Bluerock and Orion, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers, some of whom are also directors. Among other matters, the compensation arrangements could affect their judgment with respect to property acquisitions from, or the making of investments in, other programs sponsored by Bluerock or Orion, which might entitle affiliates of our advisor to disposition fees and other possible fees in connection with its services for the seller;

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Our advisor may terminate the advisory agreement, which would require us to find a new advisor.

Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. However, if the advisory agreement is terminated, the advisory agreement provides that the convertible stock owned by our advisor may be converted pursuant to such termination as agreed to by our independent directors and our advisor. Further, under certain circumstances, we may be required to redeem the limited partnership units in our operating partnership owned by our advisor, which would entitle it to receive cash or shares of our common stock, at our election. The payment of cash may adversely affect distributions to you. The issuance of shares of our common stock may be dilutive to you. If our advisor were to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.

Risks Associated with Debt Financing

We may use debt financing to acquire properties and otherwise incur other indebtedness, which will increase our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments including entity acquisitions by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Although our charter imposes limits on our total indebtedness, there is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. Further, we may exceed the limits set forth in our charter if approved by a majority of our independent directors and the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess.

In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests and a limit of 85% for any individual real estate asset. Our policy limitation will only apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, excluding the distribution reinvestment plan, and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors, including a majority of our independent directors, determines that borrowing these amounts is reasonable. Principal and interest payments reduce cash that would otherwise be available for other purposes. Further, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure is treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We also may provide full or partial guarantees to lenders of mortgage debt to the entities that own our properties. In this case we will be responsible to the lender for satisfaction of the debt if it is not paid by the entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one property may be affected by a default.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

High levels of debt or increases in interest rates could increase the amount of our loan payments, reduce the cash available for distribution to stockholders and subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

Our policies do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest- only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to exchange rate and interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Department of Treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Internal Revenue Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or carry real estate assets. To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income and gains it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	we would have less cash to make distributions to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We anticipate that some of our properties may need to be owned or sold through taxable REIT subsidiaries, which would diminish our return to our stockholders.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

Even if we qualify and maintain our status as a REIT, we may be subject to income and excise taxes in certain events, which would reduce our cash available for distribution to our stockholders.

Net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain all or a portion of capital gain we earn from the sale or other disposition of our property and pay federal income tax directly on such income. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce the cash available to make distributions to you.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

If our operating partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, it could be subjected to tax on its income and the amount of distributions we make to our stockholders will be less.

We structured the operating partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the operating partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in our operating partnership. If the Internal Revenue Service were to assert successfully that our operating partnership is a “publicly traded partnership,” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat our operating partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would likely prevent us from qualifying and maintaining our status as a REIT. In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash distributable to us from our operating partnership and therefore would reduce our amount of cash available to make distributions to you.

These topics are discussed in greater detail in the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

Distributions payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Recently enacted tax legislation generally reduces the maximum tax rate for dividend distributions payable by corporations to individuals meeting certain requirements to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that make distributions, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to certain pension or profit sharing trusts and IRAs investing in stock. If you are investing the assets of any pension, profit sharing, 401(k), Keogh or other qualified retirement plan that is subject to the fiduciary rules imposed by ERISA or the prohibited transaction rules imposed by Section 4975 of the Code or the assets of an IRA in our stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

An investment in our stock may not be suitable for every employee benefit plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value. The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering, unless our board of directors otherwise determines. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure you that:

•	a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•	stockholders could realize that value if they were to attempt to sell their stock; or

•	an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

Forward-looking Statements

We make forward-looking statements in this prospectus which may prove to be inaccurate.

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/ regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for operating properties in our current and proposed market areas; the prospect of a continuing relationship with our advisor; generally accepted accounting principles; and policies and guidelines applicable to REITs; and litigation, including, without limitation, the investigation by the SEC of Bluerock Real Estate. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

We will use the net proceeds from the primary offering to purchase or make real estate and real estate-related investments, to repay debt that we may assume when acquiring investments and to pay the amounts due our advisor, the dealer manager and otherwise as provided in this prospectus. We anticipate that we may use substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan to fund purchases of shares under our share repurchase program. The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth herein.

The table below sets forth our estimated use of proceeds from this offering assuming we sell (1) only $2,500,000 in shares, the minimum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan, (2) 100,000,000 shares, the maximum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan, and (3) 100,000,000 shares, the maximum offering amount, in the primary offering and 30,000,000 shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of our common stock between the primary offering and the distribution reinvestment plan.

Depending primarily on the number of shares we sell in the primary offering and pursuant to our distribution reinvestment plan, and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 89.37% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.91% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions, the dealer manager fee and other organization and offering costs, to pay a fee to our advisor (or its affiliates) for its services in connection with the selection and acquisition of investments, and to pay related acquisition expenses. We will not pay selling commissions, a dealer manager fee or organization and offering costs for the primary offering, on shares sold under our distribution reinvestment plan.

To the extent that the total expenses of our primary offering (including selling commissions, dealer manager fee, accountable due diligence expenses and organization and offering expenses) exceed 15% of the gross offering proceeds, our advisor will pay any excess expenses.

The amounts shown for gross offering proceeds do not reflect (1) the possible discounts in commissions and other fees in connection with volume purchases, or (2) purchases of shares by affiliates net or partially net of selling commissions, dealer manager fee or accountable due diligence expenses for selling broker-dealers. See “Plan of Distribution.”

	Minimum Offering
	(Not Including		Maximum Offering		Maximum Offering
	Distribution		(Not Including Distribution		(Including Distribution
	Reinvestment Plan)		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$1,000,000,000	100%	$1,285,000,000	100%
Less Public Offering Expenses:
Selling Commissions	175,000	7.00%	70,000,000	7.00%	70,000,000	5.45%
Dealer Manager Fee(1)	62,500	2.50%	25,000,000	2.50%	25,000,000	1.95%
Organization and Offering Costs(2)	112,500	4.50%	15,000,000	1.50%	15,570,000	1.21%
Accountable Due Diligence Expense(3)	12,500	0.50%	5,000,000	0.50%	5,000,000	0.39%
Amount Available for Investment	2,137,500	85.50%	885,000,000	88.50%	1,169,430,000	91.01%
Acquisition Fees and Expenses:(4)(5)
Acquisition Fees(4)(5)(6)	32,063	1.28%	13,275,000	1.33%	17,541,450	1.37%
Acquisition Expenses(7)	6,413	0.26%	2,655,000	0.27%	3,508,290	0.27%
Amount Available for Investment in Assets	$2,099,025	83.96%	$869,070,000	86.91%	$1,148,380,260	89.37%

(1)	We will pay the dealer manager a fee in an amount equal to 2.5% of the gross offering proceeds, except no selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow up to 1.25% of the gross offering proceeds to wholesalers and national sales personnel who may or may not be affiliated with us. The dealer manager may reallow a portion of its dealer manager fee, up to 1.0% of the gross offering proceeds, for non-accountable marketing fees and expenses to selling broker-dealers participating in this offering.

(2)	Includes all expenses (other than selling commissions, the dealer manager fee and accountable due diligence expenses) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers. Organization and offering costs relating to the distribution reinvestment plan are estimated at 0.2% of the gross proceeds of the shares sold pursuant to the distribution reinvestment plan.

(3)	We will reimburse selling broker-dealers participating in this offering for their accountable bona fide due diligence expenses. We estimate this expense reimbursement will be approximately 0.5% of the gross offering proceeds.

(4)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, we intend to leverage our investments with debt. Our charter permits us to incur aggregate indebtedness up to but not exceeding 300% of our “net assets,” as defined by the NASAA REIT Guidelines, except if a majority of the independent directors approves the greater leverage, and such greater leverage, along with a justification, is disclosed to stockholders in the next quarterly report.

(5)	For purposes of this table, we have assumed that we will only invest in developed, stabilized properties. However, we additionally intend to invest a portion of the proceeds of this offering in “value-added” properties such as those we believe will benefit from repositioning, renovation or redevelopment. To the extent it provides a substantial amount of services in connection with the construction management or development of one or more of our properties, our advisor or its affiliates will be paid a construction management fee equal to 5.0% of any amount which is expended for construction or repair at our properties or a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

(6)	For its services in connection with the due diligence, selection and acquisition of an investment, our advisor or its affiliates will receive an acquisition fee equal to 1.5% of the purchase price (assuming no debt). With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its affiliates in lieu of an acquisition fee, equal to 1.5% of the aggregate principal amount or purchase price for any loan we originate or purchase.

(7)	For purposes of this table, we have assumed that third party costs equal 0.3% of the contract purchase price of property acquisitions. Although these expenses are not specifically limited, our charter limits acquisition fees and expenses to 6.0% of the purchase price of properties and 6.0% of the funds advanced for any mortgage, bridge or mezzanine loan or other investment, unless such expense in excess of that limit is specifically authorized by our board of directors (including a majority of our independent directors).

OUR COMPANY

Bluerock Enhanced Residential REIT, Inc. is a recently formed Maryland corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first taxable year. As of the date of this prospectus, we do not own any investments but anticipate acquiring investments with the net proceeds of this offering.

Our advisor is a Delaware limited liability company formed in July 2008 to serve as an external advisor for our company. BER Holdings, LLC, an affiliate of Bluerock, and Orion Realty Advisors II, LLC, an affiliate of Orion, will own the advisor. BER Holdings, LLC is owned by R. Ramin Kamfar, James G. Babb, III and certain other officers of Bluerock and Orion Realty Advisors II, LLC is owned by Daniel J. Gumbiner, Scott K. Knauer, Scott R. Price and certain other officers of Orion. Mr. Kamfar controls BER Holdings, LLC, which owns 92.5% of our advisor. Messrs. Kamfar, Babb, Gumbiner and Knauer should be considered promoters of this offering.

Mr. Kamfar is Chairman and Chief Executive Officer of our company and is Chief Executive Officer of our advisor. Mr. Babb is President and Chief Investment Officer of our company and of our advisor. Messrs. Kamfar and Babb are also owners and members of the senior management of Bluerock, our sponsor, and a national real estate investment firm based in Manhattan, with a focus on acquiring, managing and developing apartment and office properties throughout the United States.

Mr. Gumbiner is Chief Acquisition Officer — Eastern United States for our advisor, and Mr. Knauer is Chief Acquisition Officer — Western United States for our advisor. Messrs. Gumbiner and Knauer are also owners and members of the senior management of Orion, our co-sponsor, and a national multifamily investment company with offices in Chicago, Seattle and Phoenix.

The executive team of our advisor will draw upon the relationships and resources of Bluerock and Orion and provide us with extensive experience in the residential real estate industry.

Our advisor may engage its wholly-owned subsidiary, Bluerock REIT Property Management, LLC, a property management company, to provide various services for our investments.

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. Upon the commencement of this offering, our board of directors will consist of five members. Although we have not yet identified the independent members of our board of directors, a majority of the directors will be independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders.

We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own substantially all of the investments that we make. Our operating partnership is Bluerock Enhanced Residential Holdings, L.P., a recently formed Delaware limited partnership; we are its sole general partner and will become a limited partner once the net proceeds of this offering are contributed to it. Our advisor has purchased for $200,000 a total of 22,727 units of limited partnership interest in our operating partnership. References in this prospectus to “us,” “we,” “our” or “our company” refer to Bluerock Enhanced Residential REIT, Inc. and our operating partnership, Bluerock Enhanced Residential Holdings, L.P., unless the context otherwise requires; references to “our advisor” shall mean Bluerock Enhanced Residential Advisor, LLC.

The principal executive offices of our company and our advisor are located at 680 Fifth Avenue, 16th Floor, New York, New York 10019. Our dealer manager is Select Capital Corporation, which is located at 3070 Bristol Street, Suite 500, Costa Mesa, California 92626. Our telephone number is (877) 680-1031 and the telephone number of our dealer manager is (714) 545-5002.

MULTIFAMILY MARKET OVERVIEW

General

The multifamily market is large and growing. According to a National Multi Housing Council, or NMHC, report dated November 2001, there was an estimated 16.1 million apartment units in the United States in buildings of more than five units, with an estimated value of $1.31 trillion in 2000, an increase from an estimated $767 billion in 1990.

The NMHC report further aggregated the value of apartment stocks in 71 of the largest U.S. metropolitan areas, and concluded that these 71 markets represented more than 12.8 million units, or 80% of the U.S. total number of units in 2000, and with an estimated value of $1.24 trillion, or 94.5% of the total value, with the remaining U.S. markets comprising 20% of the unit inventory and 5.5% of the value.

Apartments serve the lifestyle needs of many community residents. First, the high density nature of multifamily housing makes it easier for apartment owners to provide a wide range of amenities that attract upper-income households. The lack of maintenance is an appealing draw for many renters, while others are attracted by the ability to relocate for career and other reasons without incurring the costs of selling a home. Apartments, when well designed and monitored, can also provide important security benefits and protection from crime. Apartments can also offer a location advantage not available in single-family developments. Multifamily housing tends to be located closer to employment centers, public transportation and neighborhood services. Because of this location advantage, apartments can serve as a leading component in urban revitalization.

The multifamily market is subject to the basic forces of supply and demand.

Demand Overview

Demographic forces are indicating strong growth for multifamily demand in the foreseeable future due to a variety of factors, including the following:

•	Increasing Number of Echo Boomers The growth in apartment renters will result primarily from the passage of the Echo Boomers (the children of the Baby Boom generation born since 1977) into adulthood. The number of Echo Boomers is estimated at approximately 75 million, which rivals the post-war Baby Boom generation of approximately 76 million, and dramatically eclipses the preceding Generation X cohort of 40-45 million. Currently 14-28 years-old, the leading edge of the Echo Boomer generation is just entering the rental market and is projected to add four million people to the work force every year for the next 15 years.

•	Propensity of Echo Boomers to Rent vs. Purchase Households in the young adult age range are predominantly renters. The most recent demographic forecasts for the U.S. suggest that rental demand will surge in the coming decade as Echo Boomers enter the work-force.

•	Propensity of Echo Boomers to Rent Longer In addition, many young adults are postponing buying a home until later in life. Between 1976 and 1997, the average age of first-time homebuyers rose from 28 to 32. This is likely due to young adults pursuing higher education and postponing marriage, remaining single and childless longer than previous generations, as well as greater mobility among young workers in today’s economy.

•	Increase in Baby Boomer Decision to Rent vs. Purchase Additional demand for apartments will be generated by the Baby Boomers. For Baby Boomers, career considerations and lifestyle changes are projected to cause sizeable numbers to switch from home ownership to apartment living because of the mobility, flexibility and convenience that renting offers. In addition, as their Echo Boomer children leave home many of their empty-nester parents are expected to become renters as well, as they seek to simplify their lifestyles and shed home ownership chores. While the Baby Boomer population is static, this cohort will be a source of rental demand growth by virtue of their sheer numbers and the fact that small changes in their overall lifestyle preferences and living arrangements have major repercussions in the U.S. housing market.

•	Immigration Immigration is expected to add more than 12 million individuals to the economy over the next ten years according to a recent Marcus and Millichap research report. According to this report, approximately 85% of immigrants are expected to rent, compared with 32% of the U.S. residents overall. In addition, immigrants, on average rent apartments for about eight to ten years, much longer than non-immigrants.

•	Home Ownership Crisis The resilient fundamentals of the national apartment market are being complemented by the rapidly growing number of individuals losing their home in foreclosure or being forced to sell. The Mortgage Bankers Association’s first quarter 2008 report indicates that approximately 1.1 million homes are currently in foreclosure. It is expected that many of these individuals will enter the renter market as “renter by necessity” and will stay renters for the foreseeable future. Additionally, the number of renters exiting to apartments to purchase single family homes has decreased dramatically as loans for first time home buyers become increasing scarce and qualifying standards become increasingly more challenging.

•	Increase in Market Share of Apartment Rentals vs. Single Family Rentals Apartments seem to be picking up market share from single-family house rentals or rental apartments in properties with less than five units, as single family rentals/less than five unit apartments benefit less from the renewed growth in young adult and single-person households than do apartments.

•	Change in Demographics of Typical Households A demographic shakeup in what constitutes the typical American household is also likely to boost apartment demand. Traditionally, the typical household has been a married couple with children. But these households have been decreasing in absolute numbers since the 1970s and now account for less than one-quarter of all U.S. households. The Census Bureau projects future declines in the number of these traditional families. In their place are a growing number of single adult, single-parent and childless couples. In fact, in the 1990s, households headed by single adults or single parents accounted for two-thirds of all new households. These smaller households have traditionally been attracted to apartment living and are likely to continue to do so in the future.

According to a recent report by Marcus and Millichap’s National Multi-Housing Group, projected demand for new U.S. apartments should total 4.3 million over the coming decade, or an average of 430,000 units per year.

Supply Overview

Projections of additions to supply in the short term are generally based on permitting and construction activity, while longer term projections are based on economics, construction cost, land availability, and demand.

REIS, a leading commercial real estate research firm, projects a decline in new additions to supply over the next three years from 111,365 units in 2008 to 90,294 units in 2011. Challenges in the debt and equity markets may cause further declines in additions to supply in the near to mid-term. It is anticipated that these dynamics will translate into strong rent growth in the future, in fact REIS projects that rents will increase on a national basis 17.2% from 2008 to 2012, a substantial gain over the 14.6% increase reported in the five-year period from 2003 to 2007.

Multifamily Market Types

In general, U.S. apartment markets are generally categorized as either one of two categories:

•	Growth Markets Growth Markets include many of the fastest growing metropolitan areas - such as Phoenix, Atlanta and Las Vegas for example — in terms of population and employment. Growth markets often have weak barriers to entry with considerably lower housing costs.

•	Lifestyle Markets Lifestyle Markets — such as San Francisco, Seattle and San Jose for example — are those where the high cost of homeownership, lengthy commutes, the local employment mix and other factors, generate large numbers of renters-by- choice. Lifestyle Markets typically enjoy high barriers to entry and considerably higher housing costs.

We intend to generally focus on Lifestyle Markets because we believe the breadth of rental demand, the relative affluence of renter households, the size and diversity of the economic base, and high barriers to entry create a less volatile environment. In these markets, we intend to emphasize investments in submarkets with the best accessibility to major employment centers, direct linkages to the local transportation network and mass transit system, proximity to major shopping nodes, and other such amenities that appeal to affluent, mobile renter households.

We will also make selective investments in Growth Markets, targeting “Lifestyle locations” within these larger Growth Markets, where such locations typically have the same relative advantages of high barriers to entry, accessibility to major employment centers, transportation systems, shopping and amenities that we look for in the Lifestyle Markets.

Historical Multifamily Returns

Over the last 20 years multifamily investment returns have exceeded all other property returns by a significant margin. According to information from the National Council for Real Estate Investment Fiduciaries, or NCREIF, and as presented in the table below , during the twenty year period from 1988 to 2007, investment in institutional quality apartments produced a total return of 208.2%, a significant margin over returns on investments in institutional quality office, industrial and retail assets.

Return	Years	Apartments	Office	Industrial	Retail

Total	1988 - 2007	208.2%	159.9%	192.4%	195.2%
Annualized	1988 - 2007	10.4%	8.0%	9.6%	9.8%

In addition, according to NCREIF, multifamily returns are less volatile than the other major real estate asset classes, and typically are less affected by economic downturns.

INVESTMENT OBJECTIVES AND POLICIES

General

We intend to acquire a diversified portfolio of residential real estate and real estate-related investments, with a primary focus on well located institutional quality apartment properties with strong and stable cash flows, and to implement what we refer to as our ‘Enhanced Residential’ strategic and operating initiatives to these multifamily properties, which are described in more detail below.

We also intend to acquire well-located residential properties that we believe present us with significant possibilities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed or time constrained sellers. As appropriate, we intend to implement our “Enhanced Residential” operating initiatives to these properties as well.

We will also seek to originate or invest in real estate-related securities that we believe present the potential for high current income or significant total return, including but not limited to mortgage, bridge or mezzanine loans, preferred or other equity securities, and may invest in entities that make similar investments. Subject to the provisions our charter, some of the above investments may be made in connection with programs sponsored, managed or advised by our affiliates or affiliates of our advisor, and we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor. We may serve as mortgage lender to, or acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other programs sponsored by our advisor’s affiliates.

Our primary investment objectives are to:

•	preserve and protect your capital investment;

•	provide you with attractive and stable cash distributions; and

•	increase the value of our assets to generate capital appreciation for you.

We may return all or a portion of your capital contribution in connection with the sale or refinancing of the company or of our investments acquired. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares, although it is not likely there will be a public market for the sale of your shares.

Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares of common stock, or liquidating our assets and distributing the net proceeds to our stockholders within four to six years after the termination of this or any subsequent offering, excluding shares offered pursuant to the distribution reinvestment plan. If we do not begin the process of listing our shares of common stock on a national securities exchange or an orderly liquidation by the end of that period, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors, including a majority of our independent directors, vote to defer such a meeting. The proposal would include information regarding appraisals of our portfolio. If our stockholders do not approve the proposal, then, upon the written request of stockholders owning 10% of our outstanding common stock we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our independent directors will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that our independent directors include the basis for their determination in minutes of their meetings and in an annual report delivered to our stockholders.

We cannot assure you that we will attain our investment objectives or that you will not lose all or a portion of your capital investment. Pursuant to our charter and the advisory agreement with our advisor, and to the extent permitted by our charter, our officers and directors and those of our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

Decisions relating to the purchase or sale of our investments will be made by our advisor, subject to approval of our board of directors, including a majority of our independent directors. See “Management” for a description of the background and experience of our directors and officers.

Our Target Portfolio

Our targeted portfolio allocation is as follows:

•	Enhanced Residential. We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality residential properties that we believe demonstrate strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Further, as appropriate, we intend to implement our ’Enhanced Residential’ strategic and operating initiatives (as described below) which we anticipate will create sustainable long-term increases in property value and lead to increased returns to our investors by, among other benefits, generating higher rental revenue and reducing resident turnover.

•	Value-Added Residential. We intend to allocate approximately 30% of our portfolio to investments in well-located value-add residential properties that offer a significant possibility for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed or time-constrained sellers in need of liquidity. As appropriate, we intend to implement our ’Enhanced Residential’ operating initiatives at these properties as well.

•	Real Estate Securities. We intend to allocate approximately 20% of our portfolio in other real estate-related investments with the potential for high current income or significant total returns. These investments could include first and second mortgages, mezzanine, bridge and other loans, debt and other securities related to or secured by real estate assets, and common and preferred equity, which may include equity securities of other REITs and real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with programs sponsored, managed or advised by our affiliates or those of our advisor.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forgo an attractive investment because it does not fit within our targeted asset class or portfolio composition.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an acquisition, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our portfolio composition may vary substantially from the target portfolio described above.

As of the date of this prospectus, we have neither acquired nor contracted to acquire any assets, nor have we identified any assets in which there is a reasonable probability that we will invest. We generally intend to hold the properties in which we invest for two to six years, which under current market conditions we believe is the optimal period to enable us to implement our “Enhanced Residential” initiatives and capitalize on the potential for increased income and capital appreciation. However, economic and market conditions may cause us to adjust our target holding period in order to maximize our potential returns.

Additionally, as a property or other investment reaches what we believe to be its optimum value, we will consider disposing of it and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties or investments that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur during the period from two to six years after the date of acquisition. However, we may consider investments with different anticipated holding periods in the event they provide an opportunity for a more attractive overall return.

We will typically hold fee title or a long-term leasehold estate in the properties we acquire. However, subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other programs sponsored by affiliates of our advisor.

Our Target Markets

Although we intend to diversify our portfolio by geographic location, we expect to focus on markets with high potential for attractive returns located in the United States. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will seek to focus on markets where affiliates of Bluerock and Orion have established relationships, transaction history, market knowledge and access to potential ‘off-market’ investments directly from sellers, as well as an ability to direct property management and leasing operations efficiently. Our preferred target markets have three distinct characteristics:

•	Supply: High barriers-to-entry, such as zoning, land use restrictions, cost, or other characteristics that tend to limit supply;

•	Demand: Strong economic predictors, such as employment growth, household income, economic diversity, favorable population demographics or other characteristics that tend to generate high demand; and

•	Retention: Attractive quality of life, such as recreation, leisure, infrastructure, education, limited home ownership opportunities (i.e. low affordability index) or other characteristics that tend to generate high demand and retention.

Orion, our co-sponsor, has developed and uses a strategic market selection process based on supply and demand projections, employment growth, volatility, housing cost, household income, growth projections, and other variables that our advisor believes will help us identify favorable markets and submarkets for acquisition activity, with respect to rental growth, vacancy and residual values, and assist us in optimizing portfolio blend and in analyzing and determining optimal timing and pricing for our dispositions. These tools will be available to us and to the advisor at no additional charge and, in concert with our overall strategies of individual market monitoring and ongoing analysis of macro- and micro economic cycles, we expect will enable us to: identify favorable acquisition opportunities; increase current distributions to our stockholders; maintain higher relative portfolio property values; initiate appropriate development or redevelopment activities; and, subject to maintaining our status as a REIT, execute timely dispositions to enhance capital gains distributable to our stockholders.

We will review and may periodically adjust our target markets in response to changing market conditions and to maintain a diverse portfolio. Our initial target markets, along with their metropolitan statistical area (MSA) rank in population, are listed below:

Western Region	MSA	Eastern Region	MSA

Greater Los Angeles	2	Greater New York	1
Dallas/Fort Worth	4	Chicago	3
Houston	6	Washington-N. Virginia-Maryland	8
San Francisco Bay Area	12	Atlanta	9
Phoenix	13	Boston	10
Seattle/Tacoma/Bellevue	15	Orlando	27
Minneapolis	16	Indianapolis	33
San Diego County	17	Charlotte	35
Denver	21	Austin	37
Portland	23	Nashville	39
San Antonio	28	Louisville	42
Kansas City	29	Richmond	43
San Jose	31	Raleigh-Durham	49

Additionally, certain secondary markets demonstrating strong fundamentals, employment diversity and attractive pricing will be pursued on a selective basis.

Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments both across these regions and among the submarkets within these regions.

Investment Size

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $20 million to $150 million; however, we may make occasional investments outside of this range. We may invest more than $150 million in a single property if we believe that property will help us meet our investment objectives and its projected risk-adjusted return merits such concentration.

“Enhanced Residential” Strategic and Operating Initiatives

We intend to allocate approximately 50% of our portfolio to investments in well-located, institutional quality residential properties demonstrating strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Such properties typically will have been developed after 1995 and demonstrate a high potential to increase rents and generate capital appreciation through the implementation of our ’Enhanced Residential’ strategic and operating initiatives to create communities which appeal to the rapidly growing Lifestyle Renter and Middle Market Renter segments of the market, and where we seek to create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, enhancing rental revenue and resident retention.

Our Enhanced Residential strategy primarily targets two rapidly growing segments of the multifamily market:

•	Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include older cohorts of the ’echo boomer’ generation, along with baby boomers who have become empty nesters, and are seeking to live a simpler lifestyle and shed their homeowner chores. Lifestyle Renter households generally meet three criteria:

•	They are old enough to be established in the labor force and to have stopped having to move every year or two for reasons of job or school;

•	They have adult interests and schedules; and

•	They earn enough income to purchase a home if they choose to do so, and may have been previous homeowners.

•	Middle Market Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps for a bigger house purchase at a later date), to spend it on other goods and services, to invest it in something other than housing, or are in a personal or job transition. For Middle Market Renters an apartment can provide an inexpensive and maintenance-free residence. This segment is made up to several main subgroups, including:

•	Young adults, who are in a transitional stage in terms of both their personal and work lives — they may be recent college graduates or others who are on a track to earn enough money to purchase a home, but have not yet reached that point or are too mobile to settle down;

•	Women who live alone and who may choose apartments because they require little maintenance and may offer a sense of personal security that is often lacking in single-family homes; and

•	Family households, including married couples with no children, couples with children, and single-parent households.

The Enhanced Residential strategy consists of a series of operating initiatives that are meant to appeal to the above rapidly growing segments, and which we believe can create a sustainable competitive advantage by going beyond the traditional apartment renovation program, to target the above groups’ desire for a ’sense of community’ by creating a place to gather, socialize and interact in a highly amenitized environment.

By implementing these initiatives we seek to transform the perception of the apartment community from a solely functional product (i.e. as solely a place to live) to the apartment as a lifestyle product and community (i.e. as a place to live, interact, and socialize), creating an enhanced perception of value among residents, allowing for premium rental rates, and resulting in enhanced resident retention.

The operating initiatives are combined with cosmetic and architectural improvements, modest renovation and repositioning and the incorporation of technology, to enhance and establish a sense of comfort and community in order to create lasting and realizable value, and can include all or some of the following:

•	common areas with Wi-Fi access allowing residents to stay in contact while socializing with friends;

•	a state of the art security system;

•	occasional live music and other performances;

•	a range of fitness and wellness classes;

•	group activities such as book clubs, cooking classes and wine tastings;

•	the addition and development of resort-like pools;

•	social activities incorporated into each community through a concierge program;

•	architecturally appealing common areas;

•	state of the art fitness centers; and

•	unique places to gather and socialize such as outdoor kitchens and fireplaces.

In addition to the above, where appropriate, our initiatives may include a “Green Lifestyle” program that incorporates environmentally sound and energy efficient products to enable the residents to live an environmentally friendly lifestyle, which we believe will further develop a sense of community by appealing to our target markets’ social and environmental concerns.

As a further benefit, by appealing to and attracting the upper income segments of the rental market, we believe the initiatives can generate significant additional revenue-enhancing options at the properties, including the ability to provide and charge for premium units, upgrade packages, equipment rentals such as washer and dryers, flat screen televisions and premium sound systems.

We generally intend to hold our Enhanced Residential Multifamily properties for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our holding period in order to maximize our potential returns.

Investments in “Value-Added” Residential Properties

We intend to allocate approximately 30% of our target portfolio in “value-added” residential properties with the potential for near-term capital appreciation. These assets generally will be well-located and fundamentally sound residential communities, but where there is an opportunity to improve net operating income and overall property value through one or more of the following:

•	investment of additional funds;

•	aggressive marketing and management to increase rental revenue;

•	create incremental sources of revenue; and

•	disciplined management procedures to reduce operating costs.

We intend to employ one or more of the following strategies with respect to the acquisition and management of these properties:

•	Renovating/Repositioning — Acquire properties which may be poorly managed, have significant deferred maintenance and/or suffer from a rental base that is below competing properties in the market and which, through a cost-effective renovation program and implementation of institutional-quality management practices and systems, can be repositioned to attract new residents at higher rental rates.

•	Redeveloping — Acquire properties which have excess land or unrealized development rights allowing for the addition of additional units and/or common areas in order to generate incremental sources of revenue, increased operational efficiencies or improved land use.

•	Opportunistic Purchase — Acquire properties at what we believe are opportunistic prices (i.e. at prices below what would be available in an otherwise efficient market) from sellers who are distressed or face time-sensitive deadlines and are in need of liquidity.

•	Value Investing — Acquire well-located, fundamentally sound properties at attractive values in markets that are temporarily overbuilt or oversold, but which have solid demographic characteristics, and where the market recovery is expected to favorably impact the value of these properties.

•	Portfolio Purchase — Acquire portfolios which due to large size, overly broad asset mix or mixed investment type (stabilized vs. value-added) may attract a limited pool of qualified potential purchasers and therefore may be available with a bargain element for a well capitalized purchaser able to purchase the portfolio as a whole.

In addition, although our “Enhanced Residential” operating and property initiatives are primarily intended for the stabilized properties we acquire, we intend to implement some or all of these initiatives, where appropriate for our value-added properties.

We generally intend to hold our value-added multifamily properties for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns.

Investments in and Originating Real Estate Related Securities

We intend to allocate approximately 20% of our target portfolio in real estate-related assets with a potential for high current income or significant total return, including mortgages, mezzanine, bridge and other loans, debt and other securities related to or secured by real estate assets, and common and preferred equity, which may include equity securities of other REITs and real estate companies.

We may originate or make investments in all real estate-related loans. Some of the types of loans which we may invest in and/or originate other than traditional commercial mortgage loans are described below:

•	Second Mortgages — Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness.

•	B-Notes — B-Notes are junior participations in a first mortgage loan on a single property or group of related properties, which shares a single borrower and mortgage with the senior, participating A-Note and is secured by the same collateral.

•	Mezzanine Loans — Mezzanine loans generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply. Mezzanine loans are generally not secured by mortgage interests in the borrower’s real estate, but may have a pledge of ownership interests in the borrowing entity.

•	Bridge Loans — Bridge loans are financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property.

•	Convertible Mortgages — Convertible mortgages are similar to equity participations, and generally benefit from the cash flow and/or any appreciation in the value of the subject property.

We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for our company. We may fund the loans we originate with proceeds from this offering and from other lenders, including proceeds from warehouse lines of credit, which we may procure.

We may require other collateral to provide additional security for our loans, including letters of credit, personal guarantees or collateral unrelated to the property we finance. We may structure our loans so that we receive a stated fixed or variable interest rate. The loans also may be structured to include a percentage of gross revenues or a percentage of the increase in the fair market value of the property relating to the loan. Loans we structure may be payable upon maturity, refinancing or sale of the property. Our loans may also have prepayment lockouts, yield maintenance, prepayment penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These investments typically range in size from $10 to $50 million, have terms from two to six years and bear interest at a rate of 300 to 1,200 basis points over the applicable interest rate index. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage and the condition of title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. For example, we may find such justification in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the amount of our mortgage loan investment provides an attractive cost basis for ownership of the underlying property.

In evaluating prospective investments in and originations of loans, our advisor will consider factors such as the following:

•	The ratio of the amount of the investment to the value of the property by which the note is secured.

•	The property’s potential for appreciation.

•	The stability and economic strength of the market, submarket and property.

•	The debt coverage ratio provided by historical and projected net operating income.

•	Historical and projected levels of rental increase and occupancy rates.

•	The liquidity of the investment.

•	The current and future quality of the location.

•	The condition and use of the property.

•	The property’s income-producing capacity.

•	The quality, experience, creditworthiness and liquidity of the borrower.

•	The ability to acquire the underlying real estate.

•	General economic condition of the macro and micro market of the property.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. We anticipate that most loans will have a term of five years or less. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on the percentage of our assets that may be invested in any type of loan or in any single loan, or the types of properties subject to mortgages or other loans in which we may invest. When determining whether to make investments in mortgage and other loans, we will consider such factors as:

•	positioning the overall portfolio to achieve an optimal mix of real estate investments;

•	the diversification benefits of the loans relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may purchase the common or preferred stock or debt of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value, and may seek to acquire or gain a controlling interest in the companies that we target.

Other Possible Investments

Development and Construction of Properties

We may invest substantial proceeds from this offering in properties on which improvements are to be constructed or completed, provided however, that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such unimproved properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition, and no development or construction is planned to commence within one year of the acquisition.

Joint Venture Investments

We are likely to enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements or participations with real estate developers, owners and other third parties, as well as with entities affiliated with our advisor, for the acquisition, development, improvement and operation of properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve one or more of the following four primary objectives:

•	Increase the return on our invested capital.

•	Diversify our access to equity capital.

•	Broaden our invested capital into additional projects in order to promote our brand and increase market share.

•	Obtain the participation of sophisticated partners in our real estate decisions.

We may invest in joint ventures with our affiliates or affiliates of our advisor only if a majority of our directors, including a majority of our independent directors, approve the transaction as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers. In determining whether to invest in a particular joint venture, our advisor will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our advisor will result in conflicts of interest (as discussed below).

We have not established the specific terms we will require in the joint venture agreements into which we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights of forced liquidation rights to allow us to control the timing of our exit.

•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and or forced redemption rights in connection with transfers.

Section 1031 Transactions

Bluerock and its affiliates sponsor private offerings of tenant-in-common interests, and of beneficial interests in a Delaware Statutory Trust, under Section 1031 of the Internal Revenue Code, each a “Section 1031 Transaction.” We may become co-investors and obtain co-tenancy interests in such properties at the sponsor’s cost, to take advantage of the following benefits:

•	Obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties.

•	Acquire interests in properties that we would be unable to acquire using only our own capital resources.

•	Have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 Transaction.

In the event that we purchase co-tenancy interests, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the other co-investors will become adverse to our interests. In addition, we may guarantee and/or provide security for certain bridge loans associated with the purchase of the property in which co-tenancy interests are to be sold in exchange for consideration from Bluerock.

We may also directly sell co-tenancy interests in our properties to investors seeking to complete Section 1031 exchanges. We will sell a property via a Section 1031 Transaction only in the event that our board of directors determines that such a transaction will be more advantageous to us than an outright sale of the property for cash. Any sale of one or more properties via a Section 1031 Transaction may expose us to significant tax and securities disclosure risks.

General

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

We do not intend to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate and real estate-related assets.

Notwithstanding any of the above, we may use the proceeds of this offering to purchase or invest in any type of interest in real estate which we determine is in the best interest of our stockholders, subject to our charter which limits certain types of investments.

Investment Approach

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to a determination that the consideration paid for such investments is based on the fair market value as determined by a majority of our directors. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Our advisor’s senior executives, Messrs. Kamfar, Babb, Gumbiner, Knauer and Ruddy, bring over 100 years of combined expertise gained through hands-on experience in acquisitions, asset management, dispositions, development/redevelopment, leasing, property management, portfolio management, and in building operating and real estate companies. Based on their collective experience, they believe successful real estate investment requires the implementation of strategies that incorporate three main elements:

•	favorable acquisitions;

•	effective asset management; and

•	timely dispositions.

Our advisor’s strategy with respect to each of the above is outlined below.

Acquisitions

Our advisor has developed a disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management, as follows:

•	National Market Research — The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both real-time market data and the transactional knowledge and experience of Bluerock’s and Orion’s network of professionals.

•	Local Market knowledge — The expertise, and access to coveted off market opportunities, is provided by our local partners or real estate professionals with whom Bluerock and Orion have developed strong relationships over the years.

•	Underwriting Discipline — Our advisor follows a disciplined process to examine to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which includes a review of property fundamentals, such as tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure; capital markets fundamentals, including cap rates, interest rates and holding period; and market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product deliver and absorption rates. Our advisor will strive to verify all assumptions by third party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

•	Risk Management — Risk management is a fundamental principle in our advisor’s construction of portfolios and in the management of each investment. Diversification of portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions, developments and dispositions, we generally consider the following factors as relevant:

•	Strategically targeted markets.

•	Income levels and employment growth trends in the relevant market.

•	Employment and household growth and net migration of the relevant market’s population.

•	Barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate, local building costs and construction costs, among other factors).

•	The location, construction quality, condition and design of the property.

•	The current and projected cash flow of the property and the ability to increase cash flow.

•	The potential for capital appreciation of the property.

•	Purchase price relative to the replacement cost of the property.

•	The terms of resident leases, including the potential for rent increases.

•	The potential for economic growth and the tax and regulatory environment of the community in which the property is located.

•	The occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket).

•	The prospects for liquidity through sale, financing or refinancing of the property.

•	The benefits of integration into existing operations.

•	Purchase prices and yields of available existing stabilized properties, if any.

•	Competition from existing multifamily properties, residential properties under development and the potential for the construction of new multifamily properties in the area.

•	Potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

Asset Management

Our advisor’s investment approach also includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value.

Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition officer and underwriting teams to develop an asset-level business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor will design this process to allow for realistic yet aggressive enhancement of value throughout the investment period. Furthermore, implementation of our Enhanced Residential operating and property initiatives will play an important role to increase property values and to standardize asset management procedures at a high level of performance.

In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition officers will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset managers throughout the hold period. Our asset managers typically will be responsible for investments in only a few markets, which allow them to have in-depth knowledge of each market for which they will be responsible. This focus also allows the asset managers to establish networks of relationships with each market’s competitive property set. In addition, our advisor’s executive officers will continuously review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Dispositions

We intend to hold our properties for an extended period, typically two to six years depending on the asset, which we believe is the optimal period to enable us to, as appropriate, implement our Enhanced Residential operating and property initiative and capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors.

Our advisor will develop a well-defined exit strategy for each investment. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will thereafter continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives, to determine the optimal time to sell the asset in order to maximize stockholder value and returns. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Conditions to Closing Real Property Investments

Our advisor will perform a diligence review on each property that we purchase. All of our property acquisitions will also be supported by an appraisal prepared by an independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents, where available, include, but are not limited to:

•	Historical operating statements from ownership for the past three years, with month and year-to-date for last year and the current year.

•	Detailed rent roll for the most recent month, including concessions, security deposits, delinquencies, in place rents and street rents, including updated rent rolls as appropriate.

•	Capital expenditure history through the current year-to-date, including detail of any exterior work.

•	Personal property inventory.

•	Tax bills and assessment notices for the property for the past three years, including any correspondence relating to tax appeals.

•	Utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date.

•	Aged receivables.

•	All contracts and service agreements, including equipment leases.

•	Tenant and vendor correspondence files.

•	Correspondence with government agencies.

•	Any current or prior code violations.

•	Environmental, asbestos, soil, physical and engineering reports.

•	Surveys.

•	Form leases.

•	List of personnel, wages & benefits.

•	Plans and specifications, including as-built and a list of the plans and specs.

•	Certificates of Occupancy.

•	Unexpired warranties.

•	Corporate Units Agreements.

•	List of any pending litigation affecting either the property or the residents.

•	Title commitment and recorded documents.

•	Business licenses and permits.

In order to be as thorough as reasonably possible in our due diligence we will typically obtain additional third party reports as recommended by our advisor. Such reports may include, property condition, soils, mechanical — electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit, and others. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may finance the acquisition or origination of certain real estate-related investments with warehouse lines of credit. Our indebtedness, including our warehouse facilities and bank credit facilities, may include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate, or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to: finance acquisitions of new properties or assets or originations of new loans; to pay for capital improvements, or repairs; to refinance existing indebtedness; to pay distributions; or to provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 75% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 300% of our “net assets” (as defined by the NASAA REIT Guidelines); however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. In addition to our charter limitation, our board of directors will adopt a policy to generally limit our aggregate borrowings to 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests and a limit of 85% for any individual real estate assets. Our policy limitation will only apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of a particular real estate asset to the extent our board of directors, including a majority of our independent directors, determines that borrowing these amounts is prudent. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Our board of directors must review our aggregate borrowings at least quarterly. We have no agreements or letters of intent in place for any financing sources at this time.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Listing or Liquidation Policy

Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares on a national securities exchange, or liquidating our assets and distributing the net proceeds to our stockholders, within four to six years after the termination of this offering and any subsequent offerings, excluding the shares offered pursuant to the distribution reinvestment plan. If we do not begin the process of listing our shares or liquidating our assets by the end of that period, our charter requires us to hold a stockholders meeting to vote on a proposal for our orderly liquidation, unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond such sixth anniversary. The proposal would include information regarding appraisals of our portfolio. If our stockholders do not approve such proposal, then, upon the written request of stockholders owning 10% of our outstanding common stock, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

Charter Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended by our stockholders, we will not:

•	Borrow in excess of 300% of our “net assets” (as defined by the NASAA REIT Guidelines); however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing;

•	Invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	Invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our advisor, our directors or any of our affiliates;

•	Pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the purchase price of the property; in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced; or, in the case of an equity investment or other investment in securities, pay acquisition fees and acquisition expenses that are unreasonable or exceed 6% of the value of the investment as determined by a majority of our independent directors, provided that, notwithstanding the above, we may pay in excess of 6% if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	Acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided however, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) will be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system);

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	Issue options or warrants to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants are sold to the general public;

•	Issue equity securities on a deferred payment basis or other similar arrangement;

•	Issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	Issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests; or

•	Make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of owning interests in or mortgages and other liens on real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in qualifying real estate assets and at least another 25% of our portfolio in additional qualifying real estate assets or real estate-related assets. Participations in mortgage loans, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other real estate companies may or may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. Our ownership of these investments, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Bluerock and Orion. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a property, group of properties or other assets, the purchase price of which exceeds 10% of our total assets, based on our most recent balance sheet that gives effect to any previous acquisitions, that were probable or completed since the date of the last balance sheet, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

MANAGEMENT

Our Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision.

Upon the commencement of this offering, we will have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another program sponsored by Bluerock or Orion will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily prudent person in a similar position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an acquisitions committee. We do not have a compensation committee because we do not plan to pay any compensation to our officers.

Audit Committee

Our board of directors will establish an audit committee that, prior to the commencement of this offering, will be comprised of three individuals, a majority of whom will be independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee will select the independent public accountants to audit our annual financial statements, will review with the independent public accountants the plans and results of the audit engagement and will consider and approve the audit and non-audit services and fees provided by the independent public accountants.

Acquisitions Committee

Each of our acquisitions must be approved by the acquisitions committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially, the acquisitions committee will be comprised of all members of our board of directors. Our advisor will recommend suitable properties for consideration by the acquisitions committee. If the members of the acquisitions committee approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Properties may be acquired from our advisor or its affiliates or our officers and directors or their affiliates, provided that a majority of our board of directors (including a majority of the independent directors), not otherwise interested in the transaction, approves the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to our advisor, its affiliates or any of our officers and directors, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Our Executive Officers and Directors

The following table and biographical descriptions set forth certain information with respect to the individuals who are our executive officers and directors:

Name	Age	Position

R. Ramin Kamfar	44	Chairman of the Board and Chief Executive Officer
James G. Babb, III	43	President, Chief Investment Officer and Director
Daniel J. Gumbiner	52	Chief Acquisition Officer — Eastern United States
Scott K. Knauer	52	Chief Acquisition Officer — Western United States
Jordan B. Ruddy	44	Senior Vice President and Chief Operating Officer
Jerold E. Novack	52	Senior Vice President and Chief Financial Officer
Michael L. Konig	47	Senior Vice President and General Counsel
		Independent Director
		Independent Director
		Independent Director

R. Ramin Kamfar, Chairman of the Board and Chief Executive Officer.  Mr. Kamfar serves as our Chairman of the Board and Chief Executive Officer, and is the Chief Executive Officer of our advisor. He has also served as the Chairman and Chief Executive Officer of Bluerock since its inception in 2002. Mr. Kamfar has approximately 20 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, public and private financings, and retail operations.

From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, NY, where he specialized in mergers and acquisitions, corporate finance and private placements. From 1993 to 2002, Mr. Kamfar grew a company he founded from a startup to become a leading fast casual restaurant chain in the United States primarily through a series of acquisitions, turnaround, and consolidation of several operating companies, to create New World Restaurant Group, Inc., with approximately 800 locations and $400 million in gross revenues in 35 states and Washington, D.C. and a portfolio of brands which included Einstein Bros.® and Noah’s NY Bagels®. During this period, Mr. Kamfar served primarily as Chief Executive Officer and Chairman of the Board of the company. From 1999 to 2002, Mr. Kamfar served as an investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company.

Mr. Kamfar has a M.B.A. degree with distinction in Finance from The Wharton School of the University of Pennsylvania, and a B.S. degree with distinction in Finance from the University of Maryland.

James G. Babb, III, President and Chief Investment Officer.  Mr. Babb serves as our President and Chief Investment Officer and is on our board of directors, and is the President and Chief Investment Officer of our advisor. Mr. Babb has also served as the Managing Director and Chief Investment Officer for Bluerock since 2007. He oversees all real estate sourcing, diligence, structuring and acquisitions for Bluerock. He has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992.

From 1992 to 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital, most recently as a Senior Vice President. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, each of which had investment objectives similar to ours (but not limited to residential investments), and which in the aggregate ultimately invested approximately $8.0 billion in approximately 250 separate transactions. During such period, Mr. Babb led over 75 investment transactions totaling approximately $2.5 billion of asset value in more than 20 million square feet of residential, office and industrial properties located in 25 states and 7 foreign countries, including a significant number of transactions that were contributed to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), and to create iStar Financial (NYSE: SFI). Mr. Babb also led Starwood Capital’s efforts to expand its platform to invest in England and France. Mr. Babb has a B.A. degree in Economics from the University of North Carolina at Chapel Hill.

Daniel J. Gumbiner, Chief Acquisition Officer — Eastern United States.  Mr. Gumbiner serves as Chief Acquisition Officer — Eastern United States of our company and of our advisor. He has served as the Chief Executive Officer, President and Chief Financial Officer of Orion since co-founding the company in 2004. Mr. Gumbiner has over 25 years of financial and real estate experience, has completed in excess of $5.0 billion of real estate transactions during his career. He has extensive relationships with public and private pension funds, corporate investors, and the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac.

From 1997 to 2003, Mr. Gumbiner served as the Chief Operating Officer and Chief Financial Officer of TVO Realty Partners, a large private owner and operator of multi-family properties in the United States, which owned or operated approximately 25,000 units during his tenure. From 1985 to 1997, Mr. Gumbiner served as a Senior Vice President of Finance for Banyan Management Company, and as a Vice President — Capital Markets Group for its predecessor firm, VMS Realty Partners. He is a Certified Public Accountant and a member of both the Illinois CPA Society and the American Institute of CPAs. Mr. Gumbiner has a B.S. degree in Accounting from the Kelly School of Business at Indiana University. Mr. Gumbiner serves on the board of directors of the National Multifamily Housing Council and is active in the Urban Land Institute.

Scott K. Knauer, Chief Acquisition Officer — Western United States.  Mr. Knauer serves as Chief Investment Officer — Western United States of our company and of our advisor. He has served as the Chief Operating Officer of Orion since co-founding the company in 2004. Mr. Knauer has has over 20 years of real estate experience, and has participated, as a principal, advisor and agent in the acquisition, ownership, development, management, renovation, and divestiture in excess of $2.0 billion in real estate assets.

Mr. Knauer was a founding principal and from 1997 to 2003 served as Chief Executive Officer of Summit Management, an apartment management and advisory company, which with its predecessor Granada Management, owned and operated over 10,000 units in Arizona and Florida. Additionally, Mr. Knauer was involved as a principal and advisor in the development, acquisition and management of more than 2,000 apartment units located in the Western United States. In addition, Mr. Knauer has been involved as an advisor and local operating partner and helped lead the acquisition and development of a 640-acre master-planned community and a 1.1 million square foot mixed-used development. Mr. Knauer previously served as a local operating partner for Starwood Capital, during the tenure of Mr. Babb at Starwood Capital. As a local operating partner with Starwood Capital, Mr. Knauer led the acquisition, redevelopment and management efforts on a number of apartment communities located in Phoenix and Tucson, some of which were later contributed by Starwood Capital to the initial public offering of Equity Residential Properties Trust (NYSE: EQR). Among other professional affiliations, Mr. Knauer serves on the board of directors of the National Multifamily Housing Council.

Jordan B. Ruddy, Senior Vice President and Chief Operating Officer.  Jordan Ruddy serves as the Senior Vice President and Chief Operating Officer of our company and of our advisor. Mr. Ruddy is also the Senior Vice President — Chief Operating Officer for Bluerock, which he joined in 2002. Mr. Ruddy has 20 years of experience in real estate acquisitions, financings, management and dispositions.

From 2000 to 2001, Mr. Ruddy served as an investment banker at Banc of America Securities LLC, where he was responsible for various types of real estate investment banking transactions including equity offerings, debt placements and asset sales. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multi-family real estate. From 1995 to 1997, Mr. Ruddy served as an investment banker at Smith Barney Inc., where he was responsible for various types of real estate investment banking transactions including equity offerings, debt placements and asset sales. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy has a M.B.A. degree in Finance and Real Estate from The Wharton School of the University of Pennsylvania, and a B.S. degree with high honors in Economics from the London School of Economics.

Jerold E. Novack, Senior Vice President and Chief Financial Officer.  Mr. Novack serves as Senior Vice President and Chief Financial Officer of our company and our advisor. Mr. Novack has also served as the Senior Vice President — Chief Financial Officer of Bluerock since 2004. Mr. Novack has over 25 years of experience in public and private financings, operations and management.

From 1993 to 2002, Mr. Novack served in senior financial positions of New World Restaurant Group, Inc., including as its Executive Vice President and Chief Financial Officer. From 1982 to 1993, Mr. Novack held various senior financial positions at several specialty retail chains, including Mercantile Department Stores and Brooks Fashion Stores. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

Michael L. Konig, Senior Vice President and General Counsel.  Mr. Konig serves as the Senior Vice President and General Counsel of our company and our advisor. Mr. Konig has also served as counsel for Bluerock and its affiliates since 2004. Mr. Konig has over 20 years of experience in law and business.

From 1987 to 1997, Mr. Konig was an attorney at the firms of Greenbaum Rowe Smith & Davis and Ravin Sarasohn Cook Baumgarten Fisch & Baime, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well with respect to a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. From 2002 to 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig has a J.D. cum laude from California Western School of Law and a M.B.A. in Finance from San Diego State University.

The Advisor

Our advisor is Bluerock Enhanced Residential Advisors, LLC. Our officers and directors are also officers of our advisor. Our advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Bluerock serves as the manager of our advisor.

The executive officers of our advisor are as follows:

Name	Age	Position

R. Ramin Kamfar	44	Chief Executive Officer
James G. Babb, III	43	President and Chief Investment Officer
Daniel J. Gumbiner	52	Chief Acquisition Officer — Eastern United States
Scott K. Knauer	52	Chief Acquisition Officer — Western United States
Jordan B. Ruddy	44	Senior Vice President and Chief Operating Officer
Jerold E. Novack	52	Senior Vice President and Chief Financial Officer
Michael L. Konig	47	Senior Vice President and General Counsel
Philip Mendlow	60	Senior Vice President — Development Projects
Ronald W. Phillis	41	Senior Vice President — Capital Markets
Scott R. Price	53	Senior Vice President — Asset Management

The background and experience of Messrs. Kamfar, Babb, Gumbiner, Knauer, Novack, Ruddy and Konig are described above in “Management — Our Executive Officers and Directors.”

Philip Mendlow, Senior Vice President — Development Projects.  Philip Mendlow serves as Senior Vice President — Development Projects of our advisor. He has served in the same role for Bluerock since 2007. Mr. Mendlow has been an active real estate investor and builder since 1979 in projects ranging from condominium conversion of rental housing to the planning and construction of suburban planned unit development. Mr. Mendlow’s efforts have included both the renovation and repositioning of existing properties and new construction of infill and high-rise apartment buildings. As principal in charge of projects comprising more than 700 dwelling units with a current market valuation in excess of $350 million, Mr. Mendlow has gained operative knowledge and extensive experience in all aspects of real estate development, including development property identification and assessment, zoning and planning evaluation, supervision of the approval process for both as-of-right and non-conforming uses, product mix and market positioning, unit layout and design, architectural design, cost/value analysis, construction estimating, construction management and critical path planning, labor union negotiation, supervision and coordination of trades, acquisition, construction and take-out financing, on-site sales office management and training, creation and implementation of condominium legal documentation, post-closing quality and customer satisfaction assurance, and negotiation of commercial leases. Mr. Mendlow has a B.A. degree summa cum laude in physiological psychology from New York University.

Ronald W. Phillis, Senior Vice President — Capital Markets.  Ronald Phillis serves as the Senior Vice President — Capital Markets of our advisor. Mr. Phillis has also served as Senior Vice President — Capital Markets for Bluerock since 2007. Mr. Phillis has over 15 years of experience in sales, research, and advisory capacities with highly leveraged and distressed companies.

From 2002 to 2006, Mr. Phillis spent five years with Banc of America Securities LLC on the Fixed Income Sales Team, assigned to the Special Situations Desk and as a Senior Research Analyst in the High Yield Research Group, where he covered consumer products and retail companies. From 1997 to 2002, Mr. Phillis spent five years in the High Yield Research Group at Goldman Sachs & Co. During his tenure at Goldman Sachs and at Banc of America, Mr. Phillis’ research group was ranked number two in the United States every year in the 2000 to 2005 time period on the Institutional Investor ’All-America Research Team’ for the Consumer Products sector, in addition to being awarded “who is the best” categories in multiple categories. From 1990 to 1995, Mr. Phillis served in the Financial Restructuring and Advisory Groups at Houlihan, Lokey, Howard & Zukin. Mr. Phillis has a M.B.A. degree from New York University and a B.S. degree in Business Administration from California State University, Northridge.

Scott R. Price, Chief Operating Officer.  Mr. Price serves as Senior Vice President — Asset Management of our advisor. He has served as the Chief Operating Officer of Orion since co-founding the company in 2004. Mr. Price has over 25 years experience in the commercial real estate field. From 2001 to 2004, Mr. Price was a Principal and Vice President with Olympic Investors, a national multi-family investment company based in Seattle. From 1998 to 2001, Mr. Price acted as Vice President with Kennedy Associates Real Estate Counsel, an institutional real estate advisor to a number of the largest public, corporate and retirement systems, as well as major university endowments.

From 1994 to 1998, Mr. Price was Vice President and Director of Asset and Property Management at Wright Runstad & Company, a developer/owner of office buildings in the Pacific Northwest and Alaska. From 1981 to 1994, Mr. Price was Vice President of Asset Management with JMB Realty Corporation in Chicago. Mr. Price is a licensed real estate broker, a Certified Public Accountant and a member of the American Institute of CPAs. Mr. Price has a Bachelors Degree in Business Management and in Accounting from Aquinas College.

Our Sponsor — Bluerock Real Estate, L.L.C.

Bluerock is a national real estate investment firm based in Manhattan, with a focus on acquiring, managing and developing apartment and office properties throughout the United States. Since its inception in 2002, Bluerock has been involved in residential and office real estate projects consisting of approximately 4 million square feet and in excess of $800 million in total acquisition and development costs. Bluerock serves as the manager of two private real estate funds. Mr. Kamfar controls Bluerock.

Our Co-Sponsor — Orion Residential

Orion is a national residential investment company with offices in Chicago, Seattle and Phoenix with a primary focus on the ’Enhanced Residential’ strategy. Founded in 2004 by Messrs. Gumbiner, Knauer and Price, these executives collectively have over 70 years of real estate experience, encompassing related disciplines in acquisitions, development, property management, construction management, asset management, investment brokerage, and dispositions. In addition, the team has international investment experience in Western Europe, Asia, Mexico and Latin America.

Since 2004, Orion Residential has acquired a residential property portfolio in excess of $1.0 billion dollars, consisting of 18 projects and approximately 9,500 units as an operating partner for a number of institutional investors, including:

•	Starwood Capital Group

•	GE Capital Real Estate

•	Guggenheim Real Estate

•	Strategic Capital Real Estate Advisors

In a number of these projects, Orion has implemented “Enhanced Residential” operating initiatives to increase net operating income, tenant retention and the value of such properties.

Mr. Knauer previously served as a local operating partner for Mr. Babb, our President and Chief Investment Officer, during Mr. Babb’s tenure at Starwood Capital Group. As a local operating partner with Starwood Capital, Mr. Knauer led the acquisition, redevelopment and management efforts on a number of apartment communites located in Phoenix and Tucson, some of which were later contributed by Starwood Capital to the initial public offering of Equity Residential Properties Trust (NYSE: EQR).

Some of the officers and directors of Orion are also owners of our advisor. The background and experience of Messrs. Gumbiner, Knauer and Price are described in “Management — Executive Officers and Directors.”

Our Advisor’s Chief Investment Officer

Mr. Babb is the President and Chief Investment Officer of our company and of our advisor. Prior to his tenure with Bluerock, Mr. Babb led certain residential and office acquisition initiatives for Starwood Capital. During Mr. Babb’s tenure with Starwood Capital, the firm:

•	Sponsored seven private real estate funds, or the Starwood Funds, that have investment objectives similar to ours (but not limited to residential investments) and that in the aggregate have invested approximately $8.0 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions;

•	Through these seven private real estate funds, raised over $2.6 billion of equity from institutional investors, including:

•	Pennsylvania Teachers Pension Plan

•	Allstate Insurance Co.

•	Bellsouth Corp. (now AT&T)

•	Howard Hughes Medical Institute

•	New York State Employee Retirement System

•	The Walt Disney Company

•	General Motors Corp.

•	Louisiana Teachers

•	University of North Carolina Endowment

•	Sun America Life

•	Led or was instrumental in creating three large public real estate companies, including:

•	Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT), a global owner/operator of hotels with brands such as Sheraton®, Westin®, the St. Regis® Luxury Collection and “W”®, among others;

•	iStar Financial, Inc. (NYSE: SFI), the largest publicly owned finance company at that time focused exclusively on commercial real estate; and

•	Equity Residential Properties Trust (NYSE: EQR) — collaborated with Sam Zell, by contributing a large residential portfolio EQR’s initial public offering to create the nation’s largest multifamily REIT at that time.

During his tenure with Starwood Capital, Mr. Babb personally led:

•	The structuring of over 75 investment transactions totaling $2.5 billion of asset value,

•	The investment in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and 7 foreign countries, including a significant number of transactions that were contributed to the initial public offering of Equity Residential Properties Trust, and to create iStar Financial, Inc., and

•	Starwood Capital’s efforts to expand its platform to invest in England and France.

You should note that Mr. Babb was not responsible for all of Starwood Capital’s investment decisions or its performance with respect to the Starwood Funds, and that he shared these responsibilities with other investment managers for the Starwood Funds. Further, Mr. Babb did not have any investment responsibilities with respect to Starwood Hotels & Resorts Worldwide, Inc., Equity Residential Properties Trust or iStar Financial, Inc. Starwood Capital and our company are not similar companies and the performance results of Starwood Capital are not indicative of how our company may perform.

You should also note that we believe that the institutional investors named in this prospectus and that invested in the Starwood Funds or private programs sponsored by Bluerock or Orion are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share. None of the institutional investors named in this prospectus have endorsed this offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We included their names only for purposes of your evaluation of the experience and reputation of certain officers of our advisor.

Compensation of Directors and Officers

Director Compensation

We intend to pay each of our independent directors an annual retainer of $25,000. In addition, we will pay our independent directors for attending board and committee meetings $2,500 in cash per board meeting attended, $2,000 in cash for each committee meeting attended, $1,000 in cash for each teleconference meeting of the board or any committee, and 1,000 shares of restricted stock at each annual meeting. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. Our independent directors may also qualify for awards under the Incentive Plan.

Executive Officer Compensation

We have no employees and our company’s executive officers are all executive officers of our advisor. The executive officers of our advisor are compensated by our advisor and/or its affiliates and will not receive any compensation from us for their services. Officers of our advisor will be eligible for awards under our Incentive Plan, however, we currently do not intend to make any such awards. As of the commencement of this offering, no awards have been granted to our executive officers under this plan.

Initial Investment by Our Advisor

Our advisor has purchased 22,727 units of limited partnership interest in our operating partnership for $200,000. This purchase of partnership interests by our advisor will not count toward meeting the minimum offering amount. Our advisor may not sell any of these partnership interests during the period it serves as our advisor except to its affiliates. During the period our advisor serves as such, affiliates of our advisor may not sell any of these partnership interests except to our advisor and other affiliates of our advisor. Although our advisor and its affiliates are not prohibited from acquiring shares of our stock or additional units of limited partnership interest in our operating partnership, except as described below, our advisor currently has no options or warrants to acquire any shares of stock or additional partnership interests.

In addition, we intend to issue to our advisor 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Our convertible stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (2) we list our common stock for trading on a national securities exchange. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (1) 15% of the excess of (a) our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over (b) the aggregate price paid for those outstanding shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares, divided by (2) the “enterprise value” divided by the number of outstanding shares of common stock, in each case, as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was in force.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present us with investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor may be entitled to previously earned but unpaid fees and to convert the convertible stock it holds. See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns specified fees) and payments made by our advisor to third parties in connection with potential investments.

Our advisor and its affiliates may engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income for such year. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

Other Services

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, loan servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

Possible Internalization

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement and property management agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor. In the event our advisor is internalized into our company, many of our advisor’s key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

Annual Determination of Fees and Expenses by Independent Directors

The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

Incentive Award Plan

The following is a summary of the principal features of the Incentive Plan, as it is currently proposed. This summary highlights information from the Incentive Plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the Incentive Plan, you should carefully read the entire plan, which is included as an exhibit to the registration statement, of which this prospectus is a part.

The purpose of our Incentive Plan is to enable us and our advisor and its affiliates (1) to provide an incentive to our employees and directors and consultants and those of our advisor and its affiliates to increase the value of our shares, (2) to give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) to obtain or retain the services of these persons who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards. We intend to only issue awards to our independent directors under our Incentive Plan.

The shares of stock subject to the Incentive Plan will be our common stock. Under the terms of the Incentive Plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.

Awards Under the Incentive Plan

The board of directors, or a committee of the board, will be the administrator of the Incentive Plan. The Incentive Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. Our officers, employees, consultants and independent directors are eligible to receive awards under the Incentive Plan. The administrator determines which of our officers, employees, consultants and independent directors will be granted awards.

Nonqualified stock options, or NQSOs, will provide for the right to purchase our common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may not be less than fair market value on the date of grant, and usually will become exercisable, in the discretion of the administrator, in one or more installments after the grant date. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator. Incentive stock options, or ISOs, will be designed to comply with the provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all of our classes of stock, the Incentive Plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must expire within five years from the date of grant.

Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred and will be held in escrow until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions. Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or distribution rights prior to the time when the vesting conditions are satisfied.

Stock appreciation rights may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the Incentive Plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or our common stock or a combination of both. Distribution equivalents represent the value of the distributions per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or our common stock or a combination of both. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or our common stock or a combination of both.

Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.

The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for our company, or any subsidiary, division or operating unit of our company related to one or more of the following performance criteria:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes, depreciation and/or amortization;

•	return on equity;

•	return on invested capital or assets;

•	funds from operations;

•	cost reductions or savings; or

•	appreciation in the fair market value of a share of our common stock.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the Incentive Plan to any individual in any calendar year may not exceed 250,000 shares.

Grants of Restricted Stock to Independent Directors

Each of our independent directors will receive an automatic grant of 5,000 shares of restricted stock on the effective date of this prospectus and an automatic grant of 1,000 shares of restricted stock at each annual meeting of our stockholders thereafter. Each person who thereafter is elected or appointed as an independent director will receive an automatic grant of 1,000 shares of restricted stock on the date such person is first elected as an independent director and an automatic grant of 1,000 shares of restricted stock at each annual meeting of our stockholders thereafter. To the extent allowed by applicable law, the independent directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20% at the time of grant and 20% on each anniversary thereafter over four years from the date of grant. All restricted stock may receive distributions, whether vested or unvested. Pursuant to these arrangements, our current independent directors will each receive an aggregate of 6,000 shares of restricted stock in 2008. The value of the restricted stock to be granted is not determinable until the date of grant.

Amendment and Termination of the Incentive Plan

The board of directors may terminate the Incentive Plan at any time. The Incentive Plan will be in effect until terminated by the board of directors. However, in no event may any award be granted under the Incentive Plan after ten years following the plan’s effective date. The board of directors may not, without stockholder approval given within 12 months of the board’s action, amend the Incentive Plan to increase the number of shares of our stock that may be issued under the Incentive Plan. Except as indicated above, the board of directors may also modify the Plan from time to time.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates except to the extent prohibited by the Maryland General Corporation Law and as set forth below.

Under the Maryland General Corporation Law, a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, as required by the NASAA REIT Guidelines, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Bluerock Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking the advancement has provided us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs and our portfolio of real estate investments, subject to our board’s supervision. The following table summarizes all of the compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay for selling commissions and dealer manager fees. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our distribution reinvestment plan. No selling commissions, dealer manager fees or organization and offering costs for the primary offering are payable on shares sold through our distribution reinvestment plan.

The Compensation Table below outlines all the compensation that we will pay to our advisor and its affiliates, the dealer manager and the broker dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table.

OFFERING STAGE

Estimated Amount
Type of Compensation	Method of Compensation	Min/Max Offering(1)

Selling Commissions(2)	We will pay the dealer manager up to 7.0% of the gross offering proceeds, before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the distribution reinvestment plan.	$175,000/$70,000,000
Dealer Manager Fee(2)	We will pay the dealer manager 2.5% of the gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow up to 1.25% of the gross offering proceeds to wholesalers and national sales personnel who may or may not be affiliated with us. The dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$62,500/$25,000,000
Accountable Due Diligence Expense	We will reimburse any participating broker-dealer for reimbursement of bona fide accountable due diligence expenses. We estimate that we will reimburse approximately 0.5% of the gross offering proceeds for accountable due diligence expenses in this offering.	$12,500/$5,000,000
Organization and Offering Expenses(3)	Our advisor or its affiliates may advance, and we will reimburse for, issuer organization and offering costs incurred on our behalf in connection with this offering, but only to the extent that the reimbursement of the selling commissions, dealer manager fee, due diligence fees and issuer organization and offering costs in the aggregate do not exceed 15.0% of gross offering proceeds as of the date of the reimbursement. We estimate such expenses will be approximately 4.5% of the gross proceeds of this offering if the minimum offering is sold, 1.5% of the gross proceeds of this offering if the maximum offering is sold, and 1.21% of the gross proceeds of this offering if the maximum offering is sold including shares sold pursuant to our distribution reinvestment plan.	Actual amounts will be based on actual funds advanced. We estimate that a total of $112,500 will be reimbursed if the minimum offering is sold and $15,570,000 will be reimbursed if the maximum offering is sold (including the distribution reinvestment plan).

ACQUISITION AND DEVELOPMENT STAGE

Estimated Amount
Type of Compensation	Method of Compensation	Min/Max Offering(1)

Acquisition Fees	For its services in connection with the selection, due diligence and acquisition of an investment, our advisor or its affiliate(s) will receive an acquisition fee equal to 1.5% of the purchase price, including any debt incurred to acquire the investment and third party expenses. With respect to investments in and originations of loans, we will pay an origination fee in lieu of an acquisition fee.	Actual amounts depend upon the purchase price of investments acquired.
Origination Fees	For its services in connection with the selection, due diligence and acquisition or origination of mortgage, mezzanine, bridge or other loans, our advisor or its affiliate(s) will receive an origination fee equal to 1.5% of the principal amount of the borrower’s loan obligation or of the purchase price of any loan we purchase, including third party expenses. We will not pay an acquisition fee with respect to such loans.	Actual amounts depend upon the principal amount or purchase price of loans and, therefore, cannot be determined at the present time.
Construction Management/ Development Fee	To the extent it provides a substantial amount of services in connection with the construction management of one or more of our properties, our advisor or its affiliate(s) will be paid a construction management fee equal to 5.0% of any amount which is expended for or in connection with the construction or repair at the properties in which we acquire an interest. In addition, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. Development fees may be paid for the packaging of a development project, including services such as the negotiation and approval of plans, assistance in obtaining zoning and necessary variances and financing for a specific property.	Actual amounts depend upon amounts expended for construction, repair or development at our properties and, therefore, cannot be determined at the present time.
Reimbursable Expenses	In addition to any acquisition and origination fees, we will reimburse our advisor and its affiliates for their reasonable and actually incurred third-party expenses in connection with the selection and diligence of the investment, regardless whether the property is acquired, the equity investment is made or the loan originated, such reimbursable expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of third party reports, nonrefundable deposits or option payments, accounting fees and expenses, third-party brokerage or finder’s fees, loan fees or points, title insurance premium expenses, allocable personnel expenses, and other closing costs. The reimbursement of such expenses, however, when combined with any applicable acquisition, origination, construction management or development fees, including fees paid to third parties, cannot exceed 6.0% of the purchase price for the property, of the amount of the loan or of the total development cost of the property, as applicable, unless a majority of our independent directors approve the excess.	Actual amounts depend upon the acquisition and origination activities of our company and, therefore, cannot be determined at the present time.

OPERATING STAGE

Estimated Amount
Type of Compensation	Method of Compensation	Min/Max Offering(1)

Asset Management Fee	We will pay our advisor or its affiliates an annual asset management fee for managing our day-to-day operations, which will be equal to 1.0% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset we acquire, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any assets we intend to develop, construct or improve, cost will include the amount budgeted for the development, construction or improvement, and (B) the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset. In the event that the asset management fee includes the amount budgeted for the development, construction or improvement of an asset, upon completion of the development, construction or improvement project, our advisor will determine the actual amounts paid; to the extent the amounts actually paid vary from the budgeted amounts on which the asset management fee was initially based, our advisor will pay or invoice us for any excess or shortfall at the completion of the project.	Actual amounts depend upon the assets invested by our company and, therefore, cannot be determined at the present time.
Property Management Fee	We will pay Bluerock REIT Property Management, LLC, a wholly-owned subsidiary of our advisor, a property management fee equal to 4.0% of the monthly gross income from any properties it manages, paid monthly. Alternatively, we may contract property manager services for certain properties directly to non-affiliated third parties, in which event we will pay our advisor an oversight fee equal to 1% of monthly gross revenues of such property so managed.	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.
Compensation for Additional Services	If we request our advisor or its affiliates to render services for our company other than those required to be rendered by our advisor under the advisory agreement, the additional services will be compensated separately, on terms to be agreed upon between our advisor or its affiliates and us. The rate of compensation for these services, however, must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed the amount that would be paid to unaffiliated third parties for similar services. The advisor reserves the right to subcontract these services to third parties and in such case will pay all fees due to such third party contractors.	Actual amounts to be received depend upon the services provided and, therefore, cannot be determined at the present time.

Estimated Amount
Type of Compensation	Method of Compensation	Min/Max Offering(1)

Financing Fee	We will pay our advisor or its affiliates a financing fee equal to 1.0% of the amount available under any loan or line of credit made available to us. The advisor may reallow some or all of this fee to reimburse third parties with whom it may subcontract to procure such financing for us.	Actual amounts depend upon the amount of indebtedness incurred to acquire an investment and, therefore, cannot be determined at the present time.
Reimbursable Expenses(4,5)	We will reimburse our advisor or its affiliates for all reasonable and actually incurred expenses in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for that period.	Actual amounts to be paid depend upon expenses paid or incurred and therefore cannot be determined at the present time.

DISPOSITION/LIQUIDATION/LISTING STAGE

Estimated Amount
Type of Compensation	Method of Compensation	Min/Max Offering(1)

Disposition Fee(6)	To the extent it provides a substantial amount of services in connection with the disposition of one or more of our properties or investments, our advisor or its affiliate(s) will receive fees equal to the lesser of (A) 3.0% of the sales price of each property or other investment sold or (B) 50.0% of the sales commission that would have been paid to a third party sales broker in connection with such disposition. However, in no event may the disposition fees paid to our advisor or its affiliates, and to unaffiliated third parties, exceed in the aggregate 6.0% of the contract sales price. Substantial assistance in connection with the sale may include the preparation of an investment package (for example, for the sale of a property, a package including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed in connection with a sale.	Actual amounts depend upon the sale price of investments and, therefore, cannot be determined at the present time.

Estimated Amount
Type of Compensation	Method of Compensation	Min/Max Offering(1)

Common Stock Issuable Upon Conversion of Convertible Stock	Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (B) subject to the conditions described below, we list our common stock for trading on a national securities exchange. For these purposes and elsewhere in this prospectus, a “listing” which will result in conversion of our convertible stock to common stock also will be deemed to have occurred on the effective date of any merger of our company in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.
In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the (2) aggregate price paid for those outstanding shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares, divided by (B) the “enterprise value” divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event that either of the events triggering the conversion of the convertible stock occurs after our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor), the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was in force.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of $2,500,000 in shares to the public and the maximum dollar amounts are based on the sale of the maximum of 130,000,000 shares to the public, including 30,000,000 shares through our distribution reinvestment plan.

(2)	All or a portion of the sales commissions or, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	Includes all expenses (other than sales commissions, the dealer manager fee, wholesaling commissions and accountable due diligence expense) to be paid or reimbursed by us in connection with the offering, including our legal, accounting, printing, mailing, technology, filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, amounts to reimburse costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

(4)	“Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

(5)	“Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

(6)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, loan servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Our advisor and its affiliates will not be compensated for any services other than those which have been disclosed in this Management Compensation section. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor for services rendered, our advisor may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category.

Limitation on Operating Expenses

In the absence of a showing to the contrary, satisfactory to a majority of our independent directors, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our Average Invested Assets; or

•	25% of our net income for such year.

Absent a satisfactory rationale, the independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send our stockholders a written disclosure of such fact. Our advisor will reimburse us at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by us exceed the limitations provided above, if such excess amount is not approved by a majority of our independent directors.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organization and offering expenses, legal, audit, accounting, wholesaling, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	reasonable incentive fees based on the gain from the sale of our assets, if any; and

•	acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in the Prior Performance Summary represents the historical experience through December 31, 2007 of real estate programs sponsored by Bluerock Real Estate L.L.C., or Bluerock, and Orion Residential, LLC, or Orion (respectively, “Bluerock-sponsored programs” or “Bluerock programs,” and “Orion-sponsored programs” or “Orion programs,” or, collectively, “prior programs” or “programs”). All of the Bluerock- and Orion-sponsored programs are private programs. Bluerock and Orion have not co-sponsored a program together. Neither Bluerock nor Orion has sponsored a public program. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior programs. Investors who purchase our shares will not acquire any ownership interest in any of the prior programs discussed in this section.

We consider prior programs to have investment objectives similar to ours to the extent that each program’s investment objectives are substantially the same as ours, regardless of the particular emphasis that a program places on each objective, such investment objectives including: the acquisition and operation of multi-family or commercial properties; the provision of stable cash flow available for distribution to investors; preservation and protection of investor capital; and the realization of capital appreciation upon the ultimate sale or refinancing of the program properties. See “Investment Objectives and Policies.”

As of December 31, 2007,

•	Bluerock, Orion and their respective affiliates, had acquired properties for 18 programs that had or have investment objectives similar to ours;

•	These programs consisted of 11 multifamily residential properties of approximately 3,953 units, 6 office properties totaling approximately 2.3 million square feet, and one 100,000 square foot residential development property;

•	These privately offered programs had raised approximately $182.9 million of gross offering proceeds from 186 investors, including five institutional investors; and

•	With a combination of debt, offering proceeds and sponsor-provided capital, these private programs had invested approximately $629.8 million (including acquisition and development costs).

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

State	%

South	64.5%
Southwest	19.4%
Northeast	8.2%
Midwest	7.9%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%

Multifamily Residential	57.1%
Office	37.4%
Development	5.5%

As a percentage of acquisition and development costs, 94.5% was spent on existing or used residential and office properties, and 5.5% was spent on land acquired for development.

As of December 31, 2007, five of these programs (four residential and one office) had sold their properties they had purchased, or approximately 11.9% of all programs. The original purchase price of the residential properties sold was approximately $72.4 million, and the aggregate sales price was approximately $88.2 million.

See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of Bluerock and Orion in raising and investing funds for the private offerings closed during the last three years ending December 31, 2007, and compensation paid to Bluerock, Orion or their respective affiliates with respect to these programs. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the five years ending December 31, 2007, results of such programs that have completed their operations during the five years ending December 31, 2007 and the sales or other disposals of properties with investment objectives similar to ours during the three years ending December 31, 2007.

Bluerock

The information presented in this section represents the historical experience of the Bluerock-sponsored programs. These are all private programs as Bluerock has sponsored no public programs. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of Bluerock’s prior programs. Investors who purchase our shares will not acquire any ownership interest in any of the programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Bluerock-sponsored programs as of December 31, 2007.

The Prior Performance Tables included in this prospectus as Exhibit A sets forth information as of December 31, 2007 regarding certain of these prior programs regarding: (1) experience in raising and investing funds (Table I); (2) compensation to Bluerock or its affiliate (separate and distinct from any return on its investment) (Table II); (3) annual operating results (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, information contained in this summary describes additional private programs acquired during 2007 and sponsored by Bluerock, but which had not been closed to outside investors as of December 31, 2007 (Cummings Research Park, Portfolios I, II and III, respectively, and 1355 First Avenue, NY), including programs described in Table VI (Cummings Research Park, Portfolios I, II and III, respectively, and 1355 First Avenue, NY), which is contained in Part II of the registration statement but which is not part of this prospectus. We will furnish copies of Table VI to any prospective investor upon request and without charge.

Private Programs

As of December 31, 2007, Bluerock was the sponsor of six private programs, four which had been closed to outside investors as of such date (see Table I), and one of which (Woodlands I, LLC) had been completed (see Tables IV and V). In 2007, Bluerock additionally acquired properties for subsequent syndication through two similar private programs sponsored by Bluerock in 2008.

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

State	%

South	65.6%
Midwest	16.9%
Northeast	12.0%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%

Office	74.0%
Development	17.5%
Multifamily Residential	8.5%

As a percentage of acquisition and development costs, 82.5% was spent on existing or used residential and office properties, and 17.5% was spent on land acquired for development.

As of December 31, 2007, one of these programs had sold the properties it had purchased, or approximately 5.8% of all Bluerock programs. The original purchase price of the office properties sold was approximately $14.8 million, and the aggregate sales price was approximately $19.3 million.

Bluerock directly or indirectly contributed the necessary equity to acquire the properties for these programs (eight programs in total with similar investment objectives, including the properties acquired in 2007 for the two programs sponsored in 2008) and the remaining portion was typically borrowed on a non-recourse basis with the properties purchased serving as collateral for the borrowings. The equity ultimately contributed by the incoming investors for the eight programs typically accounted for approximately 25% to 45% of the entity’s total capital.

An affiliate of Bluerock serves (or, in the case of the completed programs, served) as either property manager or asset manager for each of its programs.

In addition to these programs with similar investment objectives, a notes program sponsored by Bluerock offered notes to be issued by a limited liability company affiliated with Bluerock. The issuer borrowed funds from investors, who invested in the issuer’s notes. The issuer in turn contributed the note offering proceeds to a subsidiary for investment in real estate or real estate-related assets. Investors in the notes program made loans to the issuer by investing in its notes, and did not acquire equity interests therein.

Orion

The information presented in this section represents the historical experience of the Orion-sponsored programs. These are all private programs as Orion has sponsored no public programs. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Orion-sponsored programs. Investors who purchase our shares will not acquire any ownership interest in any of the other Orion-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Orion-sponsored programs. As described below, Orion Residential, LLC and its affiliates have served as managers of privately-formed and owned limited liability companies. These entities were capitalized, in each case, with equity contributions from two institutional investors and equity contributed by Orion. Orion’s contribution did not, in any case, exceed 1.5% of the particular entity’s equity capital.

The equity contributed to each entity by all investors typically accounted for approximately 28% to 40% of the entity’s total capital. The remaining portion was typically borrowed on a non-recourse basis with the property purchased serving as collateral for the borrowings. Each entity has investment objectives similar to ours.

The information in this summary represents the historical experience of these private programs as of December 31, 2007. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs regarding: (1) experience in raising and investing funds (Table I); (2) compensation to Orion or its affiliates(separate and distinct from any return on its investment) (Table II); (3) annual operating results (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by these private programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately Orion’s experience. The following discussion summarizes briefly the objectives of each private program.

Private Programs

As of December 31, 2007, Orion was the manager and sponsor of six private programs, and formerly was the manager and sponsor of four other private programs that have been sold. Each private program was formed as a single-asset real estate limited liability company with the objective of purchasing an existing multi-family residential building. In each case, Orion implemented its “Enhanced Residential” operating initiatives to increase net operating income, tenant retention and overall property value.

Orion currently serves as the managing member of six limited liability companies, and formerly served as the managing member of four other limited liability companies, each of which own, or owned, one multi-family property. Information regarding these private programs is listed on Table I. One institutional investor contributed capital for the Hermosa Pointe, Stonegate, Woodland Park, North Park, Killian Creek, Gwinnett Pointe, Roswell Village, Deerfield Village and Oak Hill programs, a second institutional investor contributed capital for the Hermosa Pointe, Stonegate, Woodland Park, North Park and Timberstone programs, a third institutional investor contributed capital for the Killian Creek, Gwinnett Pointe, Roswell Village, Deerfield Village and Oak Hill programs and a fourth institutional investor contributed capital for the Timberstone program.

As a percentage of acquisition and development costs, the diversification of these properties by geographic area is as follows:

State	%

South	63.5%
Southwest	36.5%

As a percentage of acquisition and development costs, the diversification of these properties by asset class is as follows:

Asset Class	%

Multifamily Residential	100.0%

As a percentage of acquisition and development costs, 100% was spent on existing or used residential and office properties.

In total, the aggregate dollar amount of property purchased by these private programs, as of December 31, 2007, was $334.1 million, including $91.2 million of equity contributed by one institutional investor, $9.1 million of equity contributed by a second institutional investor, $3.7 million of equity contributed by a third institutional investor, $5.2 million of equity contributed by a fourth institutional investor and $1.4 million of equity contributed by Orion.

As of December 31, 2007, four Orion-sponsored programs (Stonegate, Woodland Park, North Park and Timberstone) had sold the properties they had purchased, or approximately 17.2% of all Orion-sponsored programs. The original purchase price of the residential properties sold was approximately $57.6 million, and the aggregate sales price was approximately $68.9 million. The remaining properties continue to be owned by the private program as of the date of this prospectus.

CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, and the advisor’s affiliates. All agreements and arrangements, including those relating to compensation, between us and our advisor and its affiliates are not the result of arm’s-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor and its affiliates.

We believe that the compensation paid to our advisor and its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Its Affiliates

We rely on our advisor and its affiliates to select our properties and manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company, our advisor and its affiliates. Key executives of our advisor have conflicts of interest in allocating management time, services and functions among our advisor and the various existing real estate programs and any future real estate programs or business ventures that they may organize or serve.

Allocation of Investment Opportunities

Bluerock and Orion have sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs.

Our advisor will present an investment opportunity to the affiliate for which the investment opportunity is most suitable in our advisor’s view. This determination is made by our advisor. However, our advisory agreement requires that our advisor make this determination in a manner that is fair without favoring any other program sponsored by our advisor or its affiliates. In determining the program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition on diversification of each program’s investments;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other programs, then our advisor may offer the investment opportunity to the entity that has had the longest period of time elapse since it was previously offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property, causes any such investment, in the opinion of our advisor, to become more appropriate for another program, our advisor may offer the investment to another program.

Many investment opportunities may be suitable for us as well as future real estate programs of our advisor or programs sponsored by affiliates of our advisor. If our advisor directs an investment opportunity to an affiliate-

sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. As a result, our advisor could direct attractive investment opportunities to other entities. Therefore, our advisor and its affiliates could not be liable to us for usurping a corporate opportunity unless our advisor has first recommended the opportunity to us.

Our advisory agreement requires that our advisor promptly inform us of any material deviation from the allocation guidelines described above. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by affiliates of our advisor are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor or its affiliates.

Acquisitions From Our Advisor and Its Affiliates

We may acquire properties from our advisor, directors, officers or their respective affiliates. The prices we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor, directors, officers or its respective affiliates, including our officers and directors, unless a competent independent appraiser (a member in good standing of the Appraisal Institute) confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

We may purchase properties from sellers with whom our advisor or its affiliates or related parties have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties in a Joint Venture Arrangement with Our Advisor’s Affiliates

Our advisor may advise us to acquire an interest in a property through a joint venture arrangement with our advisor’s affiliates or related parties. In such instance, our advisor will have a fiduciary duty to our company, our stockholders and the affiliate participating in the joint venture arrangement. In addition, the advisory agreement and our charter provide that a majority of directors (including a majority of the independent directors not otherwise interested in the transaction) must determine that the transaction is on substantially the same terms and conditions as those received by the other joint venturers and is fair and reasonable to our company.

Joint Venture Investments

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work together with other programs sponsored by Bluerock or Orion to apportion the assets within the property among us and the other programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more programs sponsored by Bluerock or Orion or joint ventures composed of programs sponsored by affiliates of Bluerock or Orion. The negotiation of how to divide the property among the various programs will not be at arm’s length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other programs sponsored by Bluerock or Orion to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Property Management Services may be Rendered by Our Advisor’s Affiliates to our Competitors

Our advisor and its affiliates will provide property and asset management services to our company and other entities, some of whom may be in competition with our company.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive the compensation as described in “Management Compensation.” The acquisition fee described under “Management Compensation” is based upon the purchase price of the properties we acquire and will be payable to our advisor despite the lack of cash available to make distributions to our stockholders. In addition, a wholly-owned subsidiary of our advisor will receive the property management fee described under “Management Compensation” computed based upon the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis.

Legal Counsel for us, Our Advisor and some of our affiliates is the Same Law Firm

Hirschler Fleischer, A Professional Corporation, acts as legal counsel to us, our advisor and some of our affiliates. Hirschler Fleischer is not acting as counsel for the stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler Fleischer may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or our affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler Fleischer may inadvertently act in derogation of the interest of parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our stockholders.

Certain Conflict Resolution Measures

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are “independent” directors. An “independent” director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another affiliated-sponsored program will not, by itself, preclude independent-director status. Our charter also empowers the independent directors to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor and affiliates at a substantial price;

•	and whether and when we seek to sell the company or its assets.

A majority of our board of directors, including a majority of our independent directors acting, will approve our property and real estate-related investments.

Charter Provisions Relating to Conflicts of Interest

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation

Our charter requires that our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent committee:

•	the amount of the advisory fee in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for the account of its other clients.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 7% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if the independent directors approve (by majority vote) the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee payable to our advisor or its affiliate to 1.5% of the purchase price. Similarly, the advisory agreement limits the origination fee payable to our advisor or its affiliate to 1.5% of the amount funded by us to acquire or originate loans. Any increase in the acquisition fee or origination fee stipulated in the advisory agreement would require the approval of a majority of our independent directors.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions

We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us.

Loans

We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses

Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, our charter prohibits the issuance of options or warrants to purchase our capital stock to our advisor, our directors or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares

Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any of its affiliates by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates

Our charter prohibits our advisor, our directors and their affiliates from voting their shares regarding (i) the removal of our advisor, any such directors or any of their affiliates or (ii) any transaction between any of them and us and further provides that, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, any such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

General

The company has adopted a distribution reinvestment plan, or DRIP, that allows you the opportunity to purchase, through reinvestment of distributions, additional shares of common stock. The following is a summary of our DRIP. A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of common stock. As a participant in the DRIP, you may purchase shares at $9.50 per share until all 30,000,000 shares that are authorized and reserved initially for the DRIP have been purchased or until the termination of the initial public offering, whichever occurs first. The company may, in its sole discretion, effect registration of additional shares of common stock for issuance under the DRIP.

Eligibility

You must participate with respect to 100% of your shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee. The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this prospectus, the DRIP will be administered by the company or an affiliate of the company, the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you.

Enrollment

You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of this prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received by the company, provided such form is received on or before ten days prior to the record date established for that distribution. If your enrollment form is received after the record date for a distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, dealer manager fees, accountable due diligence expenses, or other organization and offering expenses. All costs of administration of the DRIP will be paid by the Company.

Purchases and Price of Shares

Common stock distributions will be invested within 30 days after the date on which common stock distributions are paid. Payment dates for common stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the company. Any distributions not so invested will be returned to participants in the DRIP. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the company’s books. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested.

Optional Cash Purchases.  Until determined otherwise by the company, DRIP participants may not make additional cash payments for the purchase of common stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following date on which distributions are paid. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the company and completing all necessary forms and otherwise as required by the company.

The company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The board of directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. The board of directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the board of directors, jeopardize the status of the company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of common stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the company on shares held in the DRIP for you. If the company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

PROPOSED SHARE REPURCHASE PLAN

Our board of directors will adopt a share repurchase plan that may enable you to sell your shares to us in limited circumstances. In its sole discretion, our board of directors can terminate the plan or to amend its provisions on 30 days’ prior notice without the approval of our stockholders. Unless the shares are being repurchased in connection with a stockholder’s death or “qualifying disability” (as defined below), the prices at which we will repurchase shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the repurchase price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities, whether through this offering or follow-on public offerings, and have not done so for one year, except with regards to our distribution reinvestment plan. This repurchase price will be reported to you in our annual report and the three quarterly reports that we will publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership.

There are several limitations on our ability to have your shares repurchased under the plan:

•	Unless the shares are being repurchased in connection with a stockholder’s death or “qualifying disability,” we may not repurchase shares until they have been outstanding for one year.

•	Our share repurchase plan limits the number of shares we may repurchase to those that we could purchase with the net proceeds from the sale of shares under our distribution reinvestment plan during the previous fiscal year plus, if we had positive operating cash flow the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.

•	During any calendar year, we may not repurchase in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of repurchase.

•	We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We intend to engage a third party to administer the share repurchase plan and will notify you of the administrator’s name and contact information. We intend to repurchase shares quarterly under the plan. The plan administrator would have to receive your written request for redemption on or before the last day of the second month of each calendar quarter in order to have shares eligible for repurchase in that same quarter. If we could not repurchase all shares presented for repurchase in any quarter, we would attempt to honor repurchase requests on a pro rata basis. We would deviate from pro rata purchases in two minor ways: (i) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount of 250 shares, then we would repurchase all of your shares; and (ii) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we would not repurchase any shares that would reduce your holdings below the minimum purchase amount. In the event that you were selling all of your shares, there would be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at quarter-end because the plan administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the plan, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the plan administrator at any time prior to the date of repurchase.

In several respects we would treat repurchases sought upon a stockholder’s death or “qualifying disability” differently from other repurchases:

•	There is no one-year holding requirement;

•	Until we establish an estimated value per share, which we expect to be three years after the completion of our offering stage, the repurchase price is the amount paid to acquire the shares from us; and

•	Once we have established an estimated value per share, the repurchase price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

Our board of directors may amend, suspend or terminate the plan upon 30 days’ prior notice. We would notify you of such developments in our annual or quarterly reports that we publicly file with the SEC or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase plan would only provide stockholders a limited ability to sell shares for cash until the shares are listed for trading on a national securities exchange, at which time the plan would terminate and you would have no right to request repurchase of your shares. We cannot assure you that the shares will ever be listed for trading on a national securities exchange.

You must present for repurchase a minimum of 25% of your shares.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us at Bluerock Enhanced Residential REIT, c/o           .

To comply with SEC rules, our board of directors has delayed the effectiveness of the share repurchase plan until the completion or termination of this offering, except the distribution reinvestment plan, which may last until           , 2010. We will notify you upon the effectiveness of the repurchase plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our assets.

As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition, development or operation of assets, we will keep the net proceeds of this offering in short-term, liquid investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gains and income from operations or sales through a TRS). If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and results of operations.

Results of Operations

As of the date of this prospectus, we have not commenced business operations as we are in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of $2,500,000 shares of our common stock. As we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the apartment housing industry and real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public up to 100,000,000 shares of our common stock, $.01 par value per share, for $10.00 per share and up to 30,000,000 shares of our common stock to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans or securities we acquire, and construction and development costs and the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our public offering. We intend to acquire our assets with cash and mortgage or other debt, but we may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of limited partnership interest in our operating partnership. Due to the delay between the sale of our shares and our acquisitions, there may be a delay in the benefits to our stockholders, if any, of returns generated from our investments.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to several uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell real estate investments is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. However, we currently have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Code.

Funds From Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations and funds from operations. Funds from operations is not equivalent to our net operating income or loss as determined under accounting principles generally accepted in the United States, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds From Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as our company.

We define FFO, a non-GAAP measure, consistent with the NAREIT’s definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joints ventures will be calculated to reflect FFO on the same basis.

We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.

PRINCIPAL STOCKHOLDERS

The following table shows, as of the date of this prospectus, the number and percentage of shares of our common stock owned by any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each director and executive officer, and all directors and executive officers as a group.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned(2)	all Shares

R. Ramin Kamfar	100	100%
James G. Babb, III	—	—
Daniel J. Gumbiner	—	—
Scott K. Knauer	—	—
Jordan B. Ruddy	—	—
Jerold E. Novack	—	—
Michael L. Konig	—	—

All Named Executive Officers and Directors as a Group	100	100%

(1)	The address of each beneficial owner listed is 680 Fifth Avenue, 16th Floor, New York, New York 10019.

(2)	As of the date of this prospectus, our advisor owns 100 shares of our common stock, which is all of our issued and outstanding stock. Our advisor is controlled by BER Holdings, LLC, which is controlled by Mr. Kamfar. Thus, Mr. Kamfar has the power to direct how our advisor votes its shares of common stock. Does not include 22,727 units of limited partnership interest owned by the advisor that could be converted into 22,727 shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock highlights material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

Under our charter, we will have 300,000,000 authorized shares of common stock, $.01 par value per share, available for issuance. We have authorized the issuance of up to 130,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer.            acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to            a transfer and assignment form, which we will provide to you at no charge upon written request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors; provided, however, that the voting rights per share sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Our charter provides that generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to cast on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business;

•	cause a merger or consolidation of our company; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares who are present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director and that any or all of our directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our charter, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company.

Preferred Stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; or

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Some or all of our distributions will be paid from sources other than funds from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once our board of directors has begun to authorize distributions, we expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Distributions will be paid to stockholders as of the record dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income.

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may, but are not required to, agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We intend to issue all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock or (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•	we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or

•	we list our common stock for trading on a national securities exchange. For these purposes, a “listing” also will be deemed to occur on the effective date of any merger in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange.

Upon the occurrence of either triggering event described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the enterprise value (determined in accordance with the provisions of the charter and summarized in the second following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds (2) the sum of the aggregate price paid for those outstanding shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares of our common stock, divided by (B) the enterprise value divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing.

Unless the advisory agreement is terminated or not renewed because of a material breach, in the event that either of the events triggering the conversion of the convertible stock occurs after an “advisory agreement termination,” as defined below, each share of convertible stock will be converted into that number of shares of common shares as described in the preceding paragraph, multiplied by the quotient of (A) the number of days since the effective date of this offering during which the advisory agreement with our advisor was enforced divided by (B) the number of days elapsed from the effective date of this offering through the date of the “advisory agreement termination.” As used herein and in our charter, “advisory agreement termination” means a termination or expiration without renewal (except to the extent of a termination or expiration with our company followed by the adoption of the same or substantially similar advisory agreement with a successor, whether by merger, consolidation, sale of all or substantially all of our assets, or otherwise) of our advisory agreement with our advisor for any reason except for a termination or expiration without renewal due to a material breach of the advisory agreement by our advisor.

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and our advisor.

Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares) or

•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares),

then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust. Any such deferral will not otherwise alter the terms of the convertible stock.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of our annual report for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of the independent directors, and will be called by the secretary upon written request of stockholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

Our charter provides that, upon this offering commencing, a majority of the directors will be independent directors. This provision may only be amended if the amendment is declared advisable by our board of directors and approved by stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates (including any director or officer who is or was serving at the request of our company as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) except to the extent prohibited by Maryland law and as set forth below.

In spite of the above provisions of Maryland law, our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	the party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our directors (other than the independent directors) or our advisor or its affiliates; or

•	gross negligence or willful misconduct by the independent directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and its affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which a common stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders reject the roll-up transaction.

Anti-Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board, and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person unless the board fails to approve the business combination. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1) a person who makes or proposes to make a control share acquisition,

(2) an officer of the corporation, or

(3) an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a) one-tenth or more but less than one-third,

(b) one-third or more but less than a majority, or

(c) a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our operating partnership has a perpetual existence. Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares of common stock, or liquidating our assets and distributing the net proceeds to our stockholders within four to six years after the termination of this or any subsequent offering. If we do not begin the process of listing our shares of common stock on a national securities exchange or an orderly liquidation by the end of that period, our charter requires us to hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors, including a majority of our independent directors, vote to defer such a meeting. The proposal would include information regarding appraisals of our portfolio. If our stockholders do not approve such proposal, then, upon the written request of stockholders owning 10% of our outstanding common stock, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

AGREEMENT OF LIMITED PARTNERSHIP

The following description of the Agreement of Limited Partnership is a summary of the provisions included in the Agreement of Limited Partnership. Currently, our company and our advisor are the only partners of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

Our operating partnership has been organized as a Delaware limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners’ redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

Our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for the general partnership interest in our operating partnerships, and substantially all limited partnership interests. Our advisor will own $200,000 in limited partnership interest in our operating partnership.

The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

Moreover, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

Under the Agreement of Limited Partnership, limited partners have redemption rights, which enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.

A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our stockholders.

Operations

The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering, including our company’s organizational expenses;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body;

•	acquisition expenses incurred in connection with the selection, evaluation and acquisition of our properties;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, other than acquisition expenses;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income of our company or its real estate assets;

•	costs associated with insurance required in connection with our business or by our directors;

•	expenses of managing and operating properties owned by our company, payable to the property manager, whether or not the property manager is an affiliate of our company;

•	all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

•	expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organization and offering expenses;

•	expenses connected with payments of distributions in cash or otherwise made or caused to be made by our company to our stockholders;

•	expenses of amending, converting, liquidating or terminating our company or the charter;

•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative services expenses (including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);

•	transfer agent and registrar’s fees and charges paid to third parties;

•	audit, accounting, legal and other professional fees; and

•	all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, excluding net sale or refinancing proceeds, and net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership, on a monthly basis in accordance with the percentage interests of the partners. In our sole discretion, we will determine the amounts of such distributions. Our operating partnership does not intend to maintain cash reserves to fund distributions. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to holders of limited partnership interests.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Operating Income.  Operating income of our operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

Operating Losses.  Operating losses of our operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

All depreciation and amortization deductions of our operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

Gains from Capital Transactions.  Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

Losses from Capital Transactions.  Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

Gains from Terminating Capital Transactions.  Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

Losses from Terminating Capital Transactions.  Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated 100% to the holders of limited partnership interests pro rata.

Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

Our operating partnership will continue until December 31, 2058 or until dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or by our election as the general partner.

Tax Matters

Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the federal income tax issues that you, as a prospective stockholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below, financial institutions or broker dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below, among others.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to elect to be taxed as a REIT under the federal income tax laws for our first full taxable year. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Hirschler Fleischer has acted as tax counsel to us in connection with this offering. Hirschler Fleischer is of the opinion that based on our proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2009. Hirschler Fleischer’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Hirschler Fleischer has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2009, or in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

Bluerock Enhanced Residential REIT, Inc. is a corporation that, it is anticipated, will meet the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a “related party tenant.”

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimis amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property.

We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, and will otherwise attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business.” We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”) which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 25% of our assets can consist of securities of TRSs, determined on a quarterly basis.

If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends, deemed distributions of retained capital gain and income from operations or sales through a TRS, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. In 2003 Congress reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to this lower rate. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of such common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2008 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2010, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

The U.S. Treasury Department has issued regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these regulations.

A non-U.S. stockholder will not incur tax on the amount of a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other Tax Consequences

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.

In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Securities Exchange Act of 1934 within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our charter will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to plan stockholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

The total of 130,000,000 shares registered in this offering includes:

•	a maximum of 100,000,000 shares offered in the primary offering to residents of our sales states; and

•	up to 30,000,000 shares offered to our stockholders under our distribution reinvestment plan.

Shares Issued Publicly to Residents of Our Sales States

The 100,000,000 shares are being offered through Select Capital Corporation, the dealer manager, a registered broker dealer unaffiliated with our advisor, and unaffiliated participating broker dealers. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

Our advisor purchased 22,727 units of limited partnership interest for $200,000, net of selling commissions, dealer manager fee, due diligence expense, and organization and offering expenses. Our advisor purchased such units for cash and may not sell such units for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such units to affiliates, but has no present intention to do so.

Our board of directors and the dealer manager have determined the offering price of the shares. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.

Except as provided below, the dealer manager will receive commissions of 7% of the gross offering proceeds. The dealer manager may authorize other broker dealers who are members of the FINRA to sell shares. In the event of the sale of shares by such other broker dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker dealers.

We will pay the dealer manager 2.5% of the gross offering proceeds, except no selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan. The dealer manager expects to reallow up to 1.25% of the gross offering proceeds to wholesalers and national sales personnel who may or may not be affiliated with us. The dealer manager may reallow a portion of its dealer manager fee, up to 1.0% of the gross offering proceeds, for non-accountable marketing fees and expenses to selling broker-dealers participating in this offering. We will reimburse participating selling broker-dealers for bona fide accountable due diligence expenses. We expect to reimburse approximately 0.5% of the gross offering proceeds for accountable due diligence expenses. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We have agreed to indemnify the participating broker dealers, including the dealer manager, against liabilities arising under the Securities Act of 1933 unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws will be governed by such law.

The broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

Our advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions, the dealer manager fee and accountable due diligence expense, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution.

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

Payment for shares should be made by check payable to “           Bank, as escrow agent for Bluerock Enhanced Residential REIT, Inc.” or, after we have reached our minimum offering amount, checks may be made payable directly to “Bluerock Enhanced Residential REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the distribution reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 250 shares, or $2,500.

Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of $2,500,000 has been received and accepted by us. Neither the shares granted to or purchased by our officers, employees or directors under the Incentive Plan nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least $2,500,000 in shares have not been received and accepted by          , 2009, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than three business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Initial subscribers may be admitted as stockholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within three business days of rejection. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable stockholder is admitted to our company.

We expect to sell shares until the earlier of          , 2010, or the date on which the maximum offering has been sold. If we decide to continue our offering beyond          , 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond          , 2010. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, North Carolina and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the Subscription Agreement (Exhibit B) to this prospectus in order to effect the designation.

Our directors and officers, as well as officers and employees of our advisor and its affiliates, may purchase shares in our offering at a discount. The purchase price for these shares will be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share, the dealer manager fee in the amount of $0.25 per share, and accountable due diligence expense in the amount of $0.05 per share will not be paid in connection with these sales. The net proceeds to us from these sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

In addition, the dealer manager may sell shares to retirement plans of broker dealers participating in this offering, to broker dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.

A “purchaser,” as defined below, who purchases more than 50,000 shares at any one time through a single participating broker dealer will receive a mandatory discount on the purchase price of the shares above 50,000. The selling commissions payable to the participating broker dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

	Commission	Price per
Shares Purchased in the Transaction	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	51,530 shares at $9.80 per share (total: $504,994) and a 5.0% commission.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker dealer. The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $470,000, these amounts can be combined to reach the $500,000 breakpoint, which will entitle you to a lower sales commission on a $20,000 portion of your current $50,000 investment. Except as provided in this paragraph and the three immediately preceding paragraphs, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker dealers.

Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Shares Issued Under DRIP

We have adopted a DRIP under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. Until the earlier to occur of the termination of this offering or the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share. Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering. The DRIP will be administered by us or one of our affiliates. Participants may terminate their participation in the DRIP by written notice to us.

SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our advisor and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS

The consolidated balance sheet of Bluerock Enhanced Residential REIT, Inc. as of August 15, 2008 (date of inception) included in this prospectus, has been audited by Freedman & Goldberg, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Hirschler Fleischer, a Professional Corporation, Richmond, Virginia. The statements under the caption “Federal Income Tax Consequences of Our Status as a REIT” as they relate to federal income tax matters have been reviewed by Hirschler Fleischer and Hirschler Fleischer has opined as to certain federal income tax matters relating to an investment in shares of Bluerock Enhanced Residential REIT, Inc. Hirschler Fleischer will advise us with respect to real estate law and other matters as well. Hirschler Fleischer has also represented Bluerock Real Estate, L.L.C., an affiliate of our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. Venable LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby. Holland & Hart LLP will advise the Dealer Manager.

LEGAL PROCEEDINGS

Neither our company or our operating partnership is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against them.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Bluerock Enhanced Residential REIT, Inc.

We have audited the accompanying consolidated balance sheet of Bluerock Enhanced Residential REIT, Inc., a Maryland corporation (the “Company”), as of August 15, 2008 (date of inception). The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of August 15, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  Freedman & Goldberg
Certified Public Accountants

Farmington Hills, MI
August 15, 2008

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

CONSOLIDATED BALANCE SHEET
August 15, 2008 (date of inception)

ASSETS
Cash	$201,001

Total assets	$201,001

LIABILITIES AND STOCKHOLDER’S EQUITY
Minority interest of limited partner in Operating Partnership	$200,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.01 par value, 249,999,000 shares authorized; 100 shares issued and outstanding	1
Nonvoting convertible stock, $0.01 par value per share; 1,000 shares authorized, none issued and outstanding	—
Additional paid in capital	1,000

Total stockholder’s equity	1,001

Total liabilities and stockholder’s equity	$201,001

The accompanying notes are an integral part of this consolidated financial statement.

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
August 15, 2008 (date of inception)

1.	ORGANIZATION AND NATURE OF BUSINESS

Bluerock Enhanced Residential REIT, Inc. was incorporated on July 25, 2008 under the laws of the state of Maryland. If we meet the qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT for Federal income tax purposes for our first full tax year. We were incorporated to raise capital and acquire a diverse portfolio of residential real estate assets. As of August 15, 2008, we do not own any properties. The use of the words “we,” “us” or “our” refers to Bluerock Enhanced Residential REIT, Inc. and its subsidiary Bluerock Enhanced Residential Holdings, L.P., or our operating partnership, except where the context otherwise requires.

We are planning to commence a best efforts initial public offering, or the offering, in which we intend to offer a minimum of $2,500,000 in shares of our common stock and a maximum of 100 million shares of our common stock for $10 per share and 30 million shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.

Our day-to-day operations are to be managed by Bluerock Enhanced Residential Advisor, LLC, or our advisor, under an advisory agreement. Our advisor is affiliated with us in that we and our advisor have common management.

2.	BASIS OF PRESENTATION IN FUTURE FINANCIAL STATEMENTS

We intend to operate in an umbrella partnership REIT structure in which our majority-owned subsidiary, Bluerock Enhanced Residential Holdings, L.P., a Delaware limited partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and will own 99.9998% of the equity interests therein. Our advisor is a limited partner and will own 0.0002% of the limited partnership interests.

Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our company’s financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

3.	RELATED PARTY TRANSACTIONS

On August 15, 2008, our advisor purchased 22,727 units of limited partnership interest in our operating partnership for total cash consideration of $200,000. The chief executive officer of our advisor is also our chairman of the board and chief executive officer.

As of August 15, 2008, certain organizational and offering costs have been incurred on our behalf. These costs are not recorded in our financial statements because such costs are not our liability until the subscriptions for the minimum number of shares are received and accepted by us. When recorded by us, organizational and offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to shareholders’ equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the offering.

Certain affiliates of the Company will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

4.	STOCKHOLDERS’ EQUITY

Common Stock

We are offering and selling to the public up to 100,000,000 shares of our $.01 par value common stock for $10.00 per share and up to 30,000,000 shares of our $.01 par value common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share.

Convertible Stock

We intend to issue to our advisor 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Our convertible stock will convert to shares of common stock if and when: (1) we have made total distributions on then outstanding shares of our common stock equal to the price paid for those shares plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares; or (2) subject to certain conditions, we list our common stock for trading on a national securities exchange. In general, each share of convertible stock will convert into common stock based on our enterprise value at the time of the triggering event.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of the board of directors.

Grants of Restricted Stock of Independent Directors

Our independent directors will receive an automatic grant of 5,000 shares of restricted stock on the effective date of the public offering and an automatic grant of 1,000 shares of restricted stock at each annual meeting of our stockholders thereafter. Each person who thereafter is elected or appointed as an independent director will receive an automatic grant of 1,000 shares of restricted stock on the date such person is first elected as an independent director and an automatic grant of 1,000 shares of restricted stock at each annual meeting of our stockholders thereafter. To the extent allowed by applicable law, the independent directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20% at the time of the grant and 20% on each anniversary thereafter over four years from the date of the grant. All restricted stock may receive distributions, whether vested or unvested. Pursuant to these arrangements, our current independent directors will collectively receive an aggregate of 6,000 shares of restricted stock in 2008. The value of the restricted stock to be granted is not determinable until the date of grant.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment programs sponsored by Bluerock Real Estate, LLC, or Bluerock, and Orion Residential, LLC, or Orion, separately, or Prior Real Estate Programs, through December 31, 2007. All of the Prior Real Estate Programs presented in the Tables or otherwise discussed in the section entitled “Prior Performance Summary” in the prospectus are private programs that have no public reporting requirements. Bluerock and Orion have not previously co-sponsored a program together. Neither Bluerock nor Orion has sponsored a public program.

As of December 31, 2007, Bluerock Real Estate, LLC served as sponsor of six Prior Real Estate Programs, four of which had been closed to outside investors as of such date and one of which had been completed. In 2007, Bluerock additionally acquired properties for subsequent syndication through two similar private programs sponsored by Bluerock in 2008. An affiliate of Bluerock serves as either property manager or asset manager for each of these programs.

In addition to these programs with similar investment objectives, a notes program sponsored by Bluerock offered notes to be issued by a limited liability company affiliated with Bluerock. The issuer borrowed funds from investors, who invested in the issuer’s notes. The issuer in turn contributed the offering proceeds to a subsidiary for investment in real estate or real estate-related assets. Investors in the notes program made loans to the issuer by investing in its notes, and did not acquire equity interests therein.

As of December 31, 2007, Orion was the manager and sponsor of six private programs, and formerly was the manager and sponsor of four other private programs that have been sold. Each private program was formed as a single-asset real estate limited liability company with the objective of purchasing an existing multi-family residential building. In each case, Orion implemented its “Enhanced Residential” operating initiatives to increase net operating income, tenant retention and overall property value.

Other than the notes program sponsored by Bluerock, the investment objectives of both of the Bluerock-sponsored and Orion-sponsored programs have certain investment objectives similar to ours, including the acquisition and operation of commercial or multi-family properties; the provision of stable cash flow available for distribution to investors; preservation and protection of investor capital; and the realization of capital appreciation upon the ultimate sale or refinancing of the program properties. See “Investment Objectives and Policies” in the prospectus. Bluerock considers the investment objectives of the notes program to be different than the other Prior Real Estate Programs. An investor in the notes program is making an investment in notes, which is a loan to the limited liability company, not an equity investment. The investment objective of the notes program is to provide fixed payments of interest to investors and return principal to investors, regardless of the underlying performance of the real estate assets. Because the notes program does not have similar investment objectives to Bluerock’s other Prior Real Estate Programs, the Tables do not include information on the notes program.

Our advisor is responsible for the acquisition, origination, financing, operation, maintenance and disposition of our investments. Key members of the management of Bluerock and Orion indirectly own and control our advisor and will play a significant role in the promotion of this offering and the operation of our advisor. The financial results of the Prior Real Estate Programs thus may provide some indication of our advisor’s ability to perform its obligations. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results. Furthermore, although the Prior Real Estate Programs of Bluerock and Orion have similar investment objectives to our company and are presented collectively in the Tables, investors should understand that the investment strategies and structures employed by Bluerock for its programs were different from the investment strategies and structures employed by Orion. See “Prior Performance Summary” in the prospectus. As a result, contrasting the prior performance of Bluerock-sponsored and Orion-sponsored programs may not provide meaningful comparability.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the Prior Real Estate Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The following Tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Annual Operating Results of Prior Real Estate Programs (Unaudited)

Table IV — Results of Completed Programs (Unaudited)

Table V — Results of Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you Table VI and, where feasible, additional information concerning the Prior Real Estate Programs at no charge upon request.

Except in Table III with respect to certain information required to be presented on a cash basis, all information in the Tables is presented in conformity with accounting principles generally accepted in the United States of America, or GAAP.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table I sets forth a summary of experience of Bluerock Real Estate, L.L.C. and Orion Residential, LLC in raising and investing funds in Prior Real Estate Programs that have closed offerings in the three years ended December 31, 2007. All of the Prior Real Estate Programs presented in this Table I have similar or identical investment objectives to Bluerock Enhanced Residential REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2007.

	Bluerock Real Estate, L.L.C. Sponsored Progams
				BR-North Park			Summit at
	Woodlands I, LLC			Towers, DST			Southpoint			Landmark/Laumeier Office Portfolio

Dollar amount offered	$5,000,000			$24,975,000			$13,545,000			$7,525,000

Dollar amount raised	4,311,100		86.2%	11,432,968		45.8%	13,387,849		98.8%	7,315,869		97.2%

Less offering expenses:
Selling commissions and discounts	113,382		2.6%	1,086,132		9.5%	1,338,785		10.0%	695,008		9.5%
Organizational and offering expenses	32,333		0.8%	91,464		0.8%	388,248		2.9%	280,118		3.8%
Reserve for operations	—			—			—			—
Other	—		0.0%	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$4,165,385		96.6%	$10,255,372		89.7%	$11,660,816		87.1%	$6,340,743		86.7%

Acquisition costs:
Cash invested	3,475,541		20.3%	8,565,186		33.9%	11,164,124		31.6%	6,043,726		24.3%
Acquisition costs	389,059		2.3%	944,501		3.7%	206,409		0.6%	195,538		0.8%
Loan costs	300,785		1.8%	745,685		3.0%	290,283		0.8%	101,479		0.4%
Mortgage financing	12,961,344		75.7%	15,000,000		59.4%	23,700,000		67.0%	18,500,000		74.5%

Total acquisition cost	$17,126,729		100%	$25,255,372		100%	$35,360,816		100%	$24,840,743		100%

Percent leverage	75.7%			59.4%			67.0%			74.5%
Date offering began	6/15/03			12/9/05			1/18/07			6/25/07
Length of offering (in months)	20			29			8			2
Months to invest 90% of amount available for investment (measured from beginning of offering)	17	(1)		11	(1)		5	(1)		2	(1)

(1)	Property was acquired by sponsor prior to offering date. Sponsor has retained ownership for the portion of the offering which was not sold and does not intend to further syndicate this program.

(2)	Woodlands I, LLC owns an 87% tenant in common ownership in commerical real estate.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)

	Orion Residential, LLC Sponsored Programs
	Hermosa			Stonegate			Woodland Park			North Park			Killian Creek

Dollar amount offered	$8,267,033			$3,038,792			$3,928,657			$6,588,261			$7,721,772

Dollar amount raised	8,267,033		100.0%	3,038,792		100.0%	3,928,657		100.0%	6,588,261		100.0%	7,721,772		100.0%

Less offering expenses:
Selling commissions and discounts	—		0.0%	—		0.0%	—		0.0%	—		0.0%	—		0.0%
Organizational and offering expenses	—		0.0%	—		0.0%	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	—			—			—			—
Other	—		0.0%	—		0.0%	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$8,267,033		100.0%	$3,038,792		100.0%	$3,928,657		100.0%	$6,588,261		100.0%	$7,721,772		100.0%

Acquisition costs:
Cash invested	8,267,033		29.4%	3,038,792		37.1%	3,928,657		29.1%	6,588,261		33.9%	7,721,772		26.3%
Acquisition costs	554,661		2.0%	178,275		2.2%	237,225		1.8%	308,209		1.6%	402,219		1.4%
Loan costs	106,739		0.4%	31,391		0.4%	55,075		0.4%	78,434		0.4%	183,609		0.6%
Mortgage financing	19,200,000		68.3%	4,940,000		60.3%	9,300,000		68.8%	12,440,000		64.1%	21,000,000		71.7%

Total acquisition cost	$28,128,434			$8,188,458			$13,520,957			$19,414,903			$29,307,600

Percent leverage	68.3%			60.3%			68.8%			64.1%			71.7%
Date offering began	N/A	(1)		N/A	(1)		N/A	(1)		N/A	(1)		N/A	(1)
Length of offering (in months)	N/A			N/A			N/A			N/A			N/A
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A			N/A			N/A			N/A			N/A

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)

	Orion Residential, LLC Sponsored Programs
	Gwinnett Pointe			Roswell			Deerfield			Oak Hill

Dollar amount offered	$9,022,000			$20,041,276			$28,293,009			$11,900,243

Dollar amount raised	9,022,000		100.0%	20,041,276		100.0%	28,293,009		100.0%	11,900,243		100.0%

Less offering expenses:
Selling commissions and discounts			0.0%	—		0.0%	—		0.0%	—		0.0%
Organizational and offering expenses			0.0%	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	—			—			—			—
Other			0.0%	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$9,022,000		100.0%	$20,041,276		100.0%	$28,293,009		100.0%	$11,900,243		100.0%

Acquisition costs:
Cash invested	9,022,000		28.5%	20,041,276		26.6%	28,293,009		37.3%	11,900,243		32.9%
Acquisition costs	367,038		1.2%	623,230		0.8%	512,317		0.7%	1,018,189		2.8%
Loan costs	273,440		0.9%	424,750		0.6%	524,735		0.7%	155,853		0.4%
Mortgage financing	22,000,000		69.5%	54,200,000		72.0%	46,599,765		61.4%	23,140,000		63.9%

Total acquisition cost	$31,662,478			$75,289,256			$75,929,826			$36,214,285

Percent leverage	69.5%			72.0%			61.4%			63.9%
Date offering began	N/A	(1)		N/A	(1)		N/A	(1)		N/A	(1)
Length of offering (in months)	N/A			N/A			N/A			N/A
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A			N/A			N/A			N/A

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR

This Table II sets forth the types of compensation received by Blue Rock Real Estate, L.L.C., Orion Residential, LLC and their affiliates, including compensation paid out of offering proceeds and compensation paid in connection with ongoing operations, in connection with Prior Real Estate Programs, which includes: (1) eight programs that closed offerings in the three years ended December 31, 2007, (2) two Bluerock-sponsored programs that remained open at December 31, 2007 (including Cummings Research Park Portfolio II, and 1355 First Avenue, NY), (3) two Bluerock-sponsored programs that were offered subsequent to December 31, 2007 (including Cummings Research Portfolio I and III), (4) one Bluerock-sponsored program that closed prior to January 1, 2005 but for which Bluerock Real Estate, L.L.C. or one of its affiliates received compensation (Woodlands I LLC), and (5) one Orion-sponsored program that closed prior to January 1, 2005 but for which Orion Residential, LLC or one of its affiliates received compensation (Timberstone). All of the Prior Real Estate Programs presented in this Table II have similar or identical investment objectives to Bluerock Enhanced Residential REIT, Inc. All figures are as of December 31, 2007.

Bluerock Real Estate, L.L.C. Sponsored Progams
Landmark/
Laumeier
	BR North Park	Summit at	Office	Cummings Research Park(1)			1355 First	Woodlands III
	Towers, DST	Southpoint	Portfolio	Portfolio I	Portfolio II	Portfolio III	Avenue	LLC

Date offering commenced	12/9/2005	1/18/2007	6/25/2007	5/13/2008	11/26/2007	3/10/2008	8/14/2007	6/15/2003
Dollar amount raised	$11,432,968	$13,387,849	$7,315,869	$24,209,284	$21,276,699	$21,206,547	$20,421,800	$4,311,100

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—	$—	$—	$—	$—	$—	$—	$25,000
Acquisition fees						—	—	—
— real estate commissions	—	—	—	—	—	—		—
— advisory fees	309,600	975,000	712,477	—	—	—	—	—
— Reimbursed offering expenses	91,464	388,248	280,118	—	—	—	—	32,333
Other	—	—	—	—	—	—		—

Total amount paid to sponsor	$401,064	$1,363,248	$992,595	$—	$—	$—	$—	$57,333

Dollar amount of cash generated from operations before deducting payments to sponsor	$(24,294)	$1,333,123	$306,846	$667,731	$735,540	$554,204	$(1,347,451)	$1,307,264
Amount paid to sponsor from operations:
Property management fees	—	181,349	142,422	33,867	41,392	33,426	—	328,574
Partnership management fees	—	—	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
— cash	—	—	—	—	—	—	—	—
— notes	—	—	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

(1)	Cummings Research Park Portfolios I, II and III were acquired by an affiliate of Bluerock Real Estate, LLC in November 2007.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR — (Continued)

	Orion Residential, LLC Sponsored Programs
					Woodland
	Hermosa		Stonegate		Park		North Park		Killian Creek

Date offering commenced	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)
Dollar amount raised	$8,267,033		$3,038,792		$3,928,657		$6,588,261		$7,721,772

Amount paid to sponsor from proceeds of offering:
Underwriting fees	—		—		—		—		—
Acquisition fees	—		—		—		—		—
— real estate commissions	—		—		—		—		—
— advisory fees	235,500		72,250		117,500		183,000		263,500
— Reimbursed offering expenses	51,208		21,138		21,138		21,139		46,276
Other	—		—		—		—		—

Total amount paid to sponsor	$286,708		$93,388		$138,638		$204,139		$309,776

Dollar amount of cash generated from operations before deducting payments to sponsor	$1,156,862		$384,254		$136,443		$661,346		$(22,402)
Amount paid to sponsor from operations:
Property management fees	—		—		—		—		—
Partnership management fees	23,281		14,718		12,584		14,089		22,321
Reimbursements	5,417		2,121		2,121		2,138		1,600
Leasing commissions	—		—		—		—		—
Other	—		—		—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
— cash	—		—		—		—		—
— notes	—		—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other — Disposition Fees	—		55,500		80,000		125,000		—

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR — (Continued)

	Orion Residential, LLC Sponsored Programs
	Gwinnett
	Pointe		Roswell		Deerfield		Oak Hill		Timberstone

Date offering commenced	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)
Dollar amount raised	$9,022,000		$20,041,276		$28,293,009		$11,900,243		$5,750,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	—		—		—		—		—
Acquisition fees	—		—		—		—		—
— real estate commissions	—		—		—		—		—
— advisory fees	294,500		486,250		361,081		165,496		158,000
— Reimbursed offering expenses	11,103		33,939		26,225		20,725		71,001
Other	—		—		—		—		—

Total amount paid to sponsor	$305,603		$520,189		$387,306		$186,220		$229,001

Dollar amount of cash generated from operations before deducting payments to sponsor	$706,449		$1,050,484		$576,284		$1,364,775		$985,837
Amount paid to sponsor from operations:
Property management fees	—		—		—		—		—
Partnership management fees	27,111		37,310		19,989		13,779		34,884
Reimbursements	1,035		1,435		36,225		21,610		—
Leasing commissions	—		—		—		—		—
Other	—		—		—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
— cash	—		—		—		—		—
— notes	—		—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other — Disposition Fees	—		—		—		—		—

(1)	These programs were privately negotiated programs between Orion Residential, LLC and unaffiliated institutional investors. These programs were not syndicated.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table III sets forth the annual operating results of Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and Orion Residential, LLC that have closed offerings during the five years ended December 31, 2007. All of the Prior Real Estate Programs presented in this Table III have similar or identical investment objectives to Bluerock Enhanced Residential REIT, Inc. All figures are for the period commencing January 1 of the year acquired by the program through December 31, 2007, except as otherwise noted.

	Woodlands I, LLC (Sponsor by Bluerock Real Estate, L.L.C.)
	2003	2004	2005	2006(1)

Gross revenue	$1,729,356	$2,238,883	$2,129,734	$998,884
Gain on sale of properties	—	—	—	2,829,029
Interest income	1,897	6,915	12,366	27,167
Less:
Operating expenses	442,056	669,266	881,966	313,445
Interest expense	600,214	838,878	829,788	306,455
Property and asset management fees	66,254	136,292	126,028	—
General and administrative	127,739	309,841	149,426	1,440,247
Commissions	—	—	—	—
Depreciation and amortization	297,685	432,758	464,587	472,430

Net income — GAAP basis	$197,304	$(141,237)	$(309,694)	$1,322,503

Taxable income
— from operations	$197,304	$(141,237)	$(309,694)	$(1,506,526)
— from gain on sale	—	—	—	2,829,029
Cash generated from operations	440,948	228,066	(80,103)	(119,504)
Cash generated from sales	—	—	—	5,214,685
Cash generated from financing/refinancing	—	—	—	—

Total cash generated from operations, sales and refinancing	440,948	228,066	(80,103)	5,095,181
Less: Cash distributed to investors
— from operating cash flow	153,903	525,009	525,009	60,483
— from sales and refinancing	—	—	—	5,214,685
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	293,961	(324,597)	(512,820)	640,554
Special items (not including sales and refinancing)
Improvements to building	135,924	222,874	204,812	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$158,037	$(547,470)	$(717,632)	$640,554

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$71	$(30)	$(61)	$(263)
— from recapture	—	—	—	—
Capital gain (loss)	$—	$—	$—	$131
Cash distribution to investors
Source (on GAAP basis)
— from investment income	53	118	85	224
— from return of capital	—	—	—	1,000

Total distributions on GAAP basis	$53	$118	$85	$1,224

Source (on cash basis)
— from operations	$53	$118	$85	$14
— from sales	—	—	—	1,210

Total distributions on cash basis	$53	$118	$85	$1,224

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	0%

(1)	The property owned by Woodlands I, LLC was purchased on April 14, 2003 and sold on May 15, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	BR North Park Towers, DST (Sponsored by
	Bluerock Real Estate, L.L.C.)
	2005	2006	2007

Gross revenue	$50,044	$867,355	$2,165,177
Interest income	—	—	—
Less:
Operating expenses	—	—	—
Interest expense	22,091	334,676	806,665
Property and asset management fees	—	—	—
General and administrative	1,401	32,044	116,998
Commissions	—	—	—
Depreciation and amortization	21,173	512,927	1,259,215

Net income — GAAP basis	$5,379	$(11,972)	$(17,701)

Taxable income
— from operations	$5,379	$(11,972)	$(17,701)
— from gain on sale	—	—	—
Cash generated from operations	(217,284)	193,293	838,586
Cash generated from sales	—	—	—
Cash generated from financing/refinancing	—	—	—

Total cash generated from operations, sales and refinancing	(217,284)	193,293	838,586
Less: Cash distributed to investors
— from operating cash flow	—	88,823	—
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	(217,284)	104,470	838,586
Special items (not including sales and refinancing)
Improvements to building	—	72,080	219,681
Other	—	34,837	34,224

Cash generated (deficiency) after cash distributions and special items	$(217,284)	$(2,446)	$584,681
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$1	$(1)	$(2)
— from recapture	—	—	—
Capital gain (loss)	$—	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$8	$—
— from return of capital	—	—	—

Total distributions on GAAP basis	$—	$8	$—

Source (on cash basis)
— from operations	$—	$8	$—
— from sales	—	—	—

Total distributions on cash basis	$—	$8	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)	The property owned by BR North Park Towers, DST was purchased on December 9, 2005.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Summit at
Southpoint
(Sponsored
by Bluerock
Real Estate,
L.L.C.)
2007

Gross revenue	$4,624,040
Interest income	63,770
Less:
Operating expenses	1,893,957
Interest expense	1,620,832
Property and asset management fees	181,349
General and administrative	82,099
Commissions	—
Depreciation and amortization	587,252

Net Income — GAAP basis	$322,321

Taxable income
— from operations	$322,321
— from gain on sale	—
Cash generated from operations	1,151,744
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	1,151,744
Less: Cash distributed to investors
— from operating cash flow	537,825
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	613,919
Special items (not including sales and refinancing)
Improvements to building	336,367
Other	21,020

Cash generated (deficiency) after cash distributions and special items	$256,532

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$40
— from return of capital	—

Total distributions on GAAP basis	$40

Source (on cash basis)
— from operations	$40
— from sales	—

Total distributions on cash basis	$40.17

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	The property was purchased on February 22, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Landmark/
Laumeier
Office Portfolio (Sponsored by Bluerock Real Estate, L.L.C.)
2007(1)

Gross revenue	$3,202,979
Interest income	2,978
Less:
Operating expenses	998,593
Interest expense	880,119
Property and asset management fees	142,422
General and administrative	19,136
Depreciation and amortization	479,502

Net Income — GAAP basis	$686,185

Taxable income
— from operations	$686,185
— from gain on sale	—
Cash generated from operations	306,846
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	306,846
Less: Cash distributed to investors
— from operating cash flow	197,822
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	109,024
Special items (not including sales and refinancing)
Improvements to building	87,649
Other	—

Cash generated (deficiency) after cash distributions and special items	$21,375

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$92
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$27
— from return of capital	—

Total distributions on GAAP basis	$27

Source (on cash basis)
— from operations	$27
— from sales	—

Total distributions on cash basis	$27

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	The portfolio was purchased on May 14, 2007.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

1355 First Avenue (Sponsored by Bluerock Real Estate, L.L.C.)
2007(1)

Gross revenue	—
Interest income	$59,607
Less:
Operating expenses	60,000
Interest expense	1,020,964
Property and asset management fees	—
General and administrative	95,225
Commissions	—
Depreciation and amortization	—

Net Income — GAAP basis	$(1,116,582)

Taxable income
— from operations	$—
— from gain on sale	—
Cash generated from operations	(1,347,451)
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	(1,347,451)
Less: Cash distributed to investors
— from operating cash flow	—
— from sales and refinancing	101,719
— from other	—

Cash generated (deficiency) after cash distributions	(1,449,170)
Special items (not including sales and refinancing)
Improvements to building	1,348,767
Other	—

Cash generated (deficiency) after cash distributions and special items	$(2,797,937)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(55.00)
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—
— from return of capital	—

Total distributions on GAAP basis	$—

Source (on cash basis)
— from operations	$—
— from sales	—

Total distributions on cash basis	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	The property was purchased on June 29, 2007.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Killian Creek (Sponsored by Orion Residential, LLC)
	2006	2007

Gross revenue	$1,843,183	$2,429,420
Interest income	16,539	—
Less:
Operating expenses	809,983	981,686
Interest expense	981,633	1,279,629
Property and asset management fees	65,446	88,866
General and administrative	129,541	144,085
Commissions	—	—
Depreciation and amortization	790,515	1,115,425

Net Income — GAAP basis	$(917,396)	$(1,180,271)

Taxable Income
— from operations	$(804,151)	$(1,007,768)
— from gain on sale	—	—
Cash generated from operations	32,118	(78,441)
Cash generated from sales	—	—
Cash generated from financing/refinancing	21,000,000	—
Cash from capital contributions	7,721,772	50,000

Total cash generated from operations, sales and refinancing	28,753,890	(28,441)
Less: Cash distributed to investors
— from operating cash flow	50,000	85,000
— from sales and refinancing	—	—
— from other	—	—

Cash generated (deficiency) after cash distributions	28,703,890	(113,441)

Special items (not including sales and refinancing)
Improvements to building	26,146,539	351,515
Increase in restricted reserves	1,169,800	(391,148)
Increase in intangibles and loan fees	1,309,706	—

Subtotal	28,626,045	(39,633)

Cash generated (deficiency) after cash distributions and special items	$77,845	$(73,808)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(119)	$(188)
— from recapture	—	—
Capital gain (loss)	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$—
— from return of capital	7	16

Total distributions on GAAP basis	$7	$16

Source (on cash basis)
— from operations	$7	$16
— from sales	—	—

Total distributions on cash basis	$7	$16

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Gwinnett Pointe (Sponsored by Orion Residential, LLC)
	2006	2007

Gross revenue	$1,729,505	$3,267,910
Interest income	16,067	—
Less:
Operating expenses	597,052	1,223,100
Interest expense	735,350	1,386,000
Property and asset management fees	60,178	120,168
General and administrative	130,890	163,023
Commissions
Depreciation and amortization	633,427	1,256,420

Net Income — GAAP basis	$(411,325)	$(880,801)

Taxable income
— from operations	$(297,888)	$(723,245)
— from gain on sale	—	—
Cash generated from operations	250,448	427,854
Cash generated from sales	—	—
Cash generated from financing/refinancing	22,000,000	—
Cash from capital contributions	9,022,000	73,000

Total cash generated from operations, sales and refinancing	31,272,448	500,854
Less: Cash distributed to investors
— from operating cash flow	120,000	500,000
— from sales and refinancing	—	—
— from other	—	—

Cash generated (deficiency) after cash distributions	31,152,448	854

Special items (not including sales and refinancing)
Improvements to building	28,590,532	372,073
Increase in restricted reserves	669,001	(208,765)
Increase in intangibles and loan fees	1,655,965	—

Subtotal	30,915,498	163,308

Cash generated (deficiency) after cash distributions and special items	$236,950	$(162,454)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(35)	$(101)
— from recapture	—	—
Capital gain (loss)	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$—
— from return of capital	14	70

Total distributions on GAAP basis	$14	$70

Source (on cash basis)
— from operations	$14	$70
— from sales	—	—

Total distributions on cash basis	$14	$70

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Roswell (Sponsored by Orion Residential, LLC)
	2006	2007

Gross revenue	$807,318	$6,404,814
Interest income	4,253	—
Less:
Operating expenses	198,817	2,197,911
Interest expense	380,243	3,111,080
Property and asset management fees	19,366	220,838
General and administrative	75,071	329,969
Commissions	—	—
Depreciation and amortization	264,597	2,640,551

Net Income — GAAP basis	$(126,523)	$(2,095,535)

Taxable Income
— from operations	$(131,320)	$(1,677,780)
— from gain on sale	—	—
Cash generated from operations	367,710	644,029
Cash generated from sales	—	—
Cash generated from financing/refinancing	54,200,000	—
Cash from capital contributions	20,041,276	182,341

Total cash generated from operations, sales and refinancing	74,608,986	826,370
Less: Cash distributed to investors
— from operating cash flow	—	385,000
— from sales and refinancing	—	—
— from other	—	—

Cash generated (deficiency) after cash distributions	74,608,986	441,370

Special items (not including sales and refinancing)
Improvements to building	69,388,338	1,896,375
Increase in restricted reserves	1,391,967	(1,115,018)
Increase in intangibles and loan fees	3,413,301	—

Subtotal	74,193,606	781,357

Cash generated (deficiency) after cash distributions and special items	$415,380	$(339,987)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(7)	$(95)
— from recapture	—	—
Capital gain (loss)	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$—
— from return of capital	—	22

Total distributions on GAAP basis	$—	$22

Source (on cash basis)
— from operations	$—	$22
— from sales	—	—

Total distributions on cash basis	$—	$22

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Oak Hill (Sponsored by Orion Residential, LLC)
2007

Gross revenue	$1,329,051
Interest income
Less:
Operating expenses	511,918
Interest expense	512,790
Property and asset management fees	55,115
General and administrative	64,363
Commissions	—
Depreciation and amortization	464,873

Net Income — GAAP basis	$(280,008)

Taxable income
— from operations	$(293,588)
— from gain on sale	—
Cash generated from operations	1,329,386
Cash generated from sales	—
Cash generated from financing/refinancing	23,140,000
Cash from capital contributions	11,900,243

Total cash generated from operations, sales and refinancing	36,369,629
Less: Cash distributed to investors
— from operating cash flow	260,009
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	36,109,620

Special items (not including sales and refinancing)
Improvements to building	33,172,081
Increase in restricted reserves	1,596,212
Increase in intangibles and loan fees	1,276,524
Loan repayments	—

Subtotal	36,044,817

Cash generated (deficiency) after cash distributions and special items	$64,803

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(26)
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—
— from return of capital	23

Total distributions on GAAP basis	$23

Source (on cash basis)
— from operations	$23
— from sales	—

Total distributions on cash basis	$23

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

Deerfield (Sponsored by Orion Residential, LLC)
2007

Gross revenue	$1,993,818
Interest income	—
Less:
Operating expenses	507,080
Interest expense	1,126,021
Property and asset management fees	79,956
General and administrative	118,020
Commissions	—
Depreciation and amortization	786,754

Net Income — GAAP basis	$(624,013)

Taxable income
— from operations	$2,556,657
— from gain on sale	—

Cash generated from operations	520,070
Cash generated from sales	—
Cash generated from financing/refinancing	46,599,765
Cash from capital contributions	28,293,009

Total cash generated from operations, sales and refinancing	75,412,844
Less: Cash distributed to investors
— from operating cash flow	147,293
— from sales and refinancing	—
— from other	—

Cash generated (deficiency) after cash distributions	75,265,551

Special items (not including sales and refinancing)
Improvements to building	71,559,423
Increase in restricted reserves	1,465,869
Increase in intangibles and loan fees	2,073,391
Loan repayments	158,607

Subtotal	(75,257,290)

Cash generated (deficiency) after cash distributions and special items	$8,261

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(93)
— from recapture	—
Capital gain (loss)	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—
— from return of capital	5

Total distributions on GAAP basis	$5

Source (on cash basis)
— from operations	$5
— from sales	—

Total distributions on cash basis	$5

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	North Park (Sponsored by Orion Residential, LLC)
	2005	2006(2)

Gross revenue	$1,940,026	$1,501,449
Gain on sale of properties	—	5,155,242
Interest income	463	954
Less:
Operating expenses	470,741	798,988
Interest expense	531,634	315,137
Property and asset management fees	346,310	36,650
General and administrative	245,342	52,871
Commissions
Depreciation and amortization	536,298	153,148

Net Income — GAAP basis	$(189,836)	$5,300,851

Taxable income
— from operations	$(190,243)	$182,453
— from gain on sale	—	5,266,408
Cash generated from operations	579,083	66,036
Cash generated from sales	—	24,210,750
Cash generated from financing/refinancing	12,440,000	—
Cash from capital contributions	7,127,316	157,780

Total cash generated from operations, sales and refinancing	20,146,399	24,434,566
Less: Cash distributed to investors
— from operating cash flow	—	342,701
— from sales and refinancing	—	12,024,728
— from other	—	—

Cash generated (deficiency) after cash distributions	20,146,399	12,067,137

Special items (not including sales and refinancing)
Improvements to building	19,482,057	155,959
Increase in restricted reserves	441,937	(441,937)
Increase in intangibles and loan fees	106,838	—
Loan repayments	—	12,440,000

Subtotal	(20,030,832)	(12,154,022)

Cash generated (deficiency) after cash distributions and special items	$115,567	$(86,885)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(27)	$6,361
— from recapture	—	—
Capital gain (loss)	$—	$183,614
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$11,948
— from return of capital	—	419,243

Total distributions on GAAP basis	$—	$431,191

Source (on cash basis)
— from operations	$—	$11,948
— from sales	—	419,243

Total distributions on cash Basis	$—	$431,191

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on May 18, 2006. Amounts provided are for the partial year then ended.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Hermosa (Sponsored by Orion Residential, LLC)
	2005	2006	2007

Gross revenue	$177,808	$2,383,387	$2,498,617
Gain on sale of properties		—
Interest income	2,898	28,755	6,952
Less:
Operating expenses	2,647	1,148,360	1,314,676
Interest expense	39,396	1,091,457	1,060,934
Property and asset management fees	11,439	89,441	12,231
General and administrative	5,812	59,515	158,215
Commissions	—	—	—
Depreciation and amortization	31,874	1,002,649	1,052,556

Net Income — GAAP basis	$89,538	$(979,280)	$(1,093,043)

Taxable income
— from operations	$(86,640)	$(843,611)	$(1,163,540)
— from gain on sale	—	—	—
Cash generated from operations	201,015	842,225	24,924
Cash generated from sales	—	—	—
Cash generated from financing/refinancing	19,200,000	—	—
Cash from capital contributions	8,369,432	—	—

Total cash generated from operations, sales and refinancing	27,770,447	842,225	24,924
Less: Cash distributed to investors
— from operating cash flow	—	235,000	59,515
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	27,770,447	607,225	(34,591)

Special items (not including sales and refinancing)
Improvements to building	24,180,746	774,208	—
Increase in restricted reserves	3,383,209	(1,065,554)	4,450
Increase in intangibles and loan fees	75,075	1,010,053	—
Loan repayments	—	—	—

Subtotal	(27,639,030)	(718,707)	4,450

Cash generated (deficiency) after cash distributions and special items	$131,417	$(111,482)	$(30,041)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(10)	$(116)	$(185)
— from recapture	—	—	—
Capital gain (loss)	$—	$—	$—
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$32	$9
— from return of capital	—	—	—

Total distributions on GAAP basis	$—	$32	$9

Source (on cash basis)
— from operations	$—	$32	$9
— from sales	—	—	—

Total distributions on cash basis	$—	$32	$9

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)	This is calculated on the net equity balance at year end.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Woodland Park (Sponsored by Orion Residential, LLC)
	2005	2006(2)

Gross revenue	$1,486,459	$957,337
Gain on sale of properties	—	2,469,984
Interest income	1,970	2,723
Less:
Operating expenses	376,844	396,247
Interest expense	393,491	284,755
Property and asset management fees	43,949	34,560
General and administrative	442,258	354,647
Commissions	—	—
Depreciation and amortization	364,057	199,322

Net Income — GAAP basis	$(132,170)	$2,160,513

Taxable income
— from operations	$(134,019)	$(64,599)
— from gain on sale	—	2,567,088
Cash generated from operations	590,969	(469,231)
Cash generated from sales	—	15,444,855
Cash generated from financing/refinancing	9,300,000	—
Cash from capital contributions	4,324,814	505,261

Total cash generated from operations, sales and refinancing	14,215,783	15,480,885
Less: Cash distributed to investors
— from operating cash flow	—	253,306
— from sales and refinancing	—	6,580,256
— from other	—	—

Cash generated (deficiency) after cash distributions	14,215,783	8,647,323

Special items (not including sales and refinancing)
Improvements to building	12,839,177	605,376
Increase in restricted reserves	1,246,473	(1,246,473)
Increase in intangibles and loan fees	85,921	(7,768)
Loan repayments	—	(9,300,000)

Subtotal	(14,171,571)	(8,666,671)

Cash generated (deficiency) after cash distributions and special items	$44,212	$(19,348)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(31)	$(2,598)
— from recapture	—	—
Capital gain (loss)	$—	$103,245
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$10,188
— from return of capital	—	264,650

Total distributions on GAAP basis	$—	$274,838

Source (on cash basis)
— from operations	$—	$10,188
— from sales	—	264,650

Total distributions on cash basis	$—	$274,838

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on June 15, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Stonegate (Sponsored by Orion Residential, LLC)
	2005	2006(2)

Gross revenue	$990,559	$1,132,664
Gain on sale of properties	—	2,386,665
Interest income	426	1,132
Less:
Operating expenses	221,963	583,978
Interest expense	219,513	255,142
Property and asset management fees	226,432	40,538
General and administrative	159,224	50,576
Commissions	—	—
Depreciation and amortization	243,090	187,136

Net Income — GAAP basis	$(79,237)	$2,403,091

Taxable income
— from operations	$(79,600)	$(99,491)
— from gain on sale	—	2,479,478
Cash generated from operations	$354,996	$12,419
Cash generated from sales	—	10,704,848
Cash generated from financing/refinancing	4,940,000	—
Cash from capital contributions	3,319,331	511,080

Total cash generated from operations, sales and refinancing	8,614,327	11,228,347
Less: Cash distributed to investors
— from operating cash flow	—	231,001
— from sales and refinancing	—	5,662,524

— from other
Cash generated (deficiency) after cash distributions	8,614,327	5,334,822

Special items (not including sales and refinancing)
Improvements to building	8,247,385	442,864
Increase in restricted reserves	313,818	(313,818)
Increase in intangibles and loan fees	53,369	(4,791)
Loan repayments	—	4,940,000

Subtotal	(8,614,572)	(5,073,837)

Cash generated (deficiency) after cash distributions and special items	$(245)	$260,985

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	$(24)	$(382)
— from recapture	—	—
Capital gain (loss)	$—	$9,509
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$886
— from return of capital	—	21,717

Total distributions on GAAP basis	$—	$22,603

Source (on cash basis)
— from operations	$—	$886
— from sales	—	21,717

Total distributions on cash basis	$—	$22,603

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on October 27, 2006.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Timberstone (Sponsored by Orion Residential, LLC)
	2004	2005	2006	2007(2)

Gross revenue	$311,281	$2,030,300	$2,140,016	$1,650,189
Interest income	383	39	324	979
Less:
Operating expenses	118,868	942,575	1,049,548	745,092
Interest expense	52,968	414,861	515,518	399,837
Property and asset management fees	5,523	32,864	34,884	32,340
General and administrative	19,694	165,771	183,809	154,181
Commissions	—	—	—	—
Depreciation and amortization	70,815	474,942	—	403,472

Net Income — GAAP basis	$43,796	$(674)	$356,581	$(83,754)

Taxable income
— from operations	43,800	(1,467)	(146,800)	(78,500)
— from gain on sale				329,380

	$43,800	$(1,467)	$(146,800)	$250,880

Cash generated from operations
Cash generated from sales
Cash generated from financing/refinancing	10,920,000	—	—	—
Cash from capital contributions	5,749,998	—	53,649	1,382,410

Total cash generated from operations, sales and refinancing	17,180,036	556,956	830,990	1,644,142
Less: Cash distributed to investors
— from operating cash flow	—	456,605	746,657	1,748,030
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	17,180,036	100,351	84,333	(103,888)

Special items (not including sales and refinancing)
Improvements to building	16,102,689	81,238	6,738	67,573
Increase in restricted reserves	335,797	74,511	87,431	(134,465)
Increase in intangibles and loan fees	548,377	9,703	—	—
Loan repayments	—	—	—	—

Subtotal	(16,986,863)	(165,452)	(94,169)	66,892

Cash generated (deficiency) after cash distributions and special items	$193,173	$(65,101)	$(9,836)	$(36,996)

Tax and Distribution Data Per $1,000 Invested(1)
Federal income tax results:
Ordinary income (loss)
— from operations	8	—	(26)	(14)
— from recapture			—	—
Capital gain (loss)	—	—	—	57
Cash distribution to investors
Source (on GAAP basis)
— from investment income	$—	$(79)	$(61)	$(34)
— from return of capital

Total distributions on GAAP basis	$—	$(79)	$(61)	$(34)

Source (on cash basis)
— from operations	$—	$(79)	$(61)	$(34)
— from sales	—	—	—	—

Total distributions on cash basis	$—	$(79)	$(61)	$(34)

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	0%

(1)	This is calculated on the net equity balance at year end.

(2)	The property was sold on October 5, 2007.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table IV sets forth the results of completed Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C and Orion Residential, LLC that have sold properties and completed operations during the five years ended December 31, 2007. All of the Prior Real Estate Programs presented in this Table IV have similar or identical investment objectives to Bluerock Enhanced Residential REIT, Inc.

	Bluerock Real
	Estate, L.L.C.
	Sponsored
	Program	Orion Residential, LLC Sponsored Programs
	Woodlands I			Woodland
	LLC	Timberstone	Stonegate	Park	North Park

Dollar amount raised	$4,311,100	5,534,000	3,038,792	3,928,657	6,588,261
Number of properties purchased	3	1	1	1	1
Date of closing of offering	3/9/2005	11/4/2004	3/1/2005	3/1/2005	3/1/2005
Date of first sale of property	5/15/2006	10/5/2007	10/27/2006	6/15/2006	5/18/2006
Date of final sale of property	5/15/2006	10/5/2007	10/27/2006	6/15/2006	5/18/2006
Tax and Distribution Data Per $1,000 Investment
Federal Income Tax Results:
Ordinary income (loss)
— from operations	$(408)	$(32)	$(406)	$(2,629)	$6,334
— from recapture	—	—	—	—	—
Capital Gain (loss)	656	57	9,509	103,245	183,614
Deferred Gain
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors
Source (on GAAP basis)
— Investment income	480	—	886	10,188	11,948
— Return of capital	1,000	(174)	21,717	264,650	419,243
Source (on cash basis)
— Sales	1,210	—	21,717	264,650	419,243
— Refinancing	—	—	—	—	—
— Operations	270	—	886	10,188	11,948
— Other	—	(174)	—	—	—
Receivable on Net Purchase Money Financing	—	—	—	—	—

TABLE V
(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table V sets forth summary information on the results of the sale or disposals of properties during the three years ended December 31, 2007 by Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and Orion Residential, LLC. All of the Prior Real Estate Programs have similar or identical investment objectives to Bluerock Enhanced Residential, REIT, Inc.

								Cost of Properties
								Including Closing and Soft Costs
	Selling Price, Net of Closing Costs and GAAP Adjustments								Total
					Purchase				Acquisition
			Cash		Money	Adjustments			Cost, Capital		Excess (Deficiency)
			Received	Mortgage	Mortgage	Resulting from		Original	Improvement		of Property Operating
	Date	Date of	Net of Closing	Balance	Taken Back	Application		Mortgage	Closing and		Cash Receipts Over
Property	Acquired	Sale	Costs	at Time of Sale	by Program	of GAAP	Total(1)	Financing	Soft Costs(2)	Total	Cash Expenditures

The Woodlands Office Park	4/14/2003	5/15/2006	$4,843,489	$14,435,424	$—	$—	$19,278,913	$12,961,344	$1,863,265	$14,824,609	$4,454,304
Timberstone	11/4/2004	10/5/2007	18,503,297	10,920,000	—	—	7,583,297	10,920,000	5,534,000	16,454,000	2,049,297
Stonegate	3/1/2005	10/27/2006	10,704,848	4,940,000	—	—	5,764,848	4,940,000	3,038,792	7,978,792	2,726,056
North Park	3/1/2005	5/18/2006	24,210,750	12,440,000	—	—	11,770,750	12,440,000	6,588,261	19,028,261	5,182,489
Woodland Park	3/1/2005	6/15/2006	15,444,855	9,300,000	—	—	6,144,855	9,300,000	3,928,657	13,228,657	2,216,198

(1)	None of these sales are being reported on the installment basis.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

EXHIBIT B

B-1

EXHIBIT C

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Bluerock Enhanced Residential REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 130,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 30,000,000 shares will be registered and authorized and reserved for distribution pursuant to the DRIP.

Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all 30,000,000 shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 30,000,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

Holders of record of Common Stock must participate with respect to 100% of their shares of Common Stock. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, dealer manager fee, accountable due diligence expenses, or the organization and offering expenses of the primary offering. All costs of administration of the DRIP will be paid by the Company.

Purchases and Price of Shares

Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want distributions reinvested. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

Optional Cash Purchases.  Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Certificates for any number of whole shares credited to your account may be issued in your name upon written request to the DRIP Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have to receive a certificate for such whole number of shares and arrange for the sale yourself. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

ENROLLMENT FORM

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:  Complete and return this form. Be sure to include your signature in order to indicate your participation in the DRIP. Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

I hereby appoint Bluerock Enhanced Residential REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Signature	Date

Signature of Joint Owner	Date

EXHIBIT D

Our board of directors has approved (but delayed the effectiveness of) the share repurchase plan below. The plan will not become effective until the earlier of (i) the completion or termination of this offering, which may last until          , 2010, and receipt of formal or informal relief from the issuer tender offer rules or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions and formal or informal relief from the issuer tender offer rules, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to implement the proposed repurchase plan or to amend its provisions without stockholder approval. We will notify you upon the effectiveness of the repurchase plan.

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

PROPOSED SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Bluerock Enhanced Residential REIT, Inc., a Maryland corporation (the “Company”), has adopted and elected, effective          , 2008, to implement a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s Common Stock (“Shares”) may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the significant conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares.  The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so, as described in Section 3 below. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or “qualifying disability,” the prices at which we will repurchase Shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the Shares from the Company for stockholders who have held their Shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the Shares from the Company for stockholders who have held their Shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the Shares from the Company for stockholders who have held their Shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the Shares from the Company for stockholders who have held their Shares for at least four years.

Notwithstanding the above, once the Company establishes an estimated value per share of the Common Stock, the repurchase price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. The Company expects to establish an estimated value per share beginning three years after the completion of the offering stage. The offering stage will be considered to be complete when the Company is no longer publicly offering equity securities, whether through this offering or follow-on public offerings, and has not done so for one year. This repurchase price will be reported to stockholders in the Company’s annual report and the three quarterly reports that the Company will publicly file with the SEC. (For purposes of this definition, the Company does not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership).

3. Funding and Operation of Repurchase Plan.  The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to 5% of the weighted-average number of Shares outstanding during the 12-month period immediately prior to the date of repurchase. The cash available for repurchase will be limited to the net proceeds from the sale of Shares under the Company’s distribution reinvestment plan plus, if the Company had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.

4. Stockholder Requirements.  Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Board will have the discretion to redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. The Company must receive the written notice within 90 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This discretionary waiver of the one-year holding period will not apply to a stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will have the discretion to repurchase Shares held by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 90 days after such stockholder’s qualifying disability. This discretionary waiver of the one-year holding period will not apply to a stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

Repurchase Request Withdrawal.  You may withdraw your repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan without the approval of the Company’s stockholders. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with 30 days’ advance notice and the Company will disclose the changes in the appropriate report filed with the Securities and Exchange Commission.

Miscellaneous.

Advisor Ineligible.  The Advisor to the Company, Bluerock Enhanced Residential Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

EXHIBIT “A”

SHARE REPURCHASE REQUEST

The undersigned stockholder of Bluerock Enhanced Residential REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

[          ]

Date:  Stockholder Signature:  Office Use Only

Date Request Received:

Dealer Prospectus Delivery Requirements

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Advised by Bluerock Enhanced Residential Advisor, LLC
680 Fifth Avenue, 16th Floor, New York, New York 10019
(877) 888-7348

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosure About Market Risk

Not applicable (per Item 305(e) of Regulation S-K) as the Company meets the definition of “Small Business Issuer” under Rule 405 promulgated under the Securities Act.

Item 31.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee		$50,500.50
FINRA filing fee		$75,500
Printing and postage		**
Legal fees and expenses		**
Accounting fees and expenses		**
Advertising		**
Blue Sky Expenses		**
Miscellaneous		**

Total	$	**

**	To be filed by amendment.

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

On August 15, 2008, the Company was capitalized with the issuance to Bluerock Enhanced Residential Advisor, LLC of 100 shares of our common stock for $1,000. These shares were purchased for investment and for the purpose of organizing the Company. The Company issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On August 15, 2008, the Company’s operating partnership was capitalized with the issuance to Bluerock Enhanced Residential Advisor, LLC of 22,727 units of limited partnership interest for $200,000. The units were purchased for investment. The Company’s operating partnership issued these units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

Subject to any applicable limitations set forth under Maryland law or below, (i) no director or officer of the Company shall be liable to the Company or its stockholders for money damages and (ii) the Company shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Company; (B) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (C) the Advisor or any of its affiliates.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Notwithstanding anything to the contrary contained in the paragraphs above, the Company shall not provide for indemnification of a director, the Advisor or any affiliate of an advisor (the “Indemnitee”) for any liability or loss suffered by any of them or hold such person harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company;

(ii) the Indemnitee was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

None.

Item 36.	Financial Statements and Exhibits

(a) Index to Financial Statements

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet as of August 15, 2008

(3) Notes to Consolidated Balance Sheet

(b) Exhibits:

Exhibit
Number		Exhibit

1	.1*	Form of Dealer Manager Agreement between Bluerock Enhanced Residential REIT, Inc. and Select Capital Corporation
1	.2*	Form of Participating Broker-Dealer Agreement
3.1		Form of Articles of Amendment and Restatement of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
3	.3*	Form of Agreement of Limited Partnership of Bluerock Enhanced Residential Holdings, L.P.
4	.1*	Specimen Share Certificate
5.1		Form of Opinion of Venable LLP
8.1		Form of Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10.1		Distribution Reinvestment Plan (included as Exhibit C to the Prospectus)
10.2		Proposed Share Repurchase Plan (included as Exhibit D to the Prospectus)
10	.3*	2008 Incentive Award Plan
10	.4*	Advisory Agreement between Bluerock Enhanced Residential REIT, Inc. and Bluerock Enhanced Residential Advisor, LLC
10	.5*	Form of Escrow Agreement
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 8.1)
23.3		Consent of Freedman & Goldberg
24.1		Power of Attorney (included on Signature Page)

*	To be filed by amendment.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in

Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of the Company.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired, and such property represents 10% or more of the Registrants assets as reflected on its most recent balance sheet, giving effect to all of the Registrants most recent acquisitions, and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

This Table VI sets forth summary information on properties acquired during the three years ended December 31, 2007 by Prior Real Estate Programs sponsored by Bluerock Real Estate, L.L.C. and Orion Residential, LLC. All of the Prior Real Estate Programs presented in this Table VI have similiar or identical investment objectives to Bluerock Enhanced Residential, REIT, Inc.

	Bluerock Real Estate, L.L.C. Sponsored Progams
			Landmark/
			Laumeier
	BR-North Park	Summit at	Office	Cummings Research Park			1355 First
	Towers, DST	Southpoint	Portfolio	Portfolio I	Portfolio II	Portfolio III	Avenue

Property Name	North Park Towers	Summit at Southpoint	Landmark Office Park	Cummings Research Park	Cummings Research Park	Cummings Research Park	1355 First Avenue
Location	Southfield, MI	Jacksonville, FL	St. Louis, MO	Huntsville, AL	Huntsville, AL	Huntsville, AL	New York, NY
Type	Apartments	Office	Office	Office	Office	Office	Condos
Number of units	326						45
Total sq. ft of units	468,670	259,587	182,955	516,583	672,328	513,014
Date(s) of purchase	12/9/2005	2/22/2006	5/14/2007	11/7/2007	11/7/2007	11/7/2007	6/29/2007
Mortgage Financing at date(s) of purchase	$15,000,000	$23,700,000	$18,500,000	$32,250,000	$40,900,000	$34,390,000	$19,000,000
Cash invested	$8,565,186	$11,164,124	$6,043,726	$19,459,310	$15,408,857	$16,129,498	$15,598,050
Acquisition cost:
Contract purchase price plus acquisition fee	$42,750,000	$30,606,409	$21,395,538	$50,067,280	$54,505,880	$49,480,000	$33,606,397
Other cash expenditures capitalized	1,690,386	4,257,715	3,148,188	1,642,030	1,802,977	1,039,498	991,653

Total acquisition cost	$44,440,386	$34,864,124	$24,543,726	$51,709,310	$56,308,857	$50,519,498	$34,598,050

TABLE VI
(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM — (Continued)

	Orion Residential, LLC Sponsored Programs
	Stonegate	Woodland Park	North Park	Hermosa	Killian Creek

Property name	Orion @ Stonegate	Orion @ Woodland Park	Orion @ North Park	Orion @ Hermosa Pointe	Orion @ Killian Creek
Location	Phoenix, AZ	Phoenix, AZ	Phoenix, AZ	Phoenix, AZ	Snellville, GA
Type	Apartments	Apartments	Apartments	Apartments	Apartments
Number of units	222	302	320	336	256
Total sq. ft of units	132,098	216,169	318,160	314,273	261,672
Date(s) of purchase	3/1/2005	3/1/2005	3/1/2005	12/12/2005	3/27/2006
Mortgage financing at date(s) of purchase	$4,940,000	$9,300,000	$12,440,000	$19,200,000	$21,000,000
Cash invested	$3,038,792	$3,928,657	$6,588,261	$8,267,033	$7,721,772
Acquisition cost:
Contract purchase price plus acquisition fee	$7,600,250	$11,867,500	$18,483,000	$23,785,500	$26,613,500
Other cash expenditures capitalized	378,542	1,361,157	545,261	3,681,533	2,108,272

Total acquisition cost	$7,978,792	$13,228,657	$19,028,261	$27,467,033	$28,721,772

	Orion Residential, LLC Sponsored Programs
	Gwinnett Pointe	Roswell Village	Deerfield Village	Oak Hill

Property name	Orion @ Gwinnett Pointe	Orion @ Roswell Village	Orion @ Deerfield Village	Orion @ Oak Hill
Location	Norcross, GA	Roswell, GA	Alpharetta, GA	Fort Worth, TX
Type	Apartments	Apartments	Apartments	Apartments
Number of units	382	668	554	360
Total sq. ft of units	381,553	747,822	557,926	342,663
Date(s) of purchase	6/20/2006	11/17/2006	8/24/2007	8/24/2007
Mortgage financing at date(s) of purchase	$22,000,000	$54,200,000	$46,599,764	$23,140,000
Cash invested	$9,022,000	$20,041,276	$28,293,009	$11,900,243
Acquisition cost:
Contract purchase price plus acquisition fee	$29,744,500	$72,586,250	$72,577,296	$33,264,596
Other cash expenditures capitalized	1,277,500	1,655,026	2,315,477	1,775,648

Total acquisition cost	$31,022,000	$74,241,276	$74,892,773	$35,040,243

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of August, 2008.

BLUEROCK ENHANCED RESIDENTIAL REIT, INC.

By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar,
Chief Executive Officer

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints R. Ramin Kamfar as his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Ramin Kamfar	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 22, 2008

/s/ Jerold E. Novack	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 22, 2008

/s/ James G. Babb, III	President, Chief Investment Officer and Director	August 22, 2008

EXHIBIT LIST

Exhibit
Number		Exhibit

1	.1*	Form of Dealer Manager Agreement between Bluerock Enhanced Residential REIT, Inc. and Select Capital Corporation
1	.2*	Form of Participating Broker-Dealer Agreement
3.1		Form of Articles of Amendment and Restatement of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
3	.3*	Form of Agreement of Limited Partnership of Bluerock Enhanced Residential Holdings, L.P.
4	.1*	Specimen Share Certificate
5.1		Form of Opinion of Venable LLP
8.1		Form of Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10.1		Distribution Reinvestment Plan (included as Exhibit C to the Prospectus)
10.2		Proposed Share Repurchase Plan (included as Exhibit D to the Prospectus)
10	.3*	2008 Incentive Award Plan
10	.4*	Advisory Agreement between Bluerock Enhanced Residential REIT, Inc. and Bluerock Enhanced Residential Advisor, LLC
10	.5*	Form of Escrow Agreement
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 8.1)
23.3		Consent of Freedman & Goldberg
24.1		Power of Attorney (included on Signature Page)

*	To be filed by amendment.